Registration No. 333-_________
-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    --------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                         NATIONAL PENN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

     Pennsylvania                       6021                   23-2215075
   (State or other              (Primary Standard          (I.R.S. Employer
   jurisdiction of                  Industrial             Identification No.)
   incorporation or             Classification No.)
     organization)

                        Reading and Philadelphia Avenues
                               Boyertown, PA 19512
                                 (610) 367-6001
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                              Lawrence T. Jilk, Jr.
                                    Chairman
                        Reading and Philadelphia Avenues
                               Boyertown, PA 19512
                                 (610) 367-6001
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -------------

                                   Copies to:

  H. Anderson Ellsworth                            William G. Lawlor
  Jay W. Waldman                                   Martha E. Morse
  Ellsworth, Wiles, Carlton & Waldman, P.C.        Dechert Price & Rhoads
  1105 Berkshire Blvd., Suite 320                  4000 Bell Atlantic Tower
  Wyomissing, PA  19610                            1717 Arch Street
  (610) 374-1135                                   Philadelphia, PA  19103-2793
                                                   (215) 994-4000

         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement and upon consummation of the merger of Elverson National Bank with and into a subsidiary of the Registrant.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________________

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                                              Proposed           Proposed
                                            Amount            maximum            maximum                   Amount of
         Title of each class of             to be             offering price     aggregate                 registration
         securities to be registered        registered(1)     per unit(1)        offering price(2)          fee (2)
Common Stock, without par value             4,200,000         $19.50             $81,898,435               $24,160.04
(and associated stock purchase rights)(3)
===============================================================================

(1) Based on the maximum number of shares of the Registrant's common stock that may be issued in connection with the proposed merger (the "Merger") of Elverson National Bank ("Elverson") with and into a subsidiary of the Registrant. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the agreement relating to the Merger.

(2) Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457(f) (1), based on the average of the bid and asked price per share of common stock of Elverson on October 12, 1998 of $31, and based on 2,597,995 shares of Elverson common stock to be exchanged in the Merger and unexercised options to purchase 43,890 shares of Elverson common stock. Pursuant to Rule 457(b), the required fee is reduced by the $17,436.44 filing fee paid at the time of filing preliminary proxy materials in connection with this transaction on September 25, 1998.

(3) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.
-------------------------------------------------------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

===============================================================================

                         NATIONAL PENN BANCSHARES, INC.
                        Philadelphia and Reading Avenues
                               Boyertown, PA 19512

                                                              __________, 1998
Dear Shareholder:

         You are cordially invited to attend a special meeting of the shareholders of National Penn Bancshares, Inc. ("NPB") which will be held at NPB's main office, located at Reading and Philadelphia Avenues, Boyertown, Pennsylvania, at _____________, local time, on __________________________, 1998.

         At the meeting, shareholders will be asked to approve and adopt an Amended Agreement and Plan of Merger providing for the merger of Elverson National Bank with and into National Penn Bank, NPB's national bank subsidiary. Your Board of Directors believes combining these two entities with $2 billion in assets presents an excellent opportunity to expand market share and provide greater resources to the benefit of both organizations.

         The proposed merger is described in the accompanying Joint Proxy Statement/Prospectus and its Annexes. Please read all of these materials carefully.

         NPB'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF NPB AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE MEETING.

         Because of the significance of these matters to NPB, your participation in the meeting, in person or by proxy, is especially important. We hope you will be able to attend the meeting. However, whether or not you anticipate attending in person, we urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the meeting. If you plan to attend in person, please also return the enclosed attendance card.

         Thank you very much for your continued interest and support. We look forward to seeing you at the meeting.

                                                           Sincerely,



                                                           LAWRENCE T. JILK, JR.
                                                           Chairman & CEO



                                                           WAYNE R. WEIDNER
                                                           President

                             ELVERSON NATIONAL BANK
                               83 WEST MAIN STREET
                          ELVERSON, PENNSYLVANIA 19520

__________________, 1998

Dear Shareholder:

     We invite you to attend a Special Meeting (the "Meeting") of Shareholders of Elverson National Bank ("Elverson"), to be held at the Holiday Inn, Morgantown, Pennsylvania _____ on ________, __________ __, 1998 at ______, local time.

     At the Meeting, shareholders will be asked to consider and vote upon the Amended Agreement and Plan of Merger dated as of July 21, 1998 (the "Merger Agreement") among Elverson, National Penn Bancshares, Inc. ("NPB") and National Penn Bank ("NP Bank"), a national bank subsidiary of NPB, as well as the merger (the "Merger") of Elverson with and into NP Bank as contemplated therein. NPB and NP Bank are headquartered in Boyertown, Pennsylvania. NP Bank operates offices throughout Chester, Berks and Lancaster Counties, Pennsylvania.

     In connection with the Merger and as more fully described in the accompanying Proxy Statement, each share of Elverson common stock, par value $1.25 per share (the "Elverson Common Stock"), issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive 1.46875 shares of NPB common stock for each share of Elverson Common Stock (subject to possible increase under certain circumstances).

     Your attention is directed to the attached Proxy Statement/Prospectus which contains a more complete description of the terms of the Merger and provides detailed financial, business and other information concerning Elverson, NPB and NP Bank.

     ELVERSON'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF ELVERSON AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE MEETING.

     It is very important that your shares be represented at the Meeting, whether or not you plan to attend in person. The affirmative vote of the holders of two-thirds of all outstanding shares of Elverson Common Stock is required to approve the Merger and the Merger Agreement. WE URGE YOU TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING. On behalf of the Board of Directors, we thank you for your support and urge you to vote "FOR" approval of the Merger and the Merger Agreement.

                                                             Sincerely,


                                                             Joseph A. Rigg
                                                             Chairman




                                                             Glenn E. Moyer
                                                             President and Chief
                                                             Executive Officer

                         NATIONAL PENN BANCSHARES, INC.
                        Philadelphia and Reading Avenues
                               Boyertown, PA 19512

                                     NOTICE
                                       OF
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON ___________, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (including any adjournment or postponement, the "NPB Meeting") of National Penn Bancshares Inc. ("NPB") will be held on ____________________, 1998, at __:__
a.m./p.m., local time, at NPB's main office, Reading and Philadelphia Avenues, Boyertown, Pennsylvania, for the following purposes:

         (1) to consider and act upon the Amended Agreement and Plan of Merger dated as of July 21, 1998 (the "Merger Agreement"), among NPB, National Penn Bank, NPB's national bank subsidiary ("NP Bank"), and Elverson National Bank ("Elverson"), which provides, among other things, for the merger of Elverson with and into NP Bank, and the conversion of each share of common stock of Elverson outstanding immediately prior to the Merger (other than any dissenting shares under the National Bank Act) into the right to receive a number of shares of common stock of NPB determined in the manner set forth in the Merger Agreement plus cash in lieu of any fractional share; and

         (2) to consider such other matters as may properly be presented at the NPB Meeting.

         Shareholders of record at the close of business on ___________, 1998, shall be entitled to notice of, and to vote at, the NPB Meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS


Boyertown, Pennsylvania                       SANDRA L. SPAYD
____________________, 1998                    Secretary

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE NPB MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             ELVERSON NATIONAL BANK
                               83 West Main Street
                          Elverson, Pennsylvania 19520
                                 (610) 286-8200

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON ___________, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Meeting") of Elverson National Bank ("Elverson") will be held at the Holiday Inn, Morgantown, Pennsylvania _____ on ______, ________, 1998 at _______, local time. A Proxy Card and a Proxy Statement/Prospectus for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

     1. Approval of the Amended Agreement and Plan of Merger dated as of July 21, 1998 (the "Merger Agreement") among Elverson, National Penn Bancshares, Inc. ("NPB"), and National Penn Bank ("NP Bank"), a national bank subsidiary of NPB, as well as the merger (the "Merger") of Elverson with and into NP Bank as contemplated therein. Pursuant to the Merger Agreement and as more fully described in the accompanying Proxy Statement/Prospectus, each outstanding share of Elverson common stock, par value $1.25 per share (the "Elverson Common Stock"), will be converted into and become a right to receive 1.46875 shares of NPB common stock for each share of Elverson Common Stock (subject to possible increase under certain circumstances).

     2. Such other matters as may properly come before the Meeting or any adjournment thereof.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Only shareholders of record at the close of business on ____________, 1998, shall be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

     Elverson shareholders are entitled to dissent from the Merger and receive cash for their shares of Elverson Common Stock rather than NPB Common Stock. Elverson shareholders may dissent by following the procedures and requirements set forth in Section 215a(b)-(d) of the National Bank Act, a copy of which is attached as Annex D to the Proxy Statement/Prospectus.

     You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the Meeting.

                                                           BY ORDER OF THE
                                                           BOARD OF DIRECTORS


                                                           John A. Koury, Jr.
                                                           Secretary

Elverson, Pennsylvania
______________, 1998

     IMPORTANT: PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE ELVERSON THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

            NATIONAL PENN BANCSHARES, INC. AND ELVERSON NATIONAL BANK
                              JOINT PROXY STATEMENT

                       -----------------------------------

                         NATIONAL PENN BANCSHARES, INC.

                                   PROSPECTUS
                      ------------------------------------

         This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to shareholders of Elverson National Bank ("Elverson") and to shareholders of National Penn Bancshares, Inc. ("NPB"), in connection with the solicitation of proxies by the respective Boards of Directors of Elverson and NPB for use at the special meeting of shareholders of Elverson (including any adjournments or postponements thereof, the "Elverson Meeting") and the special meeting of shareholders of NPB (including any adjournments or postponements thereof, the "NPB Meeting" and, together with the Elverson Meeting, the "Meetings") to be held on ____________________, 1998.

         This Proxy Statement/Prospectus is also being furnished by NPB to shareholders of Elverson as a prospectus with respect to the shares of common stock, without par value, of NPB (together with the NPB Rights (as hereinafter defined) attached thereto, the "NPB Common Stock") to be issued upon the merger (the "Merger") of Elverson with and into National Penn Bank, NPB's national bank subsidiary ("NP Bank"), pursuant to an Amended Agreement and Plan of Merger dated as of July 21, 1998 (the "Merger Agreement"), among NPB, NP Bank and Elverson.

         Upon consummation of the Merger, each outstanding share of common stock, $1.25 par value, of Elverson (the "Elverson Common Stock"), other than any dissenting shares under the National Bank Act, will be converted into and become the right to receive 1.46875 shares of NPB Common Stock (subject to possible increase under certain circumstances, the "Exchange Ratio") (see "The Merger--Termination; Possible Exchange Ratio Increase"), with cash being paid in lieu of any fractional share interest.

         On July 21, 1998, the last business day prior to public announcement of the execution of the Merger Agreement, the last sale price of NPB Common Stock, as reported on the National Market tier of The Nasdaq Stock Market, was $26.60 per share (as adjusted for the NPB Stock Split (as hereinafter defined)). On , 1998, the last sale price of NPB Common Stock, as so reported, was $ per share.

         This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Elverson and NPB on or about __________, 1998.

                      ------------------------------------

THE SHARES OF NPB COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF NPB COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                      -------------------------------------

         The date of this Proxy Statement/Prospectus is ___________, 1998.

         No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Elverson or NPB. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor the distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Elverson or NPB since the date hereof or that the information herein is correct as of any time subsequent to its date.

         All information concerning NPB and its subsidiaries contained herein or incorporated herein has been furnished by NPB, and all information concerning Elverson and its subsidiaries contained herein has been furnished by Elverson.

                                TABLE OF CONTENTS

                                                                            PAGE

AVAILABLE INFORMATION                                                          6

INCORPORATION OF DOCUMENTS BY REFERENCE                                        6

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS                     7

SUMMARY                                                                        8

         The Companies                                                         8
                  Elverson National Bank                                       8
                  National Penn Bancshares, Inc.                               8
                  National Penn Bank                                           8
         The Meetings                                                          9
                  Dates, Places and Times                                      9
                  Matters to be Considered at the Meetings                     9
                  Record Dates; Shares Outstanding; Quorums                    9
                  Votes Required; Voting Agreements and Other Agreements      10
                  Recommendations of Boards of Directors                      10
         The Merger                                                           11
                  Terms of the Merger                                         11
                  Opinions of Financial Advisors                              11
                  Accounting Treatment                                        12
                  Federal Income Tax Consequences                             12
                  Conditions to the Merger; Regulatory Approvals              12
                  Termination                                                 12
                  Management and Operations After the Merger                  12
                  Interest of Certain Persons in the Merger                   13
                  Comparison of Shareholders' Rights                          13
                  Appraisal Rights of Dissenting Shareholders                 14
         Market Price and Dividend Information                                14
         Selected Historical Financial Data                                   17
                  NPB                                                         17
                  Elverson                                                    19
         Unaudited Pro Forma Combined Selected Financial Data                 20
         Comparative Per Share Data                                           21

THE MEETINGS                                                                  22

         Dates, Places and Times                                              22
         Matters to be Considered at the Meetings                             22
         Record Dates; Shares Outstanding; Quorums                            22
         Votes Required; Voting Agreements                                    22
         Voting of Proxies                                                    23
         Effect of Abstentions and Broker Non-Votes                           24
         Revocability of Proxies                                              25
         Solicitation of Proxies                                              25

THE MERGER                                                                    26

         Background of the Merger                                             26
         Reasons for the Merger; Recommendations of the
               Boards of Directors                                            27
         Terms of the Merger                                                  29
         Opinions of Financial Advisors                                       31
         Effective Date                                                       36
         Representations and Warranties                                       36
         Conduct of Business Pending the Merger                               37
         Dividends                                                            38
         Conditions to the Merger                                             38
         Amendment; Waiver                                                    39
         Termination; Possible Exchange Ratio Increase                        39
         Termination Fees                                                     40
         Expenses                                                             41
         No Solicitation of Other Transactions                                41
         Nasdaq Listing                                                       41
         Exchange of Elverson Stock Certificates                              41
         Regulatory Approvals                                                 42
         Management and Operations after the Merger                           43
         Employee Benefits and Severance                                      43
         Interests of Certain Persons in the Merger                           45
         Accounting Treatment                                                 47
         Certain Federal Income Tax Consequences                              48
         Resale of NPB Common Stock                                           49
         Appraisal Rights of Dissenting Shareholders                          49

CERTAIN REGULATORY CONSIDERATIONS                                             51

INFORMATION WITH RESPECT TO NPB AND NP BANK                                   54

DESCRIPTION OF NPB CAPITAL SECURITIES                                         55

         Common Stock                                                         55
         Preferred Stock                                                      56
         Shareholder Rights Plan                                              56
         Anti-Takeover Charter and Law Provisions                             56

COMPARISON OF SHAREHOLDERS' RIGHTS                                            58

         Directors                                                            58
                  Nomination                                                  58
                  Election                                                    58
                  Cumulative Voting                                           59
                  Qualification                                               59
                  Removal                                                     59
                  Vacancies                                                   59
                  Limited Liability                                           60
                  Indemnification                                             60
         Shareholder Meetings                                                 60
                  Call                                                        60
                  Notice                                                      60
                  Quorum                                                      61
         Required Shareholder Vote                                            61
                  General                                                     61
                  Fundamental Changes                                         61
                  Amendment of Articles of Incorporation                      61
         Amendment of Bylaws                                                  62
         Inspection Rights                                                    62
         Shareholder Rights Plan                                              62
         Anti-Takeover Provisions                                             62
         Dissenters Rights                                                    63

         Pre-Emptive Rights                                                   64
         Dividends                                                            64
         Voluntary Dissolution                                                65

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION                  66

         Unaudited Pro Forma Combined Condensed Balance
               Sheet as of June 30, 1998                                      67
         Unaudited Pro Forma Combined Condensed Income
               Statements for the Six-Months Ended June 30,
               1998 and 1997, and the Years Ended December 31,
               1997, 1996, and 1995                                           68

ELVERSON:  SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA                    73

ELVERSON:  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS                                        73

ELVERSON:  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS AS OF OR FOR SIX MONTHS
    ENDED JUNE 30, 1998 AND 1997                                              88

INFORMATION WITH RESPECT TO ELVERSON                                          91

         Business                                                             91
         Legal Proceedings                                                    91
         Security Ownership of Certain Beneficial Owners and Management       92

EXPERTS                                                                       93

LEGAL MATTERS                                                                 93

OTHER MATTERS                                                                 93

SHAREHOLDER PROPOSALS                                                         93

INDEX TO ELVERSON'S FINANCIAL STATEMENTS                                     F-0

ANNEXES

A.  Amended Agreement and Plan of Merger                                   II-1
B.  Opinion of Berwind Financial, L.P.                                     II-39
C.  Opinion of LSC Financial Services, Inc.                                II-41
D.  Dissenting Shareholders' Rights Under 12 United States
    Code Section 215a(b)-(d)                                               II-43
E.  OCC Banking Circular on Stock Appraisals (BC-259)                      II-44

                              AVAILABLE INFORMATION

         NPB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates, and from the web site that the Commission maintains at http://www.sec.gov.

         NPB has filed with the Commission a Registration Statement on Form S-4 (including all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the NPB Common Stock issuable pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO NPB WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST DIRECTED TO THE SECRETARY, NATIONAL PENN BANCSHARES, INC., READING AND PHILADELPHIA AVENUES, BOYERTOWN, PENNSYLVANIA 19512. IN ORDER TO INSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE MEETING, REQUESTS SHOULD BE SENT IN TIME TO BE RECEIVED BY ________________, 1998.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following  documents  filed by NPB with the Commission  pursuant to
the   Exchange  Act  are  hereby   incorporated   by  reference  in  this  Proxy
Statement/Prospectus:

         1. NPB's  Annual  Report on Form 10-K for the year ended  December  31,
1997.

         2. NPB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         3. NPB's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as amended by Form 10-Q/A No. 1 dated October 9, 1998.

         4. NPB's Report on Form 8-K dated July 21, 1998.

         In addition, all documents filed by NPB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the consummation of the Merger shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This Proxy Statement/Prospectus (including information set forth or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of NPB and Elverson, including (i) statements relating to revenues and cost savings estimated to result from the Merger, and (ii) statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. See "Summary", "Unaudited Pro Forma Combined Financial
Information", "The Merger--Background of the Merger", and "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors". These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (a) expected cost savings from the Merger may not be fully realized or realized within the expected time frame; (b) revenues following the Merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the businesses of NPB and Elverson may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in Pennsylvania, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which NPB is engaged and (h) changes may occur in the securities markets.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and in the documents incorporated herein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Annexes hereto. A copy of the Merger Agreement (including exhibits thereto) is set forth in Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference; reference is made thereto for a complete description of the terms of the Merger. Shareholders of Elverson and NPB are urged to read carefully this entire Proxy Statement/Prospectus, including the Annexes hereto.

         All ratios and share data relating to NPB and all share price information relating to the Merger Agreement have been adjusted to reflect NPB's 5-for-4 stock split effected on July 31, 1998 (the "NPB Stock Split").

The Companies

         Elverson National Bank

         Elverson is a banking corporation organized on August 16, 1915 under the national banking laws and headquartered in the Borough of Elverson, Pennsylvania. Elverson engages in commercial banking authorized by the National Bank Act (as amended, the "NBA"), offering a full range of personal and corporate services, including deposit accounts (such as checking, NOW, money market savings and certificates of deposit) and loan accounts (such as commercial, installment and student loans and fixed and adjustable rate residential mortgages).

         As  of  December  31,  1997,   Elverson  had  assets  of  $274,838,000.
Elverson's principal executive office is located at 83 West Main Street, Elverson, Pennsylvania 19520-9403, and the telephone number at such address is
(610) 286-8200. Elverson engages in general commercial and retail banking business through its nine banking offices in Chester, Berks and Lancaster Counties, Pennsylvania.

         National Penn Bancshares, Inc.

         National Penn Bancshares, Inc. ("NPB") is a Pennsylvania business corporation and bank holding company headquartered at Reading and Philadelphia Avenues, Boyertown, Pennsylvania 19512. NPB owns all of the outstanding capital stock of National Penn Bank, formerly named National Bank of Boyertown, and
Investors Trust Company. NPB also has two other wholly-owned non-bank subsidiaries engaged in activities closely related to the business of banking and has, indirectly through one of such subsidiaries, equity investments in two other banks. In 1998, NPB formed a new wholly-owned non-bank subsidiary, a de novo full service securities brokerage firm for which regulatory approvals are pending.

         The principal executive offices of NPB are located at Reading and Philadelphia Avenues, Boyertown, Pennsylvania 19512, and its telephone number is
(610) 367-6001.

         For  further  information  concerning  NPB  and its  subsidiaries,  see
"Available   Information,"   "Incorporation  of  Documents  by  Reference,"  and
"Description of NPB Capital Securities."

         National Penn Bank

         National Penn Bank ("NP Bank") is a national bank chartered under the National Bank Act. Prior to August 1, 1993, NP Bank's name was National Bank of Boyertown. On that date, the bank's name was changed to National Penn Bank. NP Bank also operates through Chestnut Hill National Bank ("CHNB Division"), lst Main Line Bank ("lst MLB Division"), and National Asian Bank ("NAB Division"), each a banking division of NP Bank. The CHNB Division was established in December 1993 after the Company's acquisition of Chestnut Hill National Bank; the 1st MLB Division was started in April 1995; and the NAB Division was established in June 1998.

         At June 30, 1998, NP Bank conducted operations through 52 full-service branches and 3 loan production offices, of which 2 branches and 1 loan production office constitute the CHNB Division, 4 branches constitute the 1st MLB Division, and one branch constitutes the NAB Division. In May 1998, NP Bank's wholly-owned subsidiary, Link Financial Services, Inc., was authorized by the Office of the Comptroller of the Currency and the Pennsylvania Department of Insurance to engage in business as a life insurance agency.

         NP Bank is engaged in the commercial and retail banking business. NP Bank provides checking and savings accounts, time deposits, personal, business, residential mortgage, educational loans, interbank credit cards, and safe deposit and night depository facilities. NP Bank offers certain non-deposit (non-FDIC insured) investment products through unaffiliated third-party vendors.

The Meetings

         Dates, Places and Times

         Elverson.   The  special  meeting  of  shareholders  of  Elverson  (the
"Elverson Meeting") will be held at the Holiday Inn, located at Morgantown, Pennsylvania, at ______________, local time, on _________, 1998.

         NPB. The special meeting of shareholders of NPB (the "NPB Meeting") will be held at NPB's Main Office, located at Reading and Philadelphia Avenues, Boyertown, Pennsylvania, at ______________, local time, on _________, 1998.

         Matters to be Considered at the Meetings

         Elverson. At the Elverson Meeting, holders of Elverson Common Stock will consider and vote upon a proposal to approve the Amended Agreement and Plan of Merger dated as of July 21, 1998 (the "Merger Agreement"), among Elverson, NPB and NP Bank, providing for the merger (the "Merger") of Elverson with and into NP Bank on the terms and conditions set forth therein. Shareholders will also consider and vote upon such other business, if any, as may properly come before the Elverson Meeting or any adjournment thereof. See "The Meetings--Matters to be Considered at the Meetings."

         NPB. At the NPB Meeting, holders of NPB Common Stock will consider and vote upon a proposal to approve the Merger Agreement. Shareholders will also consider and vote upon such other business, if any, as may properly come before the NPB Meeting or any adjournment thereof. See "The Meetings--Matters to be Considered at the Meetings."

         Record Dates; Shares Outstanding; Quorum

         Elverson. Only holders of record of shares of Elverson Common Stock at the close of business on __________, 1998 (the "Elverson Record Date"), will be entitled to notice of, and to vote at, the Elverson Meeting. As of the Elverson Record Date, there were __________ shares of Elverson Common Stock outstanding and entitled to be voted at the Elverson Meeting, held by approximately __________ shareholders of record. The presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the Elverson Meeting will constitute a quorum at the Elverson Meeting. See "The Meetings--Record Dates; Shares Outstanding; Quorums."

         NPB. Only holders of record of shares of NPB Common Stock at the close of business on __________, 1998 (the "NPB Record Date"), will be entitled to notice of, and to vote at, the NPB Meeting. As of the NPB Record Date, there were __________ shares of NPB Common Stock outstanding and entitled to be voted at the NPB Meeting, held by approximately __________ shareholders of record. The presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the NPB Meeting will constitute a quorum at the NPB Meeting. See "The Meetings--Record Dates; Shares Outstanding; Quorums."

         Votes Required; Voting Agreements and Other Agreements

         Elverson. The approval of the Merger Agreement will require the affirmative vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of Elverson Common Stock entitled to vote thereon at the Elverson Meeting. Each holder of shares of Elverson Common Stock outstanding on the Elverson Record Date will be entitled to one vote for each share held of record.

         The directors of Elverson have agreed with NPB to vote all shares of Elverson Common Stock for which they have sole voting power on the Elverson Record Date in favor of approval of the Merger Agreement. On the Elverson Record Date, directors of Elverson had sole voting power over approximately 537,153 shares of Elverson Common Stock, or approximately 20.7% of the shares of Elverson Common Stock outstanding on the Elverson Record Date.

     Management of Elverson is not aware of any person or entity beneficially owning 5% or more of the outstanding shares of Elverson Common Stock, as of
September 2, 1998, except for (i) 179,097 shares of Elverson Common Stock (approximately 6.89% of Elverson's outstanding shares) held by Robert E. Rigg, an Elverson director, (ii) 247,906 shares of Elverson Common Stock (approximately 9.54% of Elverson's outstanding shares) held by Boyd C. Davis, Jr., an Elverson director, and (iii) approximately 176,527 shares of Elverson Common Stock (approximately 6.79% of Elverson's outstanding shares) held by The Jacobs Family Limited Partnership.

         All shares of Elverson Common Stock held under the Elverson National Bank Employee Stock Ownership Plan (the "ESOP") will be voted by the ESOP trustee, Bank of Lancaster County, N.A., in accordance with the directions of the participants to whose accounts such shares are allocated. Any unallocated shares of Elverson Common Stock held under the ESOP or allocated shares as to which no direction is received will be voted in proportion to the allocated shares for which direction is received. All shares of Elverson Common Stock held under the Elverson National Bank 401(k) Profit Sharing Plan (the "401(k) Plan") will be voted as determined by the 401(k) Plan trustee, Bank of Lancaster County, N.A.

         See "The Meetings--Votes Required; Voting Agreements."

         NPB. The approval of the Merger Agreement will require the affirmative vote of a majority of the votes cast, in person or by proxy, by all shareholders entitled to vote thereon at the NPB Meeting. Each holder of shares of NPB Common Stock outstanding on the NPB Record Date will be entitled to one vote for each share held of record.

         The directors of NPB have agreed to vote all shares of NPB Common Stock for which they have sole voting power on the NPB Record Date in favor of approval of the Merger Agreement. On the NPB Record Date, directors of NPB had sole voting power over approximately 437,672 shares of NPB Common Stock, or approximately 3.3% of the shares of NPB Common Stock outstanding on the NPB Record Date.

         Management of NPB is not aware of any person or entity owning 5% or more of the outstanding shares of NPB Common Stock, except for (i) 1,812,194 shares of NPB Common Stock (approximately 13.7% of NPB's outstanding shares) held by James K. Overstreet or persons or entities affiliated with him, and (ii) 812,353 shares of NPB Common Stock (approximately 6.17% of NPB's outstanding shares) held of record by Investors Trust Company ("ITC"), a wholly-owned subsidiary of NPB, as trustee or executor on behalf of various trusts and estates.

         See "The Meetings--Votes Required; Voting Agreements."

         Recommendations of Boards of Directors

         Elverson. The Board of Directors of Elverson believes that the terms of the Merger are fair and in the best interests of the shareholders of Elverson and has unanimously approved the Merger Agreement. The Board of Directors of Elverson unanimously recommends that the shareholders of Elverson approve the Merger Agreement.

         NPB. The Board of Directors of NPB believes that the terms of the Merger are fair and in the best interests of the shareholders of NPB and has unanimously approved the Merger Agreement. The Board of Directors of NPB unanimously recommends that the shareholders of NPB approve the Merger Agreement.

The Merger

         Terms of the Merger

         On the Effective Date of the Merger, as defined below, each outstanding share of Elverson Common Stock (other than any dissenting shares) will be automatically converted into, and become a right to receive, 1.46875 shares of NPB Common Stock (the "Exchange Ratio"), provided that the NPB Market Value (as hereinafter defined) is greater than or equal to $24.30. If the NPB Market Value is less than $24.30, the Exchange Ratio will be adjusted in certain circumstances and the Exchange Ratio may be adjusted at NPB's discretion in other circumstances as follows: (a) if the NPB Market Value is less than $24.30 but either (i) the NPB Market Value is greater than or equal to $21.60 or (ii) the NPB Market Value Quotient (as hereinafter defined) is not less than the Index Group Standard (as hereinafter defined) by 5% or more, each outstanding share of Elverson Common Stock (other than any dissenting shares or any treasury shares) will be converted into, and become a right to receive, 1.5 shares of NPB Common Stock; and (b) if (i) the NPB Market Value is less than $21.60, (ii) the NPB Market Value Quotient is less than the Index Group Standard by 5% or more, and (iii) Elverson has properly elected to terminate the Merger Agreement (see "The Merger--Termination; Possible Exchange Ratio Increase"), NPB will have the option to increase the Exchange Ratio to 1.5625 and thereby nullify Elverson's election to terminate the Merger Agreement.

         As further described herein under "The Merger--Terms of the Merger," for purposes of the adjustment described above and the right of Elverson to terminate the Merger Agreement as described above, (a) the "NPB Market Value" will be calculated by averaging the closing sale price of a share of NPB Common Stock over a period of 20 trading days ending on the trading day that is 31 days prior to the Elverson Meeting, (b) the "NPB Market Value Quotient" will be the quotient obtained by dividing the NPB Market Value by $27.00, and (c) the "Index Group Standard" will be the quotient obtained by dividing the average of the closing sale prices of a group of bank and thrift holding companies (on any date, the "Index Price") over the same 20 trading day period used to calculate NPB Market Value by the Index Price on July 20, 1998.

         The number of shares of NPB Common Stock issuable in exchange for outstanding shares of Elverson Common Stock will be further adjusted to prevent dilution in the event of additional stock splits, reclassifications or other similar events.

          NPB will in all events pay cash to Elverson shareholders in lieu of issuing fractional shares of NPB Common Stock.

         In connection with the Merger, all outstanding options to purchase Elverson Common Stock issued under Elverson's stock option plans generally will be converted on the Effective Date into options to acquire shares of NPB Common Stock. On and after the Effective Date, each such option shall represent the right to acquire that number of shares of NPB Common Stock equal to (a) the number of shares of Elverson Common Stock covered by such option multiplied by
(b) the Exchange Ratio (as it may be adjusted). The exercise price per share of each such option shall be (a) its stated exercise price per share divided by (b) the Exchange Ratio (as it may be adjusted).

         The Effective Date will be the date on which all conditions to the Merger have been fulfilled or waived or as soon as practicable thereafter. ENB and NPB currently anticipate that the Effective Date will occur in early 1999.

         Opinions of Financial Advisors

         Elverson. Berwind Financial, L.P. ("Berwind") has delivered its written opinion, dated _______________, 1998, to the Board of Directors of Elverson that, as of the date of such opinion, and subject to the assumptions and considerations set forth therein, the financial terms of the Merger are fair to Elverson shareholders from a financial point of view. A copy of Berwind's opinion is attached to this Proxy Statement/Prospectus as Annex B. The opinion should be read in its entirety with respect to the assumptions made and other matters considered by Berwind in delivering such opinion. See "The Merger--Opinions of Financial Advisors."

         NPB. LSC Financial Services, Inc. ("LSC") has delivered its written opinion, dated _______________, 1998, to the Board of Directors of NPB that, as of the date of such opinion, and subject to the assumptions and considerations set forth therein, the Exchange Ratio is fair to NPB shareholders from a financial point of view. A copy of LSC's opinion is attached to this Proxy Statement/Prospectus as Annex C. The opinion should be read in its entirety with respect to the assumptions made and other matters considered by LSC in delivering such opinion. See "The Merger--Opinions of Financial Advisors."

         Accounting Treatment

         The  Merger is  intended  to  qualify  as a pooling  of  interests  for
accounting  and  financial  reporting  purposes.  See  "The   Merger--Accounting
Treatment."

         Federal Income Tax Consequences

         The obligation of each of NPB and Elverson to consummate the Merger is conditioned upon the receipt of an opinion from its respective special counsel or independent certified public accountants substantially to the effect that the Merger will be treated, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by the holders of Elverson Common Stock in connection with the Merger, except to the extent of any cash received in lieu of a fractional share of NPB Common Stock. See "The Merger--Certain Federal Income Tax Consequences."

         Conditions to the Merger; Regulatory Approvals

         The obligations of NPB and Elverson to complete the Merger are subject to various conditions that are usual and customary in transactions similar to the Merger, including, among other things, obtaining regulatory approval (which has been obtained), obtaining approvals of both the shareholders of Elverson and the shareholders of NPB, and obtaining opinions that the Merger will qualify as a tax-free reorganization for federal income tax purposes and as a pooling of interests for financial accounting purposes. There is no assurance that all conditions to the Merger will be satisfied. See "The Merger--Regulatory Approvals" and "The Merger--Conditions to the Merger."

         Termination

         The Merger Agreement may be terminated at any time prior to the Effective Date by mutual consent of NPB and Elverson or by either party if (i) the other party, in any material respect, breaches any representation, warranty, covenant or other obligation contained in the Merger Agreement and such breach has not been cured within 30 days from the date written notice of such breach was given to the party committing the breach, (ii) the closing of the Merger shall not have occurred on or before February 28, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe any agreements required to be performed by such party on or before the closing, (iii) if any regulatory authority whose approval or consent is required for the consummation of the Merger issues a definitive written denial of such approval or consent and the time periods for appeals or requests for reconsideration have expired; or (iv) shareholders of Elverson or NPB do not approve the Merger Agreement at their respective Meetings.

         In addition, Elverson may terminate the Merger Agreement at any time during the ten-day period following the Determination Date (which, under the Merger Agreement, will be the trading day that is 31 days prior to the Elverson Meeting), if both (a) the NPB Market Value is less than $21.60 and (b) the NPB Market Value Quotient is less than the Index Group Standard by 5% or more, subject to NPB's right to nullify such termination of the Merger Agreement by increasing the Exchange Ratio to 1.5625. Elverson may also terminate the Merger Agreement at any time during the ten-day period following the Determination Date, if the NPB Market Value is less than $20.25.

         Elverson may terminate the Merger Agreement if NPB or any of its subsidiaries enters into an agreement with a third party concerning any merger of NPB with or into such third party or the acquisition of all of NPB's assets, or if any person or entity acquires 19.9% or more of the outstanding shares of NPB Common Stock. Finally, Elverson may terminate the Merger Agreement following receipt of an Acquisition Proposal (see "The Merger--No Solicitation of Other Transactions"), but only if the Elverson Board of Directors has concluded in good faith after consultation with its legal and financial advisors that such Acquisition Proposal, if consummated pursuant to its terms, would result in an alternative transaction more favorable to Elverson's shareholders than the Merger, in which case Elverson would owe an immediately payable $5,000,000 termination fee to NPB. See "The Merger--Termination Fees".

         Management and Operations After the Merger

         NP Bank, as the surviving bank in the Merger (the "Surviving Bank"), will establish a separate banking division called "Elverson National Bank, A Division of National Penn Bank" (the "Elverson Division") and the "Elverson Division Board of Directors" (the "Elverson Division Board") to advise the Surviving Bank from time to time regarding sales, marketing and expansion of the Elverson Division. NPB has agreed to operate the Elverson Division and maintain the Elverson Division Board in existence for at least five years after the Effective Date, except in certain circumstances set forth in the Merger Agreement.

         The directors and executive officers of NP Bank prior to the Merger will continue, in their respective capacities, as directors and executive officers of the Surviving Bank. In addition, two persons (each an "Elverson Nominee") proposed by Elverson's Board of Directors and approved by NPB will be elected as directors of the Surviving Bank. NPB and NP Bank have agreed to take all steps necessary to ensure that each Elverson Nominee (or any successor selected by the Elverson Division Board and approved by NPB) is re-elected to the Surviving Bank's Board of Directors for each of the five years following the Effective Date, if he is in office as a director of the Surviving Bank on the annual election dates. The selection of the Elverson Nominees has not been finalized pursuant to the Merger Agreement. Glenn E. Moyer, President and CEO of ENB and a member of the ENB Board, will become President of the Elverson Division and President of the Berks County and Montgomery County regions of NP Bank. Mr. Moyer will also become an Executive Vice President of NP Bank, with additional corporate responsibilities.

         Upon completion of the Merger and subject to all applicable legal requirements, NPB has agreed that its Board of Directors will appoint two persons (each an "Elverson NPB Nominee") proposed by Elverson's Board of Directors and approved by NPB to serve as directors of NPB effective as of the Effective Date for terms expiring in April 2000, and April 2001, respectively. NPB has also agreed to cause each Elverson NPB Nominee (or any successor selected by the Elverson Division Board and approved by NPB) to be re-nominated for at least one additional three-year term thereafter. The selection of the Elverson NPB Nominees has not been finalized pursuant to the Merger Agreement.

         Interest of Certain Persons in the Merger

         Certain directors and officers of Elverson have interests in the Merger in addition to any interests they may have as shareholders of Elverson generally. These include NPB's agreement to indemnify Elverson's officers and directors against all losses, claims and damages arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Date and to provide insurance covering Elverson's officers and directors for a period of six years from the Effective Date. In addition, as provided in the Elverson 1996 Stock Incentive Plan, as of the date of the Merger Agreement certain outstanding options to acquire ENB Common Stock held by the officers became 100 percent vested. All outstanding options to acquire ENB Common Stock will be converted into options to purchase NPB Common Stock. Further, all benefits accrued under the Elverson retirement plans will become 100 percent vested as of the Effective Date and benefits accrued under the Elverson deferred compensation arrangement will become immediately distributable. See "The Merger--Interests of Certain Persons in the Merger." Following the Merger, two persons selected by the Board of Directors of ENB and approved by NPB will be appointed as directors of NPB and two persons selected by the Board of Directors of ENB and approved by NPB will be appointed as directors of the Surviving Bank. Additionally, the Surviving Bank will undertake to create a separate banking division which will have a board of directors composed primarily of the present Elverson Board of Directors and whose primary purpose will be to advise the Surviving Bank from time to time regarding sales, marketing and expansion of the separate banking division. Mr. Moyer will become the President of the Elverson Division and of the Berks County and Montgomery County regions and an Executive Vice President of NP Bank, with additional corporate responsibilities. Mr. Moyer's change of control agreement with ENB provides that if his employment is terminated due to a change of control, he will receive a payment equal to his salary for the preceding twelve month period. See "The Merger--Terms of the Merger," "The Merger--Management and Operations After the Merger" and "The Merger--Interests of Certain Persons in the Merger."

         Comparison of Shareholders' Rights

         NPB is a Pennsylvania corporation subject to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"); Elverson is a national banking association governed by the National Bank Act (the "NBA"). Upon completion of the Merger, shareholders of Elverson will become shareholders of NPB, and their rights as such will be governed by the BCL and by NPB's articles of incorporation and bylaws. The rights of shareholders of NPB are different in certain respects from the rights of shareholders of Elverson. The most significant of these differences include the following: (i) NPB has in effect a shareholder rights plan, pursuant to which holders of NPB Common Stock are entitled under certain circumstances relating to an attempt to acquire control of NPB to acquire shares of NPB Common Stock or stock of a potential acquiror at a substantially reduced price (Elverson has not adopted a similar shareholder rights plan); (ii) certain provisions of NPB's articles of incorporation are designed to deter a non-negotiated attempt to obtain control of NPB and certain provisions of the BCL are similarly intended for Pennsylvania corporations generally; and (iii) provisions of Elverson's articles of association grant its shareholders pre-emptive rights to purchase shares of Elverson Common Stock (NPB shareholders have no pre-emptive rights). See "Comparison of Shareholders' Rights."

         Appraisal Rights of Dissenting Shareholders

         As required by the NBA, any Elverson shareholder who has voted against the Merger Agreement at the Elverson Meeting, or has given notice to Elverson in writing at or prior to the Elverson Meeting that such shareholder dissents from the Merger, shall be entitled to receive the "value" of the shares held by that shareholder at the time the Merger Agreement is approved by the Office of the Comptroller of the Currency (the "OCC"), upon written request made to NPB at any time within 30 days following the Effective Date, accompanied by the surrender of such shareholder's Elverson stock certificates. The relevant portions of the statutory dissenters procedures are attached to this Proxy Statement/Prospectus as Annex D. Elverson shareholders electing to exercise their dissenters rights under the National Bank Act may not vote for the Merger Agreement. If an Elverson shareholder returns a signed proxy but does not specify a vote against the Merger Agreement or does not give a direction to abstain, the proxy will be voted for the Merger Agreement, which will have the effect of waiving that shareholder's dissenters rights. Failure to take any of the steps required by the National Bank Act on a timely basis may result in the loss of the shareholder's dissenters rights. See "The Merger--Appraisal Rights of Dissenting Shareholders."

         Shareholders of NPB do not have any statutory dissenters rights.

Market Price and Dividend Information

         Elverson Common Stock is not listed on the Nasdaq Stock Market's National Market or SmallCap Market or any stock exchange, and Elverson is not subject to the reporting requirements of the Exchange Act. Elverson believes the trading market for Elverson Common Stock is thin. The following table set forth below represents the high and low bid quotations obtained from F. J. Morrissey & Company, a brokerage firm, based upon monthly reports generated by F. J. Morrissey & Company. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual sales transactions. The following table also includes the dividends paid per share for such periods by Elverson, after giving retroactive effect to a 5% stock dividend paid on April 10, 1998 and a 2-for-1 stock split paid on May 16, 1997.

                                                                                      Cash Dividend
                                                         High Bid     Low Bid           Per Share
1996
           First quarter............................   $   18.29     $  17.93             $  .038
           Second quarter............................      19.00        18.53                .038
           Third quarter.............................      19.48        19.00                .038
           Fourth quarter............................      19.59        19.48                .038
1997
           First quarter.............................      19.95        19.71                .043
           Second quarter............................      21.38        20.43                .043
           Third quarter.............................      21.85        21.38                .043
           Fourth quarter............................      22.33        21.85                .090
1998
           First quarter.............................      22.56        22.56                .060
           Second quarter............................      23.50        22.50                .060
           Third quarter ............................      33.25        30.00                .060
           Fourth quarter (through __, 1998).........       ____         ____                ____

See "The Merger-Dividends"

         The ask and bid quotations obtained from F.J. Morrissey & Company for July 21, 1998, the last full trading day prior to announcement of the execution of the Merger Agreement, were $26.50 and $24.50, respectively. Information for high and low prices for Elverson Common Stock does not exist for July 21, 1998. The last trade by F.J. Morrissey & Company prior to the announcement of the execution of the Merger Agreement occurred on July 16, 1998, and was for $25.75. F.J. Morrissey & Company did not perform any Elverson Common Stock trades on July 21, 1998.

         The shares of NPB Common Stock are traded on the National Market tier of the Nasdaq Stock Market. The following table sets forth the high and low closing sale prices for shares of NPB Common Stock for the periods indicated below and the cash dividends paid per share for such periods by NPB, after giving retroactive effect to a 5-for-4 stock split paid on July 31, 1998 and a 4-for-3 stock split paid on July 31, 1997.

                                                                                            Cash Dividend
                                                             High              Low            Per Share
              1996
              First quarter.............................    $14.71            $13.57              $.14
              Second quarter............................     15.71             13.71               .14
              Third quarter.............................     15.90             15.00               .14
              Fourth quarter............................     16.50             15.30               .14

              1997
              First quarter.............................     17.25             15.67               .14
              Second quarter............................     20.25             16.35               .17
              Third quarter.............................     27.50             19.95               .17
              Fourth quarter............................     27.00             24.80               .17

              1998
              First quarter.............................     29.60             23.80               .17
              Second quarter............................     28.85             26.40               .18
              Third quarter ............................     27.20             20.88               .19
              Fourth quarter (through __, 1998).........     _____             _____               .19

         On July 21, 1998, the reported high and low sales prices and the last sale price of NPB Common Stock on the Nasdaq National Market were as follows:

                          July 21, 1998
                          High               Low               Last Sale Price
                          -----------------  ---------------   -----------------

         NPB                $      26.80       $    26.60        $    26.60


         On _______, 1998, the last full trading day prior to the date of this Proxy Statement/Prospectus, the reported high and low bid quotations and the last sale price of Elverson Common Stock as reported by F. J. Morrissey & Company and the reported high and low sales prices and the last sale price of NPB Common Stock on the Nasdaq National Market were as follows:

                          _____________, 1998
                          High               Low                 Last Sale Price
                          ----------------   ----------------    ---------------
     Elverson.............$    ____          $    ____           $    ____
     NPB..................$    ____          $    ____           $    ____

     Shareholders are urged to obtain current market quotations for shares of Elverson Common Stock and NPB Common Stock.

Selected Historical Financial Data

         The following tables set forth certain selected unaudited historical financial information for NPB and Elverson for six months ended June 30, 1998 and 1997, and for each of the five years in the period ended December 31, 1997. This data is derived from and should be read in conjunction with the consolidated financial statements of NPB and Elverson, including the notes thereto, and the management's discussion and analysis of financial condition and results of operations of each NPB and Elverson incorporated by reference and included in this Proxy Statement/Prospectus, respectively.

           NPB

                                            As of and for the Six
                                            Months Ended June 30,           As of and for the Years Ended December 31,
                                               1998        1997        1997        1996       1995        1994         1993
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
STATEMENTS OF CONDITION                                                (Dollars in thousands, except per share data)
Total assets                               $1,699,705  $1,431,491  $1,534,378  $1,358,013  $1,251,378  $1,137,174  $  933,736
Total deposits                              1,129,611   1,069,510   1,115,600     980,808     914,890     864,640     748,229
Loans and leases, net                       1,141,132   1,071,793   1,097,662   1,028,334     918,699     811,302     719,856
Total investments (1)                         426,610     249,715     321,760     236,814     240,902     238,102     144,488
Total shareholders'equity                     123,513     117,925     123,188     114,721     106,615      84,871      82,222

EARNINGS
Total interest income                      $   63,889  $   57,031  $  119,027  $  106,558  $   99,020  $   84,259  $   71,272
Total interest expense                         31,910      25,320      54,620      46,018      43,836      28,848      23,839
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net interest income                          31,979      31,711      64,407      60,540      55,184      55,411      47,433
Provision for loan and lease losses             2,400       2,400       4,575       3,900       3,200       3,200       5,145
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net interest income after provision
     for loan and lease losses                 29,579      29,311      59,832      56,640      51,984      52,211      42,288
Other income                                    7,702       5,929      12,082       9,088       7,608       5,409       4,931
Other expenses                                 24,409      22,292      46,147      41,258      37,542      36,914      28,629
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Income before income taxes                   12,872      12,948      25,767      24,470      22,050      20,706      18,590
Income taxes                                    3,044       4,029       7,151       7,548       6,668       6,057       5,782
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Income before cumulative effect of
    change in accounting for income taxes       9,828       8,919      18,616      16,922      15,382      14,649      12,808
Cumulative effect of change
  in accounting for income taxes (2)               --          --          --          --          --          --         500
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net income                               $    9,828  $    8,919  $   18,616  $   16,922  $   15,382  $   14,649  $   13,308
                                           ==========  ==========  ==========  ==========  ==========  ==========  ==========

  Return on average assets (3)                   1.23%       1.30%       1.31%       1.31%       1.30%       1.41%       1.60%
  Return on average shareholders'
     equity (3)                                  16.0%       15.4%       15.9%       15.6%       16.3%       17.3%       17.4%
  Percent shareholders' equity to assets         7.27%       8.24%       8.03%       8.45%       8.52%       7.46%       8.81%

  PER SHARE DATA
  Book value per share                          $9.37       $8.82       $9.29       $8.60       $8.02       $6.44       $6.21
  Basic earnings (4)                             0.74        0.67        1.40        1.27        1.16        1.10        1.01
  Diluted earnings (4)                           0.73        0.66        1.37        1.25        1.14        1.08        0.99
  Dividends paid in cash                         0.34        0.28        0.62        0.53        0.47        0.40        0.34
  Dividends paid in stock                         ---         ---     4-for-3           5%          5%          5%          7%
                                                                  stock split
-----------------------------------------------------------------------------------------------------------------------------

(1) Effective January 1, 1994, NPB adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The adoption of such standard had no effect on NPB's financial position or results of operations. Includes investment securities held for trading purposes of $20,388,000 as of June 30, 1998. There are no investment securities held for trading purposes prior to June 30, 1998.

(2) Effective January 1, 1993, NPB adopted SFAS No. 109, "Accounting for Income Taxes." As a result of adopting SFAS 109, NPB recognized a cumulative benefit in 1993 of $500,000, or $.04 in both basic and diluted earnings per share.

(3) Interim ratios have been annualized for purposes of comparability with year-end data.


                                       17

(4) Effective January 1, 1997, NPB adopted SFAS No. 128, "Earnings Per Share," which eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Net income per share calculations for prior periods have been restated to reflect the adoption of SFAS No. 128. Basic net income per share is based upon the respective weighted average number of shares of NPB Common Stock outstanding, as follows: 13,199,215 (June 30, 1998); 13,358,435 (June 30, 1997); 13,339,318
(December 31, 1997);  13,349,418  (December 31, 1996);  13,282,685 (December 31,
1995);  13,260,403  (December  31, 1994) and  13,216,043  (December  31,  1993).
Diluted net income per share in all years presented gives effect to the dilution resulting from stock options granted by NPB or acquired companies. Per share amounts in all years have been adjusted to reflect retroactively prior stock dividends and splits. NPB declared a 5-for-4 stock split payable on July 31, 1998. All weighted average shares and per share data have been retroactively restated.

     Elverson

                                             As of and for the Six
                                              Months Ended June 30,           As of and for the Years Ended December 31,
                                                1998        1997        1997         1996        1995        1994        1993
                                             ---------   ---------   ---------    ---------   ---------   ---------   ----------
 STATEMENTS OF CONDITION                                         (Dollars in thousands, except per share data)
 Total assets                                $ 301,814   $ 259,268   $ 274,838    $ 246,553   $ 222,510   $ 197,247   $ 176,093
 Total deposits                                263,649     219,100     237,923      210,168     191,994     168,308     151,920
 Loans receivables, net                        190,081     193,073     194,939      183,770     160,536     147,742     127,295
 Total investments (1)                          70,215      39,814      49,704       41,751      39,915      30,734      30,253
 Total shareholders'equity                      27,401      24,181      25,740       22,798      20,282      18,126      15,557

 EARNINGS
 Total interest income                       $  10,943   $   9,908   $  20,477    $  18,113   $  16,426   $  13,240   $  12,466
 Total interest expense                          4,696       4,170       8,627        7,896       7,574       4,988       4,773
                                             ---------   ---------   ---------    ---------   ---------   ---------   ---------
   Net interest income                           6,247       5,738      11,850       10,217       8,852       8,252       7,693
 Provision for loan losses                         330         518         988          600         700         330         616
                                             ---------   ---------   ---------    ---------   ---------   ---------   ---------
   Net interest income after provision
      for loan losses                            5,917       5,220      10,862        9,617       8,152       7,922       7,077
 Other income                                      760         681       1,532        1,065         870       1,528       1,354
 Other expenses                                  4,525       4,096       8,270        7,332       6,789       6,190       5,354
                                             ---------   ---------   ---------    ---------   ---------   ---------   ---------
   Income before income taxes                    2,152       1,805       4,124        3,350       2,233       3,260       3,077
 Income taxes (2)                                  547         516       1,193          983         611         906         739
                                             ---------   ---------   ---------    ---------   ---------   ---------   ---------

   Net income                                $   1,605   $   1,289   $   2,931    $   2,367   $   1,622   $   2,354   $   2,338
                                             =========   =========   =========    =========   =========   =========   =========

 Return on average assets (3)                     1.15%       1.05%       1.14%        1.02%       0.75%       1.27%       1.39%
 Return on average shareholders' equity (3)       12.2%       11.1%       12.1%        11.0%        8.4%       13.8%      16.20%
 Percent shareholders' equity to assets           9.08%       9.33%       9.37%        9.25%       9.12%       9.19%       8.83%
Cash Dividend Payout Ratio                       19.35%      18.00%      19.30%       16.13%      21.54%      11.58%      10.31%

 PER SHARE DATA
 Book value per share                        $   10.55   $    9.40   $    9.96    $    8.90   $    8.01   $    7.26   $    6.39
 Basic earnings (4)                               0.62        0.50        1.14         0.93        0.65        0.95        0.97
 Diluted earnings (4)                             0.62        0.50        1.14         0.93        0.65        0.95        0.97
 Dividends paid in cash                           0.12        0.09        0.22         0.15        0.14        0.11        0.10
 Dividends paid in stock                             5%         --          (5)          10%         10%         10%         (6)

(1) Effective January 1, 1994, Elverson adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The adoption of such standard had no effect on Elverson's financial position or results of operations. There are no investment securities held for trading purposes.

(2) Effective January 1, 1993, Elverson adopted SFAS No. 109, "Accounting for Income Taxes." The cumulative effect of adopting SFAS 109 was not material.

(3) Interim ratios have been annualized for purposes of comparability with year-end data.

(4)  Effective  January 1, 1997,  Elverson  adopted SFAS No. 128,  "Earnings Per
Share," which eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Net income per share calculations for prior periods have been restated to reflect the adoption of SFAS No. 128. Basic net income per share is based upon the respective weighted average number of shares of Elverson Common Stock outstanding, as follows: 2,591,956 (June 30, 1998); 2,563,920 (June 30, 1997);
2,570,642  (December  31,  1997);   2,543,915  (December  31,  1996);  2,510,907
(December 31, 1995);  2,467,595  (December 31, 1994) and 2,425,065 (December 31,
1993). Diluted net income per share in all years presented gives effect to the dilution resulting from stock options granted by Elverson. The effect of stock options on diluted earnings per share for Elverson is immaterial and results in the same amount reported as basic earnings per share for all periods presented. Per share amounts in all years have been adjusted to reflect retroactively prior stock dividends and splits. All weighted average shares and per share data have been retroactively restated.

(5)      2-for-1 stock split.

(6)      10-for-1 stock split.

          Unaudited Pro Forma Combined Selected Financial Data

          The following table sets forth unaudited pro forma selected financial data for Elverson and NPB which gives effect to the Merger, accounted for as a pooling of interests, as if it had been consummated as of the beginning of each period presented. The pro forma selected data is not necessarily indicative of the results that would have been achieved had the transaction been consummated on such date and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the Unaudited Pro Forma Condensed Financial Information appearing elsewhere in this Proxy Statement/Prospectus, including the assumed Exchange Ratio of 1.46875 shares of NPB Common Stock for each share of Elverson Common Stock. The Exchange Ratio is subject to possible adjustment. See "The Merger--Terms of the Merger." The information presented should be read in conjunction with such pro forma financial statements, and the notes thereto, and the historical financial statements, including the notes thereto of Elverson and NPB appearing elsewhere in or incorporated by reference in this Proxy/Statement Prospectus.

                                                                For the Six Months
                                                                   Ended June 30,            For the Years Ended December 31,
                                                                 1998          1997          1997          1996          1995
                                                            ------------  ------------   -----------   -----------   ------------
                                                                         (Dollars in thousands, except per share data)
EARNINGS
Total interest income                                        $    74,832   $    66,939   $   139,504   $   124,671   $   115,446
Total interest expense                                            36,606        29,490        63,247        53,914        51,410
                                                             -----------   -----------   -----------   -----------   -----------
  Net interest income                                             38,226        37,449        76,257        70,757        64,036
Provision for loan and lease losses                                2,730         2,918         5,563         4,500         3,900
                                                             -----------   -----------   -----------   -----------   -----------
  Net interest income after provision
     for loan and lease losses                                    35,496        34,531        70,694        66,257        60,136
Other income                                                       8,462         6,610        13,614        10,153         8,478
Other expenses                                                    28,934        26,388        54,417        48,590        44,331
                                                             -----------   -----------   -----------   -----------   -----------
  Income before income taxes                                      15,024        14,753        29,891        27,820        24,283
Income taxes                                                       3,591         4,545         8,344         8,531         7,279
                                                             -----------   -----------   -----------   -----------   -----------

  Net income                                                 $    11,433   $    10,208   $    21,547   $    19,289   $    17,004
                                                             ===========   ===========   ===========   ===========   ===========

PER SHARE DATA
Basic earnings                                               $      0.67   $      0.60   $      1.26   $      1.13   $      1.00
Diluted earnings                                             $      0.66   $      0.59   $      1.24   $      1.12   $      0.99

 Average shares outstanding - basic                           17,006,150    17,124,193    17,114,948    17,085,793    16,970,580
 Average shares outstanding - diluted                         17,344,631    17,338,242    17,407,059    17,223,337    17,208,353


                                                               June 30,
OTHER DATA                                                       1998
                                                             -----------
Total assets                                                 $ 2,001,519
Total deposits                                                 1,393,260
Total loans - net                                              1,331,213
Long-term borrowings                                             250,610
Total shareholders' equity                                       150,914

Comparative Per Share Data

         The following table sets forth certain unaudited historical pro forma per share data for NPB Common Stock and historical and equivalent pro forma per share data for Elverson Common Stock. The information presented should be read in conjunction with such pro forma financial statements, and the notes thereto, and the historical financial statements, including the notes thereto of Elverson and NPB appearing elsewhere in or incorporated by reference in this
Proxy/Statement Prospectus. The Exchange Ratio is subject to possible adjustment. See "The Merger--Terms of the Merger." Such pro forma data is not necessarily indicative of results that would have been achieved had the Merger been consummated on such date.

                                             For the Six Months         For the
                                             Ended June 30,             Year Ended December 31,
                                             ----------------------     ----------------------------------
                                                1998         1997         1997         1996         1995
                                             ---------     --------     --------     --------     --------
Cash Dividends Per Common Share:
  NPB actual                                  $   0.34     $   0.28     $   0.62     $   0.53     $   0.47
  Elverson actual                                 0.12         0.09         0.22         0.15         0.14
  Elverson pro forma equivalent (1)               0.50         0.41         0.91         0.78         0.69

Net Income Per Common Share - Basic:
  NPB actual                                      0.74         0.67         1.40         1.27         1.16
  Elverson actual                                 0.62         0.50         1.14         0.93         0.65
  NPB and Elverson pro forma (2)                  0.67         0.60         1.26         1.13         1.00
  Elverson pro forma equivalent (3)               0.98         0.88         1.85         1.66         1.47

Net Income Per Common Share - Diluted:
  NPB actual                                      0.73         0.66         1.37         1.25         1.14
  Elverson actual                                 0.62         0.50         1.14         0.93         0.65
  NPB and Elverson pro forma (2)                  0.66         0.59         1.24         1.12         0.99
  Elverson pro forma equivalent (3)               0.97         0.87         1.82         1.65         1.45

                                              As of
                                              June 30, 1998
                                              -------------
Book Value Per Common Share:
  NPB actual                                  $   9.37
  Elverson actual                                10.55
  NPB and Elverson pro forma (4)                  8.88
  Elverson pro forma equivalent (5)              13.04

 (1) Represents the dividends declared on NPB Common Stock during the respective periods multiplied by the Exchange Ratio (1.46875)
 (2) Represents net income per share of NPB Common Stock on a pro forma basis. Such amounts, for purposes of determining basic net income per share of NPB Common Stock, have been determined by dividing pro forma net income by the sum of (i) the weighted average number of shares of NPB Common Stock outstanding during each period retroactively adjusted for stock dividends and splits and (ii) shares of NPB Common Stock assumed to be issued pursuant to the Merger. Such amounts for purposes of determining diluted net income per common share have been determined by dividing pro forma net income by the sum of (i) the weighted average number of shares of NPB Common Stock and stock options outstanding during each period retroactively adjusted for stock dividends and splits and (ii) shares of NPB Common Stock and the NPB Options assumed to be issued pursuant to the Merger.
(3) Represents the amount computed pursuant to Note 2 above multiplied by the Exchange Ratio (1.46875).
(4) Represents the pro forma combined net book value of NPB and Elverson attributable to shares of NPB Common Stock, divided by the sum of (i) the number of shares of NPB Common Stock outstanding during each period retroactively adjusted for stock dividends and splits and (ii) shares of NPB Common Stock assumed to be issued pursuant to the Merger.
(5) Represents the amount computed pursuant to Note 4 above multiplied by the Exchange Ratio (1.46875).

                                  THE MEETINGS

Dates, Places, and Times

         Elverson. This Proxy Statement/Prospectus is being furnished to holders of Elverson Common Stock in connection with the solicitation of proxies by the Board of Directors of Elverson to be used at the special meeting of shareholders of Elverson (the "Elverson Meeting") to be held at the Holiday Inn, Morgantown, Pennsylvania, at __________, local time, on __________, 1998.

         NPB. This Proxy Statement/Prospectus is being furnished to holders of NPB Common Stock in connection with the solicitation of proxies by the Board of Directors of NPB to be used at the special meeting of shareholders of NPB (the "NPB Meeting") to be held at NPB's Main Office located at Reading and Philadelphia Avenues, Boyertown, Pennsylvania, at ___________, local time, on __________, 1998.

Matters to be Considered at the Meetings

         Elverson. At the Elverson Meeting, shareholders of Elverson will consider and vote upon a proposal to approve the Amended Agreement and Plan of Merger dated as of July 21, 1998 (the "Merger Agreement"), among Elverson, NPB, and NP Bank, providing for the merger (the "Merger") of Elverson with and into NP Bank on the terms and conditions set forth therein. Shareholders will also consider and vote upon such other business, if any, as may properly come before the Elverson Meeting or any adjournment thereof.

         The  Board  of  Directors  of  Elverson  unanimously   recommends  that
shareholders of Elverson vote FOR approval of the Merger Agreement.

         NPB. At the NPB Meeting, shareholders of NPB will consider and vote upon a proposal to approve the Merger Agreement. Shareholders will also consider and vote upon such other business, if any, as may properly come before the NPB Meeting or any adjournment thereof.

         The Board of Directors of NPB unanimously recommends that shareholders of NPB vote FOR approval of the Merger Agreement.

Record Dates; Shares Outstanding; Quorums

         Elverson. Only shareholders of record of Elverson Common Stock at the close of business on _________, 1998 (the "Elverson Record Date") will be entitled to notice of, and to vote at, the Elverson Meeting. On _________, 1998, Elverson had outstanding ________ shares of Elverson Common Stock. There is no other class of Elverson stock issued or outstanding. Each share of Elverson Common Stock entitles the holder to one vote. The presence at the Elverson Meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the Elverson Meeting will constitute a quorum.

         NPB. Only shareholders of record of NPB Common Stock at the close of business on _________, 1998 (the "NPB Record Date") will be entitled to notice of, and to vote at, the NPB Meeting. On _________, 1998, NPB had outstanding _____ shares of NPB Common Stock. There is no other class of NPB stock issued or outstanding. Each share of NPB Common Stock entitles the holder to one vote. The presence at the NPB Meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the NPB Meeting will constitute a quorum.

Votes Required; Voting Agreements

         Elverson. The approval of the Merger Agreement will require the affirmative vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of Elverson Common Stock entitled to vote thereon at the Elverson Meeting. The affirmative vote of a majority of the shares present, in person or by proxy, at the Elverson Meeting, even if a quorum is not present, will be required to adjourn the Elverson Meeting.

         The directors of Elverson have agreed with NPB to vote all shares of Elverson Common Stock for which they have sole voting power on the Elverson Record Date in favor of approval of the Merger Agreement. As of the Elverson Record Date, directors of Elverson had sole voting power over approximately 537,153 shares of Elverson Common Stock, or approximately 20.7% of the shares of Elverson Common Stock outstanding on the Elverson Record Date.

         Management   of   Elverson  is  not  aware  of  any  person  or  entity
beneficially owning 5% or more of the outstanding shares of Elverson Common Stock, as of September 2, 1998, except for (i) 179,097 shares of Elverson Common Stock (approximately 6.89% of Elverson's outstanding shares) held by Robert E. Rigg, an Elverson director, (ii) 247,906 shares of Elverson Common Stock (approximately 9.54% of Elverson's outstanding shares) held by Boyd C. Davis, Jr., an Elverson director, and (iii) approximately 176,527 shares of Elverson Common Stock (approximately 6.79% of Elverson's outstanding shares) held by The Jacobs Family Limited Partnership.

         All shares of Elverson Common Stock held under the Elverson National Bank Employee Stock Ownership Plan (the "ESOP") will be voted by the ESOP trustee, Bank of Lancaster County, N.A., in accordance with the directions of the participants to whose accounts such shares are allocated. Any unallocated shares of Elverson Common Stock held under the ESOP or allocated shares as to which no direction is received will be voted in proportion to the allocated shares for which direction is received. All shares of Elverson Common Stock held under the Elverson National Bank 401(k) Profit Sharing Plan (the "401(k) Plan") will be voted as determined by the 401(k) Plan trustee, Bank of Lancaster County, N.A.

         NPB. The approval of the Merger Agreement will require the affirmative vote of a majority of the votes cast, in person or by proxy, by all shareholders entitled to vote thereon at the NPB Meeting. The affirmative vote of a majority of the shares present, in person or by proxy, at the NPB Meeting, even if a quorum is not present, will be required to adjourn the NPB Meeting.

         The directors of NPB have agreed with Elverson to vote all shares of NPB Common Stock for which they have sole voting power on the NPB Record Date in favor of approval of the Merger Agreement. As of the NPB Record Date, directors of NPB had sole voting power over approximately 437,672 shares of NPB Common Stock, or approximately 3.3% of the shares of NPB Common Stock outstanding on the NPB Record Date.

         Management of NPB is not aware of any person or entity owning 5% or more of the outstanding shares of NPB Common Stock, except for (i) 1,812,194 shares of NPB Common Stock (approximately 13.7% of NPB's outstanding shares) held by James K. Overstreet or persons or entities affiliated with him, as identified by him in filings made by him with regulatory authorities and with NPB, and (ii) 810,280 shares of NPB Common Stock (approximately 6.15% of NPB's outstanding shares) held of record by Investors Trust Company ("ITC"), a wholly-owned subsidiary of NPB, as trustee or executor on behalf of various trusts and estates, as trustee under NPB's Capital Accumulation Plan, or as custodian. Pursuant to the provisions of the applicable governing instruments, and/or in accordance with the applicable principles of fiduciary law, ITC has the right and power, exercisable alone, to vote and to dispose of 101,414 of these shares, and exercisable with a co-fiduciary, to vote and to dispose of 345,577 of these shares, so long as such action is in the best interest of such trust or estate and the beneficiaries or principals thereof. 278,802 of these shares are held by ITC as trustee under NPB's Capital Accumulation Plan. Under the terms of NPB's Capital Accumulation Plan, shares of NPB Common Stock held by ITC, as Plan trustee, are allocated to the accounts of Plan participants for purposes of voting on any matter submitted to NPB's shareholders. The Plan requires ITC, as Plan trustee, to vote all allocated shares in accordance with the instructions of Plan participants, and to vote all allocated shares for which participants do not give voting instructions and unallocated shares, if any, for and against any matter in the same proportions as shares are voted for which voting instructions are given. ITC has no power to vote 84,486 shares held by it as custodian.

Voting of Proxies

         Elverson. All shares represented by properly executed proxies received in time for the Elverson Meeting will be voted at the Elverson Meeting in the manner specified by the holders thereof, unless such proxies are revoked prior to the vote. Properly executed proxies which do not contain voting instructions will be voted in favor of the Merger Agreement.

         It is not expected that any matter other than that referred to herein will be brought before the Elverson Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

         If a quorum is not obtained, or if fewer shares are voted in favor of approval of the Merger Agreement than the number required for approval, the Elverson Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Elverson Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         NPB. All shares represented by properly executed proxies received in time for the NPB Meeting will be voted at the NPB Meeting in the manner specified by the holders thereof, unless such proxies are revoked prior to the vote. Properly executed proxies which do not contain voting instructions will be voted in favor of the Merger Agreement.

         It is not expected that any matter other than that referred to herein will be brought before the NPB Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

         If a quorum is not obtained, or if fewer shares are voted in favor of approval of the Merger Agreement than the number required for approval, the NPB Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the NPB Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Effect of Abstentions and Broker Non-Votes

         Elverson. Abstention from voting on the Merger Agreement may be specified on an executed proxy. Such abstentions will be considered shares present and entitled to vote at the Elverson Meeting, but will not be counted as votes cast at the Elverson Meeting.

         Under the applicable rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc., brokers and/or members, as the case may be, who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the approval of the Merger Agreement, in the absence of specific instructions from such customers ("broker non-votes"). Broker non-votes will not be counted as votes cast at the Elverson Meeting.

         ABSTENTIONS BY ELVERSON'S SHAREHOLDERS AND BROKER NON-VOTES (RESULTING FROM FAILURE TO GIVE VOTING INSTRUCTIONS) WILL HAVE THE EFFECT OF VOTES AGAINST THE MERGER AGREEMENT.

         NPB. Abstention from voting on the Merger Agreement may be specified on an executed proxy. Such abstentions will be considered shares present and entitled to vote at the NPB Meeting, but will not be counted as votes cast at the NPB Meeting.

         Broker non-votes with respect to the Merger Agreement also will not be counted as votes cast at the NPB Meeting.

         Because approval of the Merger Agreement requires the affirmative vote of a majority of all votes cast at the NPB Meeting, abstentions by NPB shareholders and broker non-votes will have no effect on approval of the Merger Agreement by NPB shareholders.

Revocability of Proxies

         The grant of a proxy on the enclosed Elverson or NPB form does not preclude an Elverson shareholder or an NPB shareholder from voting in person. An Elverson shareholder or NPB shareholder may revoke a proxy at any time prior to its exercise by (i) filing with the Secretary of Elverson, in the case of an Elverson shareholder, or the Secretary of NPB, in the case of NPB shareholder, a duly executed revocation of proxy, (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the applicable Meeting and voting in person at such Meeting. Attendance at the applicable Meeting will not, in and of itself, constitute revocation of a proxy.

Solicitation of Proxies

         Elverson and NPB will each bear the cost of the solicitation of proxies from its own shareholders, except that Elverson and NPB will share equally the cost of printing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers, and employees of Elverson and NPB and their subsidiaries may solicit proxies from their respective shareholders by telephone or telegram or in person without compensation other than reimbursements for their actual expenses. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of stock held of record by such persons, and Elverson and NPB will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

         ELVERSON SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE CAPTION "THE MERGER--EXCHANGE OF ELVERSON STOCK CERTIFICATES." EACH ELVERSON SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF ELVERSON COMMON STOCK AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE.

                                   THE MERGER

         The following is a description of the Merger. Such description is not intended to be a complete description of all facts regarding the Merger and is qualified in all respects by reference to the Merger Agreement incorporated herein by reference and attached hereto as Annex A. Shareholders of Elverson and NPB are urged to read carefully the Merger Agreement. For a summary of the Merger, see "Summary--The Merger."

         All ratios and share data relating to NPB and all share price information relating to the Merger Agreement have been adjusted to reflect NPB's 5-for-4 stock split effected on July 31, 1998 (the "NPB Stock Split").

Background of the Merger

         While in recent years Elverson has competed successfully in its markets as an independent community bank, meeting the increased efforts by both local and regional competitors to provide new services and attract customers in its markets has become more and more difficult. Given this heightened level of competition, the Elverson Board has considered from time to time various forms of association with other banking organizations which would allow Elverson (i) to capitalize on economies of scale and obtain alternative forms of funding, and
(ii) to provide more innovative services to its customers, thus competing more effectively with larger local and regional banking institutions, consistent with the Elverson Board's strategic objectives of remaining a dynamic community bank serving local markets.

         In May 1997, Lawrence T. Jilk, Jr., Chairman of NPB, contacted Glenn E. Moyer, President of Elverson and an Elverson Board member, about the feasibility of pursuing a strategic combination between the two institutions. However, no specific price was discussed and the parties did not pursue the matter any further. In March and April of 1998, Wayne R. Weidner, President of NPB, contacted Boyd C. Davis, Jr., a director of Elverson, indicating that NPB would be interested in pursuing a merger with Elverson and indicating informally that NPB would consider a price based on current market prices of approximately 3.75 times Elverson's book value. In mid-April 1998, Mr. Davis conveyed this interest to the other members of the Elverson Board. The Elverson Board retained Dechert Price & Rhoads as special counsel in April and Berwind Financial, L.P. ("Berwind") as its financial advisor in May to assist it in evaluating the NPB proposal.

         On May 8, 1998, Joseph A. Rigg, Chairman of the Elverson Board, Mr. Davis, Mr. Moyer, and John A. Koury, Jr., an Elverson Board member, met with Mr. Jilk and Mr. Weidner, who gave Elverson certain public information concerning NPB and confirmed NPB's previous proposal. Thereafter, from time to time the Elverson Board continued to meet to review the proposal and the possibility of merging with NPB. On May 29, Berwind delivered a preliminary evaluation of the NPB proposal to the Board and on June 11, the Elverson Board as a whole met with Mr. Jilk and Mr. Weidner to discuss strategic issues.

         After further Board meetings, the Elverson Board decided that the proposal merited continued discussion and as of June 15, the parties signed mutual confidentiality letters and began a series of meetings concerning due diligence and the terms of the offer.

         On June 24, at the Elverson Board's request, NPB sent a letter to Elverson setting forth a non-binding indication of interest in acquiring Elverson. The proposal provided that NPB would issue 1.46875 shares of NPB Common Stock in exchange for each share of Elverson Common Stock, and give Elverson the right to terminate the acquisition if (i) the market price of NPB Common Stock were to decline to less than $23 per share as of a to be specified date shortly before the Closing and (ii) that decline were also five percent more than the decline in an index (the "Bank Index") of stock prices of a group of comparable Pennsylvania bank holding companies over the same time period. NPB could, however, override such termination by increasing the proposed exchange ratio by multiplying that ratio by a fraction, the numerator of which would be $23 and the denominator of which would be the price per share of the NPB Common Stock as of the specified date. NPB also offered (i) to issue stock options exercisable for shares of NPB Common Stock in exchange for the Elverson stock options outstanding for shares of NPB Common Stock in exchange for the Elverson stock options outstanding on the date of the Closing, (ii) to incorporate Elverson into NP Bank by forming a new banking division, Elverson National Bank (the "Elverson Division"), and (iii) to offer employment to each current Elverson employee. In addition, NPB offered to add two current Elverson Directors to the

NPB Board and to the NP Bank Board and create the Elverson Division Board of Directors, which would include the current members of the Elverson Board and which would focus on the division's sales, marketing and expansion.

         The Elverson Board thereafter considered this proposal and continued discussions with NPB's management. On June 30, NPB delivered a revised letter of interest proposing to adjust the exchange ratio to 1.5 shares of NPB Common Stock if the market price of NPB Common Stock declined more than 10% and to give Elverson the right to terminate the merger agreement if such price declined more than 20% and that decline were also 5% more than the decline in the Bank Index. NPB could, however, override that termination by increasing the exchange ratio to 1.5625. Elverson also was provided a right to terminate the merger agreement if the market price of NPB Common Stock declined more than 25%. Over the next few days the Elverson Board continued to consider the offer and on July 2 decided, without taking formal action, to begin in depth negotiations with NPB.

         Negotiations continued over the next several weeks, concerning, among other items, integration and employment issues, pricing structure, closing conditions and termination provisions. During this period of time the Elverson Board met from time to time to review the status of discussions. At a meeting on July 21, the Elverson Board reviewed with its outside legal, accounting and financial advisors the results of such advisors' due diligence, the financial terms of the proposed transaction and the terms of the proposed merger agreement, and Berwind gave its opinion as to the fairness of the exchange ratio to the Elverson shareholders. Mr. Moyer presented the results of Elverson management's due diligence and discussed Elverson's strategic objectives, comparing Elverson's potential as an independent entity and as a division of NPB. Mr. Moyer noted the opportunity which the Merger presents for Elverson to pursue its goals with a partner which both shares Elverson's corporate culture and philosophy and has the resources and products which Elverson needs to achieve its goals After additional discussion of the Merger, the Elverson Board unanimously approved the proposed merger agreement. After that meeting, NPB and Elverson executed the proposed merger agreement and the directors of NPB and Elverson executed agreements providing that they would vote the shares of NPB or Elverson common stock for which they have sole voting power, as the case may be, in favor of the Merger. The transaction was publicly announced early the next morning. In September 1998, Elverson, NPB and NP Bank amended the agreement and plan of merger to make certain technical changes involving employee benefits.

Reasons for the Merger; Recommendations of the Boards of Directors

         Elverson's Reasons for the Merger

     In deciding to approve the Merger Agreement and the related transactions, the Elverson Board consulted with its legal, accounting and financial advisors, and considered various factors, including the following:

     (i)   The  Elverson  Board's  review of  Elverson's  business,  operations,
           financial   condition  and  earnings,   on  both  a  historical   and
           prospective basis;

     (ii) the Elverson Board's assessment of the current and prospective economic and competitive environment facing the financial industry generally and Elverson in particular, including the industry's continuing rapid consolidation, the increasingly important benefits of operational scale, and the benefits of product diversification and the strategic alternatives currently available to Elverson for increasing shareholder value and the timing and likelihood of actually achieving such increases;

     (iii) the increased opportunities for growth and operating efficiencies (especially the integration of operations and support functions) which could result from the Merger;

     (iv) the Elverson Board's knowledge and review, based in part on presentations by its financial and accounting advisors and management, of the business, operations, financial condition and earnings of NPB and its long term strategies and direction, including its strategic compatibility with Elverson and the commitment to community banking which the two banks share;

     (v) the role that the Elverson Division would play within NPB and the general impact which the Merger is expected to have on Elverson's various constituencies, including its customers, employees and communities, including NPB's commitment to offer employment to each of Elverson's employees, provide employee benefits to Elverson employees, and NPB's plan to expand services in the areas currently served by Elverson (see "The Merger--Employee Benefits and Severance");

     (vi) the expectation that the Merger will be tax free for federal income tax purposes to Elverson and its shareholders and will qualify as a pooling of interests for accounting and financial reporting purposes (see "The Merger--Certain Federal Income Tax Consequences" and "The Merger--Accounting Treatment");

     (vii) the opinion of Berwind (including the assumptions and financial information and projections relied upon by Berwind in arriving at its opinion) that, as of July 21, 1998, the financial terms of the Merger were fair to the Elverson shareholders from a financial point of view (see "The Merger--Opinions of Financial Advisors--Opinion of Elverson's Financial Advisor");

     (viii)the terms of the Exchange Ratio, which may result in a fluctuating value per share of Elverson Common Stock based on the market performance of NPB Common Stock prior to the consummation of the Merger, counterbalanced to a limited extent by the upward adjustment of the Exchange Ratio and Elverson's ability to terminate the Merger Agreement in certain circumstances based on the market performance of NPB Common Stock (see "The Merger--Terms of the Merger" and "The Merger--Termination; Possible Exchange Ratio Increase"); and

     (ix) certain other nonfinancial terms of the Merger Agreement, including NPB's commitment to add two members of the Elverson Board to the NPB and NP Bank Boards and to create the Elverson Division Board.

         There can be no assurance that any of the potential savings, synergies or opportunities considered by the Elverson Board will be achieved through the Merger. See "Cautionary Statement Concerning Forward-Looking Statements." In view of the wide variety of material factors which the Elverson Board considered in its evaluation of the Merger, the Elverson Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors it considered. In addition, different directors may have given varying weight to certain factors.

     THE BOARD OF DIRECTORS OF ELVERSON HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND BELIEVES THAT THE PROPOSED MERGER IS IN THE BEST INTEREST OF ELVERSON AND ITS SHAREHOLDERS AND RECOMMENDS THAT ELVERSON'S SHAREHOLDERS VOTE TO APPROVE THE MERGER AND THE MERGER AGREEMENT.

         NPB's Reasons for the Merger

         NPB's acquisition strategy consists of identifying financial institutions with business philosophies that are similar to those of NPB, which operate in strong markets that are geographically compatible with NPB, are financially sound and can be acquired at an acceptable cost. Acquisitions are also evaluated in terms of asset quality, interest rate risk, potential operating efficiencies and management capabilities.

         In determining the terms of its offer for Elverson and whether to enter into the Merger Agreement, NPB's Board of Directors considered a number of factors, including the following: (i) the financial condition, operating results and future prospects of NPB and Elverson, (ii) historical pro forma financial information on the Merger, including, among other things, pro forma book value and earnings per share information, dilution analysis and capital ratio impact information, (iii) a comparison of the price being paid in the Merger to other comparable financial institution mergers, based on, among other things, multiples of book value and earnings, (iv) the historical trading prices for the Elverson Common Stock and the NPB Common Stock, (v) a review of comparable transactions and management's view, based on such comparable transactions, that NPB would be able to obtain an opinion from a reputable investment banking firm as to the fairness of the Exchange Ratio to NPB from a financial point of view (which opinion was subsequently delivered to the NPB Board by LSC Financial Services, Inc., as described under "The Merger--Opinions of Financial Advisors" below), and (vi) the geographic location of Elverson's franchise, which is complementary to NPB's existing franchise in Chester County, southern Berks County and eastern Lancaster County, Pennsylvania.

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
         In approving the transaction, the NPB Board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors. The emphasis of the NPB Board's discussion in considering the transaction, however, was on the financial aspects of the transaction, particularly (i) the strategic fit and enhanced franchise value discussed above, including pro forma market share information relating to deposits in Chester County, Pennsylvania, (ii) perceived opportunities to increase the combined company's commercial lending, and to reduce the combined company's operating expenses, following the Merger, (iii) the ability to increase NPB's capital base, thereby increasing operating flexibility, (iv) Elverson's asset quality, (v) the absence of any significant earnings per share dilution and significant potential for accretion in light of potential revenue enhancements and cost savings resulting from the Merger, (vi) the significant increase in capital resulting from the Merger, and (vii) the pricing provisions of the Merger Agreement, which provide for certain adjustments and termination rights under certain circumstances. See "The Merger--Terms of the Merger."

         Recommendation of the Elverson Board of Directors

         The Board of Directors of Elverson believes that the terms of the Merger are fair to, and in the best interests of, Elverson and its shareholders and has unanimously approved the Merger Agreement. The Board of Directors of Elverson unanimously recommends that the shareholders of Elverson approve the Merger Agreement.

         Recommendation of the NPB Board of Directors

         The Board of Directors of NPB believes that the terms of the Merger are fair to, and in the best interests of, NPB and its shareholders and has unanimously approved the Merger Agreement. The Board of Directors of NPB unanimously recommends that the shareholders of NPB approve the Merger Agreement.

Terms of the Merger

         Upon completion of the Merger, the separate legal existence of Elverson will cease. All property, rights, powers, duties, obligations, debts and liabilities of Elverson will automatically be taken and deemed to be transferred to and vested in NP Bank, as the surviving bank (sometimes referred to as the "Surviving Bank"). The Surviving Bank will be governed by the articles of association and bylaws of NP Bank in effect immediately prior to completion of the Merger.

         On the Effective Date of the Merger, each outstanding share of Elverson Common Stock (other than any dissenting shares) will be automatically converted into, and become a right to receive, 1.46875 shares of NPB Common Stock (the "Exchange Ratio"), provided that the NPB Market Value (as defined below) is greater than or equal to $24.30. If the NPB Market Value is less than $24.30, the Exchange Ratio will be adjusted in certain circumstances and the Exchange Ratio may be adjusted at NPB's discretion in other circumstances, as described in the following paragraphs:

         If the NPB Market Value is less than $24.30 but either (i) the NPB Market Value is greater than or equal to $21.60 or (ii) the NPB Market Value Quotient (as hereinafter defined) is not less than the Index Group Standard (as hereinafter defined) by 5% or more, each outstanding share of Elverson Common Stock (other than any dissenting shares) will be converted into, and become a right to receive, 1.5 shares of NPB Common Stock.

         If (i) the NPB Market Value is less than $21.60, (ii) the NPB Market Value Quotient is less than the Index Group Standard by 5% or more, and (iii) Elverson has properly elected to terminate the Merger Agreement (see "The Merger--Termination; Possible Exchange Ratio Increase"), NPB will have the option to increase the Exchange Ratio and thereby nullify Elverson's election. In that event, each outstanding share of Elverson Common Stock will be converted into, and become a right to receive, 1.5625 shares of NPB Common Stock.

         The number of shares of NPB Common Stock issuable in exchange for outstanding shares of Elverson Common Stock will be further adjusted to prevent dilution in the event of additional stock splits, reclassifications or other similar events.

          NPB will in all events pay cash to Elverson shareholders in lieu of issuing fractional shares of NPB Common Stock. Each share of Elverson Common Stock issued and held as treasury shares by Elverson as of the Effective Date, if any, will be canceled, and NPB will not deliver any cash, stock or other property in exchange for such shares.

         As of the Elverson Record Date, certain employees of Elverson held options to purchase an aggregate of 43,890 shares of Elverson Common Stock which had been granted pursuant to Elverson's stock option plans (the "Elverson Options"). On the Effective Date, each Elverson Option which is then outstanding shall cease to represent a right to acquire shares of Elverson Common Stock and shall be converted automatically into an option to purchase shares of NPB Common Stock, and NPB shall assume each Elverson Option, in accordance with the terms of the applicable Elverson stock option plan and stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) NPB and its Board of Directors or a duly authorized committee thereof shall be substituted for Elverson and Elverson's Board of Directors or duly authorized committee thereof administering such Elverson stock option plan, (ii) each Elverson Option assumed by NPB may be exercised solely for shares of NPB Common Stock, (iii) the number of shares of NPB Common Stock subject to such Elverson Option shall be equal to the number of shares of Elverson Common Stock subject to such Elverson Option immediately prior to the Effective Date multiplied by the Exchange Ratio (as it may be adjusted), and (iv) the per share exercise price under each such Elverson Option shall be adjusted by dividing the per share exercise price under each such Elverson Option by the Exchange Ratio (as it may be adjusted).

         The NPB Common Stock and cash to be received by the holders of Elverson Common Stock (including the holders of options to acquire Elverson Common Stock) in exchange for each share (other than any dissenting shares or treasury shares) of Elverson Common Stock (including shares subject to options) are referred to herein as the "Merger Consideration."

         Under the Merger Agreement, for purposes of the adjustments described above and the right of Elverson to terminate the Merger Agreement (see "The Merger--Termination; Possible Exchange Ratio Increase"),

         "NPB Market Value" means the average of the closing sale price of a share of NPB Common Stock, as reported on The Nasdaq Stock Market, National Market tier, as published in The Wall Street Journal, for the twenty trading days ending on the trading day that is thirty-one days prior to the Elverson Meeting (the "Determination Date").

         "NPB Market Value Quotient" means the quotient obtained by dividing the NPB Market Value by $27.00.

         "Index Group Standard" means the quotient obtained by dividing (i) the average of the Index Prices (as defined below) for the twenty trading days ending on the Determination Date by (ii) by the Index Price on July 20, 1998 (the "Starting Date").

         "Index Price" on any date means the average of the closing sale prices of the following bank or thrift holding companies: Wilmington Trust Company, WSFS Financial Corporation, PNC Financial Corporation, Sovereign Bancorp, Inc., Commerce Bancorp, Inc., Fulton Financial Corp., Keystone Financial, Inc., and JeffBanks, Inc. (the "Index Group").

         If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices of such other common stock shall be appropriately adjusted. In the event the common stock of any such company ceases to be publicly traded or there has been an announcement of a proposal for the acquisition or sale of such company or the acquisition by such company of another company or companies in transactions having a value in excess of 25% of the acquiror's market capitalization, such company will be removed from the Index Group.

Opinions Of Financial Advisors

         Opinion of Elverson's Financial Advisor

         Elverson retained Berwind to act as its financial advisor and to render a fairness opinion in connection with the Merger. Berwind rendered its opinion to the Board of Directors of Elverson that, based upon and subject to the various considerations set forth therein, as of, July 21, 1998 (the "July Opinion"), and as of __________, 1998 (the "Proxy Opinion"), the consideration to be received in the Merger is fair, from a financial point of view, to the holders of Elverson Common Stock.

         The full text of Berwind's Proxy Opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex B to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of Berwind set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Annex B to this Proxy Statement/Prospectus.

         Berwind  was  selected  to  act  as  Elverson's  financial  advisor  in connection  with  the  Merger  based  upon  its  qualifications,  expertise  and experience. Berwind has knowledge of, and experience with, Pennsylvania and surrounding banking markets, as well as banking organizations operating in those markets, and was selected by Elverson because of its knowledge of, experience with, and reputation in the financial services industry. In addition, Berwind was engaged by Elverson in 1994 in connection with providing general financial advisory services. Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, and valuations for various other
purposes  and  in  the   determination   of  adequate   consideration   in  such
transactions.

         On July 21, 1998, Elverson's Board of Directors approved and executed the proposed merger agreement. Prior to such approval, Berwind delivered its July Opinion to Elverson's Board stating that, as of such date, the consideration to be received in the Merger was fair to the shareholders of Elverson from a financial point of view. Berwind reached the same opinion as of the date of its Proxy Opinion. The full text of the Proxy Opinion which sets forth assumptions made, matters considered and limits on the review undertaken is attached as Annex B to this Proxy Statement/Prospectus. No limitations were imposed by Elverson's Board of Directors upon Berwind with respect to the investigations made or procedures followed by Berwind in rendering the July Opinion or the Proxy Opinion.

         In rendering its Proxy Opinion, Berwind (i) reviewed the historical financial performances, current financial positions and general prospects of Elverson and NPB; (ii) reviewed the Agreement; (iii) reviewed and analyzed the stock market performance of Elverson and NPB; (iv) studied and analyzed the consolidated financial and operating data of Elverson and NPB; (v) considered the terms and conditions of the proposed Merger as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions;
(vi) met and/or communicated with certain members of Elverson's and NPB's senior management to discuss their respective operations, historical financial statements, and future prospects; (vii) reviewed this joint Proxy
Statement/Prospectus, and (viii) conducted such other financial analyses, studies and investigations as Berwind deemed appropriate.

         In delivering its July Opinion and Proxy Opinion, Berwind assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on NPB or Elverson that would have a material adverse effect on the contemplated benefits of the Merger. Berwind also assumed that there will not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of NPB after the Merger.

         Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinions. With respect to Elverson's financial forecasts reviewed by Berwind in rendering its opinions, Berwind assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Elverson as to the future financial performance of Elverson. Berwind did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Elverson or NPB nor was it furnished with any such appraisal. Berwind also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of Elverson and NPB were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

         The following is a summary of selected analyses prepared by Berwind and presented to Elverson's Board in connection with the July Opinion and analyzed by Berwind in connection with the July and Proxy Opinions. In connection with delivering its Proxy Opinion, Berwind updated certain analyses described above to reflect current market conditions and events occurring since the date of the July Opinion. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the July Opinion.

         Comparable Companies and Comparable Acquisition Transaction Analyses. Berwind compared selected financial, operating, and stock market data for Elverson with those of a peer group of selected banks and bank holding companies with assets between $200 million and $600 million, as of the most recent financial period publicly available, headquartered in Berks, Chester, Delaware, Lancaster, and Montgomery counties in Pennsylvania. Financial, operating and stock market data, ratios and multiples compared in the analysis of the Elverson peer group included but were not limited to: return on average assets, return on average shareholders' equity, shareholders' equity to assets ratio, certain asset quality ratios, price to book value, price to tangible book value, price to earnings (latest twelve months) and dividend yield. The analysis showed Elverson's return on average assets was 1.08% compared to the peer group median of 1.62%, its return on average shareholders' equity was 11.56% compared to the peer group median of 13.16%, its shareholders' equity as a percentage of assets was 9.3% versus the peer group median of 11.1%, its non-performing assets and loans past due 90 days or more as a percentage of total assets was 0.89% compared to the peer group median of 0.83%, and its loan loss reserve as a percentage of non-performing assets and loans past due 90 days or more was 166.75% versus the median of 165.73% for the peer group.

         In addition, the analysis showed that Elverson's common stock price per share ($25.75 on the date of the July Opinion) as a percentage of book value and tangible book value per share was 251.0% and 251.0%, respectively, compared to the peer group medians of 266.9% and 266.9%, respectively, and its common stock price per share as a multiple of latest twelve months' earnings per share of
22.2 times compared to the peer group median of 20.3 times.

         Berwind also compared selected financial, operating and stock market data for NPB with those of a peer group of selected banks and bank holding companies with assets between $1.0 billion and $3.0 billion, as of the most recent period publicly available, headquartered in New Jersey, Pennsylvania and Maryland. Financial, operating and stock market data, ratios and multiples compared in the analysis of the NPB peer group included but were not limited to: return on average assets, return on average shareholders' equity, shareholders' equity to asset ratios, certain asset quality ratios, price to book value, price to tangible book value, price to earnings (latest twelve months and estimated
1998) and dividend yield. The analysis showed NPB's return on average assets was 1.29% compared to the peer group median of 1.10%, its return on average shareholders' equity was 16.26% compared to the peer group median of 13.29%, its shareholders' equity as a percentage of assets was 8.03% versus the peer group median of 8.47%, its non-performing assets and loans past due 90 days or more as a percentage of total assets was 0.71% compared to the peer group median of 0.63%, and its loan loss reserve as a percentage of non-performing assets and loans past due 90 days or more was 231.79% versus the median of 164.27% for the peer group.

         In addition, the analysis showed that NPB's common stock price per share ($26.70 on the date of the July Opinion) as a percentage of book value and tangible book value per share was 291.0% and 308.2%, respectively, compared to the peer group medians of 252.9% and 278.3%, respectively, and its common stock price per share as a multiple of latest twelve months' earnings per share of
17.8 times compared to the peer group median of 19.4 times.

         Berwind also compared the multiples of book value, tangible book value and latest twelve months' earnings inherent to the Merger with the multiples paid in recent acquisitions of banks and bank holding companies that Berwind deemed comparable. The transactions deemed comparable by Berwind included both interstate and intrastate acquisitions announced during the twelve months preceding the date of the proxy opinion, in which the selling institution's assets were between $200 million and $600 million as of the most recent period publicly available prior to announcement. Berwind compared transactions located throughout the country and analyzed those transactions in three groups: a national group (62 banks), a regional group (6 banks), and a performance group (30 banks). The national group included commercial banking institution transactions throughout the United States; the regional group included transactions involving commercial banking institutions located in New Jersey and
Pennsylvania;   and  the  performance
group included transactions involving commercial banking institutions with return on average shareholders' equity less than or equal to 14.0% and shareholders' equity as a percentage of total assets greater than or equal to 6.5%. The median values calculated for price as a percentage of book value were 263.7%, 281.1%, and 247.6% for the national, regional, and performance group, respectively; the median of price as a percentage of tangible book value was 275.3%, 281.1% and 260.7% for the national, regional, and performance group, respectively; and the median of price as a multiple of latest twelve months' earnings per share was 21.3, 31.0, and 21.8 times for the national, regional, and performance group, respectively. These medians compare to the Merger price per share as a percentage of book value, price per share as a percentage of tangible book value and price per share as a multiple of the latest twelve months' earnings of 371.7%, 371.7% and 31.6 times, respectively.

         No company or transaction, however, used in this analysis is identical to Elverson, NPB or the Merger. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

         Discounted Dividend Analyses. Using discounted dividend analyses, Berwind estimated the present value of Elverson's Common Stock after a five year period by applying a range of earnings multiples to Elverson's terminal year earnings under various growth assumptions. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Elverson. The terminal values were then discounted to present value using discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of Elverson's Common Stock. The discounted dividend analysis indicated a range of values of $16.19 to $24.72 per share.

         Pro Forma Contribution Analysis. Berwind analyzed the changes in the amount of earnings, book value and dividends represented by one share of Elverson stock prior to the Merger and the number of shares of NPB stock after the Merger resulting from the Exchange Ratio. The analysis considered, among other things, the changes that the Merger would cause to Elverson's earnings per share, book value per share and indicated dividends. On a per share equivalent basis, Elverson's earnings per share would be $2.08, its book value per share would be $13.04 and its indicated dividend per share would be $1.12 compared to an actual earnings per share of $1.34, book value per share of $10.55 and indicated dividend per share of $0.24. In reviewing the pro forma combined earnings, equity and assets of NPB based on the Merger with Elverson, Berwind analyzed the contribution that Elverson would have made to the combined company's earnings, equity and assets as of and for the most recent quarterly period ended as of the date of the Proxy Opinion. Berwind also reviewed the percentage ownership that Elverson shareholders would hold in the combined company.

         In connection with rendering its July Opinion and Proxy Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Merger was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinions. In its analysis, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Elverson's and National Penn's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         In reaching its opinion as to fairness, none of the analyses performed by Berwind was assigned a greater or lesser weighting by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion, and opined, that the consideration to be received in the Merger as set forth in the Agreement, is fair from a financial point of view to Elverson and its shareholders.

         Berwind's Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date its Proxy Opinion was delivered; events occurring after the date of its Proxy Opinion could materially affect the assumptions used in preparing its Proxy Opinion. Berwind has not

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

undertaken to reaffirm and revise its Proxy Opinion or otherwise comment upon any events occurring after the date thereof.

         Pursuant to the terms of the engagement letter dated May 14, 1998, Elverson has paid Berwind $35,000 for serving as financial advisor. Elverson has also agreed to pay Berwind $175,000, plus three percent of the aggregate positive difference, if any, between the final transaction value of the Merger to the ENB shareholders and $103,557,491, upon the consummation of the Merger for acting as financial advisor in connection with the Merger including delivering its July and Proxy Opinions. Whether or not the Merger is consummated, Elverson has also agreed to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement and to reimburse Berwind for certain out of pocket expenses.

         The full text of the Proxy Opinion of Berwind dated as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Annex B. Elverson's shareholders are urged to read the Proxy Opinion in its entirety. Berwind's Proxy Opinion is directed only to the financial consideration to be received by Elverson's shareholders in the Merger and does not constitute a recommendation to any holder of Elverson Common Stock as to how such holder should vote at the Elverson Meeting.

         THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF BERWIND AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS.

         Opinion of NPB's Financial Advisor

         As   described   in  more  detail   under   "Reasons  for  the  Merger;
Recommendations of the Boards of Directors", the Board of Directors of NPB approved the Merger Agreement subject to receipt of a written opinion that the terms of the Merger were fair, from a financial point of view, to NPB and its shareholders. On July 21, 1998, LSC Financial Services, Inc. ("LSC") delivered to NPB its definitive written opinion to that effect, which opinion LSC has updated to the date hereof. The full text of LSC's opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is set forth in Annex C hereto and should be read in its entirety.

         LSC is a nationally recognized, regional investment banking firm, regularly engaged in the valuation of banks and other financial institutions and their securities.

         LSC was retained by NPB on June, 16, 1998, to render an opinion, from a financial point of view, as to the fairness of the terms of the proposed merger with Elverson National Bank to NPB and its shareholders. See "Reasons for the Merger; Recommendations of the Boards of Directors." NPB's Board of Directors selected LSC on the basis of its experience in valuation of financial institutions and their securities, its representation of NPB in previous merger transactions, its familiarity with the commercial banking industry and merger and acquisition transactions in the region, and on the basis of cost. No limitations were imposed by NPB or Elverson with respect to the opinion rendered by LSC or the scope of its investigation.

         The terms of the Merger were not determined by LSC, but instead were established by the Boards of Directors of NPB and Elverson.

         LSC arrived at its opinion after discussions with senior officers of NPB and Elverson, a review of pertinent financial information concerning NPB and Elverson, a review of the trading history of NPB and Elverson common stock, a review of the dividend record of NPB and Elverson, a comparison of the financial terms of the Merger with the terms of other recent business combinations involving banks and bank holding companies, review of the Merger Agreement and the Proxy Statement/Prospectus, and such other analyses, studies and investigations as LSC deemed relevant. LSC also reviewed with NPB's management, the results of NPB's due diligence examination of Elverson, the expected revenue enhancements and cost savings related to the Merger, and the strategic benefits expected to be derived from the Merger.

         In accordance with customary investment banking practice, LSC employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by LSC in connection with providing its opinion.

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

         Pro Forma Merger Analysis. LSC analyzed certain pro forma effects resulting from the Merger based on (i) projected earnings of NPB and Elverson for 1998 prepared by the respective managements of NPB and Elverson and (ii) expense savings of 40% of Elverson's non-interest expenses estimated by management of NPB to be attainable in the merger. This analysis indicated that the transaction would be accretive to the shareholders of NPB from an earnings per share perspective, during the second year after consummation of the merger.

         Contribution Analysis. LSC compared the relative contribution to the continuing NPB attributable to each of NPB and Elverson as of June 30, 1998. This analyses showed that NPB and Elverson would contribute to the continuing NPB approximately 85% and 15%, respectively, of total assets, 86% and 14% respectively, of total loans, 81% and 19% of total deposits, and 81% and 19% of tangible book value.

         In addition, LSC computed the relative contribution of each of NPB and Elverson in terms of income statement items, including net interest income, non-interest income, non-interest expense and net income based on annualized June 30, 1998 results. This analysis showed that NPB and Elverson would contribute 86% and 14%, respectively, of net income for 1998. LSC also noted that on a pro forma basis the current shareholders of NPB and the former shareholders of Elverson would own 77% and 23%, respectively, of the continuing NPB.

         Discounted Dividend Stream Analysis. Using a discounted dividend stream analysis, LSC estimated the present value of the future streams of after tax cash flows that Elverson could produce through earnings and distribute to shareholders after consummation of the Merger. In this analysis, LSC assumed that NPB could pay out up to 100% of its adjusted net income subject to the assumed constraint that Elverson's common equity to asset ratio be maintained at a level of not less than 7%. LSC added to this stream of after-tax cash flows assumed expense savings equal to 40% of Elverson's non-interest expenses, which were projected to be achieved by NPB's management in connection with the Merger. The projected dividend streams and terminal values were discounted to present values using discount rates of 10%, 11% and 12%. This discounted dividend stream analysis implied a reference range of values for Elverson common stock of $38.61 to $46.19 per share.

         Selected Transaction Analysis. LSC analyzed certain information compiled by SNL Securities L.P. (a data firm that monitors and publishes transaction summaries and descriptions of mergers and acquisitions in the financial services industry) relating to Pennsylvania bank acquisitions (excluding mergers of equals) announced since October 1997. For such transactions LSC considered a range of multiples for price as a percentage of book value from 269.5% to 364.5% with an average of 322%. LSC also considered a range of multiples of earnings per share from 20.8 to 32.8 with an average of
27.2 and a median of 27.0. This selected transaction analysis implied a value range for Elverson Common Stock of $25.79 to $40.67 per share based on selected Pennsylvania transactions under $275 million in aggregate value.

         The description of LSC's analyses set forth above summarizes the material aspects of the analyses performed but does not purport to be a complete description of the analyses performed by LSC. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. LSC believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of the analyses, could create an incomplete view of the processes underlying its analyses and opinion. LSC based its opinion on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. LSC's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, LSC's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

         In rendering its opinion, LSC assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on NPB that would have a material adverse effect on the contemplated benefits of the Merger to NPB. LSC also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of NPB after the Merger. LSC also assumed, with NPB's consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

         LSC did not independently verify the information used in arriving at its opinion, but assumed the accuracy and completeness of all such information. In that regard, LSC assumed with NPB's consent that the financial forecasts, including, without limitation, projected cost savings, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of NPB and Elverson and that such forecasts will be realized in the amounts and at the times contemplated thereby. Also, LSC did not make or obtain any independent appraisal of the assets or liabilities of NPB or Elverson.

         For its services, including rendering the opinion included herein, LSC will receive a fee of $30,000. NPB has also agreed to reimburse LSC for out-of-pocket expenses and to indemnify LSC against certain liabilities, including liabilities arising under federal securities laws, which may arise in connection with the performance of its services for NPB. The amount of the consideration was determined as a result of negotiations between NPB and LSC.

         LSC has had no other material relationship with NPB and Elverson, or any of their respective affiliates in the past two years, but from time to time has provided merger and acquisition consulting services to NPB and may be expected to do so in the future.

         LSC'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO IN THE MERGER AS OF THE DATE OF ITS OPINION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NPB SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE NPB MEETING. THE SUMMARY OF THE OPINION OF LSC SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         LSC has filed a written consent relating to the inclusion of its fairness opinion and the references to such opinion and to LSC in NPB's Registration Statement under the Securities Act of 1933 in which this Proxy Statement/Prospectus is included. In giving such consent, LSC did not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder nor did LSC admit that it is an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

         LSC's opinion was based solely upon information available to it and provided by NPB and Elverson, the economic market and other conditions as they existed as of the date its opinion was rendered.

Effective Date

         Under the Merger Agreement, the Effective Date will be the date on which all conditions to the Merger have been fulfilled or waived or as soon as practicable thereafter as NPB and Elverson may mutually agree. The parties presently expect that the Effective Date will occur in early 1999. See "The Merger--Conditions to the Merger."

Representations and Warranties

         The Merger Agreement contains customary representations and warranties relating to, among other things, (a) the organization of NPB, NP Bank and Elverson; (b) the capital structures of NPB , NP Bank and Elverson; (c) the due authorization, execution, delivery, performance and enforceability of the Merger Agreement; (d) consents or approvals of regulatory authorities or third parties necessary to complete the Merger; (e) the consistency of financial statements with generally accepted accounting principles; (f) the absence of material adverse changes, since June 30, 1998, in the consolidated assets, business, financial condition or results of operations of NPB or Elverson; (g) the filing of tax returns and payment of taxes; (h) the absence of undisclosed material pending or threatened litigation; (i) compliance with applicable laws and regulations; (j) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974; (k) the quality of title to assets and properties; (l) the maintenance of adequate insurance; (m) the absence of undisclosed brokers' or finders' fees; (n) the absence of material environmental violations, actions or liabilities; (o) the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria; (p) the accuracy of information supplied by NPB and Elverson in connection with the Registration Statement on Form S-4 filed with the Commission in connection with the issuance of NPB Common Stock in the Merger, this Proxy Statement/Prospectus and all applications filed with regulatory authorities for approval of the Merger; (q) documents filed with the Commission and the accuracy of information contained therein; (r) the validity and binding nature of loans reflected as assets in the financial statements of Elverson and NPB; and (s) the tax and accounting treatment of the Merger.

Conduct of Business Pending the Merger

         Pursuant to the Merger Agreement, NPB and Elverson each agreed to use their reasonable good faith efforts to preserve their business organizations intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. In addition, Elverson agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the Merger Agreement or with the written consent of NPB, and NPB agreed to conduct its business and to engage in transactions in the ordinary course without radical change.

         In addition, Elverson agreed in the Merger Agreement that it will not, without the written consent of NPB, among other things, (i) change its articles of association or bylaws; (ii) change the number of authorized or issued shares of its capital stock, repurchase any shares of its capital stock, redeem or otherwise acquire any shares of its capital stock, or issue or grant options or similar rights with respect to its capital stock or any securities convertible into its capital stock, except for the issuance of up to 43,890 shares of Elverson Common Stock upon the exercise of Elverson Options outstanding on July 21, 1998; (iii) declare, set aside or pay any dividend or other distribution in respect of its capital stock, except as otherwise specifically set forth in the Merger Agreement (see "The Merger--Dividends"); (iv) grant any severance or termination pay, except in accordance with policies or agreements in effect on July 21, 1998, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement; (v) grant any pay increase, pay any bonus or grant job promotions, except for routine periodic increases, merit pay increases and pay raises in connection with promotions, all in accordance with past practice, retention bonuses on account of the Merger granted in good faith reasonable amounts, and pay increases and bonuses for extraordinary efforts in management and product development (if such costs are fully accrued on the Closing Date); (vi) engage in any merger, acquisition or similar transaction; (vii) dispose of or encumber any assets or incur any debt other than in the ordinary course of business except for the sale of the excess property located at the Blue Rock Center in the Borough of Elverson, Chester County, Pennsylvania; (viii) change any accounting practices, except as may be required by generally accepted accounting principles (without regard to any optional early adoption date); (ix) implement any new employee benefit or welfare plan, or amend any such plan, unless such amendment does not result in an increase in cost, except as expressly permitted by the Merger Agreement; (x) purchase any security for its investment portfolio not rated "AAA" or higher by either Standard & Poor's or Moody's Investor Services, Inc.; (xi) make, enter into, renew, extend, modify or compromise any transaction with any affiliate of Elverson other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations; (xii) enter into any interest rate swap floor or cap or similar arrangement; (xiii) take any action that would preclude the treatment of the Merger as a pooling of interests for financial accounting purposes or as a tax-free reorganization under the Code; (xiv) waive, release, grant or transfer any rights of value, or modify or change in any material respect any existing agreement to which Elverson is a party, other than in the ordinary course of business, consistent with past practice; (xv) take any action which would cause any of the representations and warranties of Elverson set forth in the Merger Agreement to be untrue or the conditions set forth in the Merger Agreement to be unsatisfied; (xvi) fill job vacancies that occur prior to the Effective Date through attrition, unless the integration team described below deems it essential; or (xvii) agree to do any of the foregoing.

         Elverson also agreed in the Merger Agreement, among other things, (i) to permit NPB, if NPB elects to do so at its own expense, to cause a "phase I environmental audit" to be performed at any physical site owned or occupied by Elverson; (ii) if NPB acknowledges that all conditions to the parties' respective obligations under the Merger Agreement have been waived or satisfied and that their respective rights to terminate the Merger Agreement have lapsed, to establish additional accruals and reserves to conform Elverson's accounting reserve practices and methods to those of NPB and otherwise reflect Merger expenses of Elverson on a mutually satisfactory basis and in accordance with generally accepted accounting principles and applicable regulatory requirements; and (iii) to suspend the operation of its Dividend Reinvestment and Stock Purchase Plan, which was suspended on July 21, 1998.

         NPB and Elverson jointly agreed, among other things, (i) to submit the Merger Agreement to their respective shareholders for approval at meetings to be held as soon as practicable; (ii) to prepare all applications for,

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

and use their reasonable best efforts to obtain, all required regulatory approvals; (iii), subject to the terms of the Merger Agreement, to take all actions necessary to complete the transactions contemplated by the Merger Agreement; (iv) to maintain adequate insurance; (v) to maintain accurate books and records; (vi) to file all tax returns and pay all taxes when due; and (vii) to agree upon the form and substance of any press release or public disclosure related to the Merger Agreement and the Merger.

         NPB and Elverson also agreed in the Merger Agreement to select an integration team, comprising an equal number of senior staff employees of each of NPB and Elverson, to plan and implement an orderly, cost-effective consolidation of Elverson's operations into NP Bank's operations in Boyertown, Pennsylvania. Prior to the Effective Date, consolidation efforts may include, if mutually agreed, (i) the termination of any contract or arrangement that Elverson may have with an outside service bureau or other vendor of services,
(ii) the termination of any of Elverson's in-house back office, support, processing or other operational activities, and (iii) subject to applicable legal requirements, the substitution of a contract between NPB or NP Bank and Elverson for the provision of similar services.

         NPB agreed in the Merger Agreement that, prior to the Closing Date, it will not, without the written consent of Elverson, (i) enter into any agreement with any company (other than Elverson) concerning any acquisition of such company by NPB or a merger or consolidation of such company with NPB if either
(A) NPB would be required to present pro forma financial information regarding that transaction in the joint proxy statement/prospectus for the Merger or (B) NPB would propose to issue in that transaction shares of NPB Common Stock in an amount greater than 20% of the number of shares of NPB Common Stock outstanding on July 21, 1998, or (ii) repurchase, redeem or otherwise acquire any shares of NPB Common Stock.

Dividends

         The Merger Agreement permits Elverson to pay its regular quarterly cash dividend of $.06 per share of Elverson Common Stock outstanding. Elverson and NPB agreed in the Merger Agreement to coordinate dividend record dates and payment dates with respect to Elverson Common Stock and NPB Common Stock, it being their intention that the holders of NPB Common Stock and Elverson Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter. In coordinating their respective dividends, ENB and NPB have agreed that the ENB dividend which would normally be payable on January 1, 1999 to shareholders of record on December 15, 1998 will be payable December 31, 1998, and the former ENB shareholders who are NPB shareholders on the record date for the NPB dividend payable in the first quarter of 1999 will receive that dividend in full.

Conditions to the Merger

         The obligations of NPB and Elverson to effect the Merger are subject to various conditions, which include the following:

         (a) the Merger Agreement shall have been duly approved by the holders of NPB Common Stock and Elverson Common Stock;

         (b) all necessary governmental approvals for the Merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the Merger shall have expired (see "The Merger--Regulatory Approvals");

         (c) there shall not be any order, decree, or injunction in effect preventing the completion of the transactions contemplated by the Merger Agreement;

         (d) there shall have been delivered to each of NPB and Elverson an opinion of its counsel or a letter from its independent certified public accountants that, among other things, the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code (see "The Merger--Certain Federal Income Tax Consequences"); and

         (e) NPB and Elverson shall each have received an opinion from its respective independent certified public accountants that the Merger will be treated as a pooling of interests for financial accounting purposes (see "The Merger--Accounting Treatment").

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

         In addition to the foregoing, the obligations of each party to the Merger Agreement are conditioned on (i) the accuracy in all material respects as of July 21, 1998 and as of the Effective Date of the representations and warranties of the other party, except as to any representation or warranty which specially relates to an earlier date and except as otherwise contemplated by the Merger Agreement, (ii) the other party's performance in all material respects of all covenants and obligations required to be performed by it at or prior to the Effective Date and (iii) other conditions which are customary for transactions of the type contemplated by the Merger Agreement. See "The Merger--Representations and Warranties" and "The Merger--Conduct of Business Pending the Merger."

         Except for the requirements of shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the Merger Agreement, each of the conditions described above may be waived in the manner and to the extent described in "The Merger--Amendment; Waivers". Neither NPB nor Elverson, however, anticipates waiving the conditions that it receive an opinion from its independent accountants that the Merger will be treated as a pooling of interests for financial accounting purposes and an opinion of its counsel or of its independent accountants that, in the case of NPB, provides among other things, that the Merger will be treated as a "reorganization" within the meaning of
Section 368(a) of the Code, and in the case of Elverson, addresses, among other things, the tax consequences of the Merger to Elverson shareholders.

Amendment; Waiver

         Subject to applicable law, at any time prior to consummation of the Merger, NPB and Elverson may (a) amend the Merger Agreement, (b) extend the time for the performance of any of the obligations or other acts of NPB and Elverson required in the Merger Agreement, (c) waive any inaccuracies in the representations and warranties contained in the Merger Agreement, or (d) waive compliance with any of the agreements or conditions contained in the Merger Agreement, except for the requirements of shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the Merger Agreement.

Termination; Possible Exchange Ratio Increase

         The Merger Agreement may be terminated at any time prior to the Effective Date by mutual consent of NPB and Elverson or by either party if (i) the other party, in any material respect, breaches any representation, warranty, covenant or other obligation contained in the Merger Agreement and such breach has not been cured within thirty days from the date written notice of such breach was given to such party committing the breach, (ii) the closing of the Merger shall not have occurred on or before February 28, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe any agreements required to be performed by such party on or before the Closing Date, (iii) any regulatory authority whose approval or consent is required for the consummation of the Merger issues a definitive written denial of such approval or consent and the time periods for appeals or requests for reconsideration have expired, or (iv) shareholders of Elverson or NPB do not approve the Merger Agreement at their respective Meetings.

         In addition, Elverson may terminate the Merger Agreement at any time during the ten-day period following the Determination Date, if both (a) the NPB Market Value is less than $21.60 and (b) the NPB Market Value Quotient is less than the Index Group Standard by 5% or more (an "Index Termination Event") (see "The Merger--Terms of the Merger"), provided, however, that the Merger Agreement would not be so terminated if NPB elects, at its sole option, to increase the Exchange Ratio to 1.5625. Elverson may also terminate the Merger Agreement at any time during the ten-day period following the Determination Date, if the NPB Market Value is less than $20.25 ( a "Price Termination Event," an Index Termination Event and a Price Termination Event together, a "Financial Termination Event"). Thus, the time period for a Financial Termination Event will have ended prior to the NPB and ENB shareholder meetings.

         Elverson may also terminate the Merger Agreement if NPB or any of its subsidiaries enters into an agreement with a third party concerning any merger of NPB with or into such third party or the acquisition of all of NPB's assets, or if any person or entity acquires 19.9% or more of the outstanding shares of NPB Common Stock. Finally, Elverson may terminate the Merger Agreement following receipt of an Acquisition Proposal (see "The Merger--No Solicitation of Other Transactions"), but only if the Elverson Board of Directors has concluded in good faith after consultation with its legal and financial advisors that such Acquisition Proposal, if consummated pursuant to its terms, would result in an alternative transaction more favorable to Elverson's shareholders than the Merger. There can be no assurance that the Elverson Board of Directors would exercise its right to terminate the Merger Agreement if a Termination Event (i.e., any of the four conditions described in this paragraph and in the previous paragraph) exists, and if the Elverson Board of Directors does elect to so terminate the Merger Agreement on account of an Index Termination Event, there can be no assurance that NPB will elect to increase the Exchange Ratio as provided in the Merger Agreement.

         Elverson shareholders should be aware that the NPB Market Value as of the Determination Date, on which the occurrence of a Financial Termination Event and the subsequent increase, if any, in the Exchange Ratio may be determined, will be based on the average of the closing sale prices of NPB Common Stock during a 20-day trading period ending on the Determination Date. Accordingly, because the market price of NPB Common Stock between the Determination Date and the Effective Date, as well as between the Determination Date and the date certificates representing shares of NPB Common Stock are delivered in exchange for shares of Elverson Common Stock following consummation of the Merger, will fluctuate and possibly decline, the value of the NPB Common Stock actually received by holders of Elverson Common Stock may be more or less than (i) the NPB Market Value or (ii) the value of the NPB Common Stock on the Closing Date.

         The Index Group consists of eight bank or thrift holding companies selected by NPB and Elverson as being directly relevant for purposes of distinguishing changes in NPB's stock prices that are unique from those reflective of general changes in comparable companies. The eight bank or thrift holding companies are Wilmington Trust Company, WSFS Financial Corporation, PNC Financial Corporation, Sovereign Bancorp, Inc., Commerce Bancorp, Inc., Fulton Financial Corp., Keystone Financial, Inc., and JeffBanks, Inc. If any company belonging to the Index Group declares or effects a stock dividend, a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted. In the event the common stock of any such company ceases to be publicly traded or there has been an announcement of a proposal for the acquisition or sale of such company or the acquisition by such company of another company or companies in transactions having a value in excess of 25% of the acquiror's market capitalization, such company will be removed from the Index Group.

         It is not possible to know whether a Financial Termination Event will occur until after the Determination Date. The Elverson Board of Directors has made no decision as to whether it would exercise its right to terminate the Merger Agreement if there is a Financial or other Termination Event. In considering whether to exercise its termination right in such situation, the Elverson Board of Directors would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. The fairness opinion received by ENB is dated as of this Proxy Statement/Prospectus and is based on conditions in effect on such date. Accordingly, such opinion does not address NPB's possible increase in the Exchange Ratio if an Index Termination Event occurs. Approval of the Merger Agreement by the shareholders of Elverson at the Elverson Meeting will confer on the Elverson Board of Directors the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event without any further action by, or resolicitation of the votes of, the shareholders of Elverson.

         The NPB Board of Directors has made no decision as to whether it would exercise its right to increase the Exchange Ratio to 1.5625 if the Elverson Board of Directors elected to terminate the Merger Agreement upon the occurrence of an Index Termination Event. In considering whether to exercise its right to increase the Exchange Ratio, the NPB Board of Directors would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. The fairness opinion received by ENB is dated as of the date of this Proxy Statement/Prospectus and is based on conditions in effect on such date. Accordingly, such opinion does not address NPB's possible increase in the Exchange Ratio if an Index Termination Event occurs. See "The Merger--Opinions of Financial Advisors--Opinion of NPB's Financial Advisor."

Termination Fees

         Elverson has agreed to pay a fee of $5,000,000 to NPB if NPB is not in material breach of the Merger Agreement and Elverson fails to consummate the Merger after either (i) Elverson has terminated the Merger Agreement after receiving an Acquisition Proposal (see "The Merger--Termination; Possible Exchange Ratio Increase" and "The Merger--No Solicitation of Other Transactions") or (ii) the Merger has not been approved by Elverson's shareholders at the Elverson Meeting and, at the time of such Meeting, there has been an announcement by a person or group of persons (other than NPB) of an offer or proposal to acquire 19.9% or more of the shares of

Elverson Common Stock then outstanding, to acquire, or merge or consolidate with, Elverson, or to purchase all or substantially all of Elverson's assets.

         NPB has agreed to pay a fee of $1,000,000 to Elverson if Elverson is not in material breach of the Merger Agreement and NPB fails to consummate the Merger after the Merger has not been approved by NPB's shareholders at the NPB Meeting.

Expenses

         Elverson and NPB will each pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of financial consultants, accountants and legal counsel, except that the cost of printing and mailing this Proxy Statement/ Prospectus will be shared equally by Elverson and NPB.

No Solicitation of Other Transactions

         The Merger Agreement provides that Elverson shall not, and Elverson shall not authorize or permit any of its directors, officers, employees or agents to, directly or indirectly, (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Proposal (as defined below), (ii) recommend or endorse an Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding an Acquisition Proposal. Elverson has agreed to notify NPB as promptly as practicable and in reasonable detail if any inquiries or proposals relating to an Acquisition Proposal are received by Elverson, unless it believes that such notification could violate the Elverson Board of Directors' fiduciary duties.

         Notwithstanding the foregoing, (i) Elverson may furnish or cause to be furnished confidential and non-public information concerning Elverson and its businesses, properties or assets to a third party, (ii) Elverson may engage in discussions or negotiations with a third party, (iii) following receipt of an Acquisition Proposal, Elverson may take and disclose to its shareholders a position with respect to such Acquisition Proposal, and/or (iv) following receipt of an Acquisition Proposal, the Elverson Board of Directors may withdraw or modify its recommendation of the Merger or terminate the Merger Agreement, but in respect of the foregoing clause (iv) only to the extent that the Elverson Board of Directors has concluded in good faith after consultation with its legal and financial advisors that such Acquisition Proposal, if consummated pursuant to its terms, would result in an alternative transaction that is more favorable to Elverson's shareholders than the Merger.

         "Acquisition Proposal" means: (i) any acquisition or purchase of a significant amount of the assets of Elverson, or any equity interest in Elverson or any take-over bid or tender offer (including an issuer bid or self-tender offer) or exchange offer, consolidation, plan or arrangement, reorganization, consolidation, business combination, sale of substantially all of the assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Elverson (other than the transactions contemplated by the Merger Agreement), or (ii) any proposal, plan or intention to do any of the foregoing either publicly announced or communicated to Elverson or any agreement to engage in any of the foregoing.

Nasdaq Listing

         The obligation of Elverson to effect the Merger is subject to the condition that the NPB Common Stock continue to be authorized for quotation on the National Market tier of the Nasdaq Stock Market.

Exchange of Elverson Stock Certificates

         The conversion of Elverson Common Stock into NPB Common Stock will occur automatically on the Effective Date. As soon as practicable after the Effective Date, NP Bank, or a bank or trust company designated by NPB, in the capacity of exchange agent (the "Exchange Agent"), will send a transmittal form to each Elverson shareholder of record. The transmittal form will contain instructions with respect to the surrender of certificates representing Elverson Common Stock to be exchanged for certificates representing NPB Common Stock. Certificates representing shares of NPB Common Stock and checks for cash in lieu of fractional interests in shares of NPB Common Stock will be mailed to former shareholders of Elverson as soon as reasonably possible following the receipt of certificates representing former shares of Elverson Common Stock and other related documentation required by the Exchange Agent.

         ELVERSON SHAREHOLDERS SHOULD NOT FORWARD ELVERSON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. ELVERSON SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

         Until the certificates representing Elverson Common Stock are surrendered for exchange after completion of the Merger, holders of such certificates will not receive, and will not be paid dividends or distributions on, the NPB Common Stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid without interest. For all other purposes, however, each certificate which represents shares of Elverson Common Stock outstanding at the Effective Date (other than any dissenting shares) will be deemed to evidence ownership of and the right to receive the shares of NPB Common Stock (and cash in lieu of fractional shares) into which those shares have been converted by virtue of the Merger. Neither NPB nor Elverson will be liable to any holder of shares of Elverson Common Stock for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

         All shares of NPB Common Stock issued upon conversion of shares of Elverson Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Elverson Common Stock, subject,
however,   to  NPB's   obligation  to  pay  any  dividends  or  make  any  other
distributions with a record date on or prior to the Effective Date, which may have been declared or made by Elverson on such shares of Elverson Common Stock in accordance with the Merger Agreement and which remain unpaid at the Effective Date.

         No fractional shares of NPB Common Stock will be issued to any shareholder of Elverson upon completion of the Merger. For each fractional share that would otherwise be issued, NPB will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the NPB Market Value.

Regulatory Approvals

         The Merger is subject to approval by the OCC under the federal Bank Merger Act ("BMA"), which requires that the OCC take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BMA prohibits the OCC from approving the Merger: (a) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or (b) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the OCC finds that the anti-competitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The OCC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977. Under the BMA, the Merger may not be consummated until the fifteenth day following the date of the OCC approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the OCC's approval unless a court specifically orders otherwise. NP Bank and Elverson filed an application pursuant to the BMA with the OCC on August 19, 1998. The OCC approved the Merger on October 2, 1998. WHEN THE OCC GRANTED ITS APPROVAL: (i) IT ONLY REFLECTED THE OCC'S VIEW THAT THE TRANSACTION DOES NOT CONTRAVENE APPLICABLE COMPETITIVE STANDARDS IMPOSED BY LAW, SAFETY AND SOUNDNESS; (ii) IT IS NOT AN OPINION BY THE OCC THAT THE PROPOSED TRANSACTION IS FAVORABLE TO THE SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW OR THAT THE OCC HAS CONSIDERED THE ADEQUACY OF THE TERMS OF THE TRANSACTION; AND (iii) IT IS NOT AN ENDORSEMENT OR RECOMMENDATION BY THE OCC OF THE MERGER.

         Elverson, NP Bank and NPB are not aware of any other governmental approvals or actions that are required for consummation of the Merger, except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There would, however, be no assurance that all such regulatory approvals would be obtained, and, if the Merger were approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals would not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement. There can likewise be no assurance that the U.S. Department of Justice or the Pennsylvania Attorney General will not challenge the Merger, or if such a challenge is made, as to the result thereof.

Management and Operations after the Merger

         The Surviving Bank will establish a separate banking division called "Elverson National Bank, A Division of National Penn Bank" (the "Elverson Division"), which will consist of certain of Elverson's present branch offices and certain of NP Bank's present branch offices. The Surviving Bank will also establish the "Elverson Division Board of Directors" (the "Elverson Board") to advise the Surviving Bank from time to time regarding sales, marketing and expansion of the Elverson Division. The Elverson Board will consist of the members of Elverson's Board of Directors at the Effective Date (the "Elverson Continuing Directors"), one executive officer of NPB who will be selected by NPB, and such other persons as the Elverson Board may select from time to time. NPB has agreed to operate the Elverson Division and maintain the Elverson Board in existence for at least five years after the Effective Date, except in certain circumstances set forth in the Merger Agreement.

         The directors and executive officers of NP Bank prior to the Merger will continue, in their respective capacities, as directors and executive officers of the Surviving Bank. In addition, two persons (each an "Elverson Nominee") proposed by Elverson's Board of Directors and approved by NPB will become directors of the Surviving Bank as of the Effective Date. NPB and the Bank have agreed to take all steps necessary to ensure that each Elverson Nominee (or any successor selected as described below) is re-elected to the Surviving Bank's Board of Directors for each of the five years following the Effective Date, if he is in office as a director of the Surviving Bank on the annual election dates. If an Elverson Nominee (or any successor selected as described in this sentence) resigns, dies or is otherwise removed from the Surviving Bank's Board of Directors prior to the end of such five-year period, the Elverson Continuing Directors will have the right to select a successor to such Elverson Nominee, subject to the approval of NPB. The selection of the Elverson Nominees has not been finalized pursuant to the Merger Agreement.

         Upon completion of the Merger and subject to all applicable legal requirements, NPB has agreed that its Board of Directors will appoint two persons (each an "Elverson NPB Nominee") proposed by Elverson's Board of Directors and approved by NPB to serve as directors of NPB effective as of the Effective Date. One Elverson NPB Nominee will serve as a Class I Director with a term expiring in April 2000, and the other Elverson NPB Nominee will serve as a Class II Director with a term expiring in April 2001. NPB has also agreed to cause each Elverson NPB Nominee (or any successor selected as described below) to be re-nominated for at least one additional three-year term thereafter. If an Elverson NPB Nominee (or any successor selected as described in this sentence) resigns, dies or is otherwise removed from NPB's Board of Directors during his term as a director, the Elverson Continuing Directors will have the right to select a successor to such Elverson NPB Nominee, subject to the approval of NPB. The selection of the Elverson NPB Nominees has not been finalized pursuant to the Merger Agreement.

Employee Benefits and Severance

         Upon completion of the Merger, NPB, NP Bank or another NPB subsidiary will offer employment to each person who is then an employee of Elverson (an "Elverson Employee") in accordance with the employment and severance policies agreed to by NPB and Elverson in the Merger Agreement (the "Merger Employment Policies").

     Under the Merger Employment Policies, NPB is obligated to provide severance benefits to each Elverson Employee (other than an Elverson Employee who is a party to an employment, "change-in-control" or similar agreement) (i) who does not accept employment with NPB (unless such Elverson Employee has rejected offers of employment as described below) or (ii) whose employment with NPB is terminated without "cause" (as described below) within one year after the Effective Date. Severance benefits will consist of (i) one week's pay (at then current levels) for each year and each partial year of service (but in no event less than eight week's pay), which will be paid as salary continuation, (ii) a lump sum payment in respect of all unused vacation time, which will be paid as soon as practicable after termination of employment, and (iii) the continuation of all applicable welfare plan benefits until the last day of the month in which the last week's salary continuation payment is made. Notwithstanding the foregoing, unless previously terminated without cause, no Elverson Employee shall be entitled to severance benefits unless such employee continues in employment for 30 days following the actual consolidation and conversion of the ENB operating system with and into NP Bank's operating system.

     NPB will not be obligated to pay severance benefits to (i) any Elverson Employee whose pre-Merger employment position is maintained as it was immediately prior to the Merger; (ii) any non-exempt Elverson Employee who receives and rejects any two job offers of equal or higher salary grade at a location within a 15-mile radius of such employee's home, or (iii) any exempt Elverson Employee who receives and rejects a job offer of equal or higher salary grade at a location within a 25-mile radius of such employee's home. However, each full-time Elverson Employee who is employed in a non-community office or non-lending staff position and who rejects a job offer described in this paragraph or who elects to terminate employment with NPB within 365 days after the Effective Date will be entitled to four weeks of severance benefits.

         Any Elverson Employee whose employment with NPB is terminated by NPB without cause (as described below) after one year after the Effective Date will receive such severance benefits from NPB as are provided under NPB's general severance policy for such terminations. Each such employee will be given full credit for each year of service as an Elverson Employee.

         For the purposes of NPB's severance obligations, "cause" will mean the employer's good faith reasonable belief that the employee committed fraud, theft or embezzlement, falsified corporate records, disseminated confidential information concerning customers or NPB, NP Bank or any of their employees, had documented unsatisfactory job performance under NPB's or NP Bank's dismissal policy, or violated NPB's or NP Bank's code of conduct.

         The Merger Agreement also obligated NPB to provide employee benefits to each Elverson Employee who becomes an employee of NPB or any of NPB's subsidiaries. As of the Effective Date, each Elverson Employee who becomes an employee of NPB or of any of NPB's subsidiaries will be entitled to full credit for each year of service with Elverson for purposes of determining eligibility for participation and vesting, but not benefit accrual, in NPB's employee benefit plans, programs and policies. The employee benefits provided to former Elverson Employees after the Effective Date will be substantially similar to the employee benefits, in the aggregate, provided by NPB or its subsidiary to its similarly situated employees. The NPB medical, dental and life insurance plans, programs or policies, if any, that become applicable to former Elverson
Employees will not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents. Subject to the foregoing, after the Effective Date, NPB may discontinue, amend or convert to an NPB plan any particular benefit or welfare plan of Elverson, subject to such plan's provisions and applicable law.

         The Merger Agreement also makes provision for the Elverson 401(k) Profit Sharing Plan (the "401(k) Plan"), the Elverson Management Incentive Plan (the "MIP"), the Elverson Employee Stock Ownership Plan (the "ESOP"), and Elverson's deferred compensation arrangements. As of the Effective Date, the account balances of employees under the 401(k) Plan will become 100 percent vested and will be merged with and into NPB's Capital Accumulation Plan. The ESOP will be terminated and, pursuant to applicable law, all accounts will become 100 percent vested and will be merged with and into NPB's Capital Accumulation Plan. If the Merger occurs prior to December 31, 1998, the annual portion of the MIP will be continued through December 31, 1998. If the Merger occurs after December 31, 1998, the MIP may be continued or discontinued as determined by the NPB Board of Directors. In any event, the Elverson Board of Directors will determine in good faith, with the consent of NPB, the appropriate level of payouts to be made under the MIP for 1998. In making its determination, the Elverson Board of Directors will disregard any extraordinary expenses or charges related to the Merger that would otherwise cause a reduction in payouts under the MIP. The calculations determining the amounts to be included in the ESOP, MIP and profit sharing plans for 1998 will be done prior to making any deductions for reserves to be created or expenses incurred in connection with the Merger.

         On the Effective Date or on January 1, 1999 if the Effective Date is prior to January 1, 1999, deferred compensation arrangements will be terminated, and subject to any applicable income tax withholding requirements, all deferred compensation account balances shall be paid out in cash to plan participants.

Interests of Certain Persons in the Merger

         Share Ownership

         As of the Record Date, the directors and executive officers of Elverson may be deemed to be the beneficial owners of 612,705 shares of Elverson Common Stock, or 23.58% of the then outstanding shares of Elverson Common Stock.

         As of the Record Date, the directors and executive officers of Elverson may be deemed to be beneficial owners of ____ shares of NPB Common Stock, or _____% of the then outstanding shares of NPB Common Stock.

         As of the Record Date, the directors and executive officers of NPB are not the beneficial owners of any shares of Elverson Common Stock.

         As of the Record Date, the directors and executive officers of NPB may be deemed to be beneficial owners of 441,937 shares of NPB Common Stock, or 3.35% of the then outstanding shares of NPB Common Stock.

         Indemnification and Insurance

         The Merger Agreement provides that NPB shall indemnify, defend, and hold harmless the directors, officers, employees and agents of Elverson (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions ("Prior Acts") occurring at or prior to the Effective Date (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under the Pennsylvania Business Corporation Law ("PBCL"), including provisions relating to advances of expenses incurred in the defense of any proceeding, provided however that the person to whom the expenses are advanced provides any undertaking required by the PBCL.

         The Merger Agreement further provides that for a period of at least six years from the Effective Date, NPB shall use its reasonable best efforts, at no expense to the beneficiaries, to maintain directors' and officers' liability insurance for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, or to obtain coverage for Prior Acts for the Indemnified Parties under the directors' and officers' liability insurance policies currently maintained by NPB, in either case, providing at least the same coverage as currently maintained by Elverson and containing terms and conditions which are no less favorable to the beneficiaries; provided, however, that in no event shall NPB be obligated to make premium payments which exceed (for the portion related to Elverson's directors and officers) 150% of the annual premium payments of Elverson's policy in effect as of July 21, 1998.

         Board Representation

         The Merger Agreement provides that upon consummation of the Merger and subject to compliance with all applicable legal requirements, NPB has agreed that its Board of Directors will appoint two persons proposed by Elverson's Board of Directors and approved by NPB effective the Effective Date. One will serve as a Class I director with a term through April 2000 and the other will serve as a Class II director with a term through April 2001 and each will be re-nominated for at least one full three-year term thereafter (each, an "Elverson NPB Nominee"). In the event that any Elverson NPB Nominee, or any successor, resigns, dies or is otherwise removed from NPB's Board of Directors prior to the end of such person's full three-year term, the Elverson Continuing Directors, by a plurality vote, shall have the right to select such person's successor, subject to NPB's approval and NPB shall take all reasonable steps necessary to elect such successor to the NPB Board of Directors. The selection of the Elverson NPB Nominees has not been finalized pursuant to the Merger Agreement.

         In addition to the foregoing, as of the Effective Date, two persons (each an "Elverson Nominee") proposed by Elverson's Board of Directors and approved by NPB will become directors of the Surviving Bank. NPB and NP Bank have agreed to take all steps necessary to ensure that the Elverson Nominees, or their successors, are reelected to the

Surviving Bank's Board of Directors for each of the five years following the Effective Date if such persons are in office as directors of NPB on the annual election dates. If an Elverson Nominee or any successor resigns, dies or is otherwise removed from the Surviving Bank's Board of Directors prior to the end of such five year period, the Elverson Continuing Directors, by a plurality vote, will have the right to select a successor, subject to approval of NPB. The selection of the Elverson Nominees has not been finalized pursuant to the Merger Agreement.

         Upon consummation of the Merger and subject to compliance with all applicable legal requirements, the Surviving Bank will establish and operate the Elverson Division. The Elverson Division will consist of certain Elverson branch offices and certain of NP Bank's present branch offices. The Surviving Bank will also establish the Elverson Board to advise the Surviving Bank's Board of Directors from time to time regarding sales, marketing and expansion of the Elverson Division. The Elverson Board will consist of the members of Elverson's Board of Directors at the Effective Date, an NPB executive officer selected by NPB and such other persons as the Elverson Board may select from time to time. Elverson's non-employee directors as of July 21, 1998 who become members of the Elverson Board will receive annual director compensation equal to the annual director compensation received by them as of July 21, 1998. NPB has agreed to operate the Elverson Division and maintain the Elverson Board in existence for at least five years after the Effective Date, except as otherwise provided in the Merger Agreement.

         Management Incentive Plan

         If the Merger occurs prior to December 31, 1998, the annual portion of the MIP shall be continued through December 31, 1998. If the Merger occurs after December 31, 1998, the MIP may be continued or discontinued as determined by the NPB Board of Directors. In any event, the Elverson Board of Directors shall determine in good faith, with the consent of NPB, the appropriate level of payouts to be made under the MIP for 1998. In making its determination, the Elverson Board of Directors will disregard any extraordinary expenses or charges related to the Merger that would otherwise cause a reduction in payouts under the MIP.

         Stock Options

         As a result of the Merger Agreement and as provided in the ENB 1996 Stock Incentive Plan, all options issued and outstanding have become 100 percent vested and immediately exercisable. See "The Merger--Interests of Certain Persons in the Merger--Employee Benefits."

         The number of options held by the executive officers of Elverson that became 100 percent vested and exercisable as a result of the Merger Agreement are set forth below.

         Name                       Title                                Vested

         Glenn E. Moyer            President and Chief                   11,760
                                   Executive Officer

         Sandra L. Hoffman         Senior Vice President and              4,935
                                   Chief Operating Officer

         Charles A. Bender         Senior Vice President and              1,260
                                   Commercial Loan Officer

         Paul W. McEwen            Senior Vice President, Loan            2,625
                                   Officer and Cashier

         Glenn B. Marshall         Senior Vice President and              2,485
                                   Commercial Loan Officer

         Hugh L. Marshall, III     Chief Credit Policy Officer            1,960

         Julie A. Kissinger        Bank Controller                          525

     All options to purchase Elverson Common Stock issued by Elverson and outstanding on the Effective Date will be converted into an option to purchase NPB Common Stock. The conversion will be based upon the number of shares of NPB Common Stock which the optionholder would have been entitled to receive in the Merger if such option was exercised immediately prior to the Effective Date at an exercise price per share of NPB Common Stock equal to the per share exercise price of the option to purchase Elverson Common Stock divided by the Exchange Ratio.

         Continued Employment

         Upon consummation of the Merger, NPB shall offer employment to each person who is then an Elverson Employee in accordance with the Merger Employment Policies generally described below. See "The Merger--Employee Benefits and Severance."

         Under the Merger Employment Policies, NPB is obligated to provide severance benefits to each Elverson Employee (other than an Elverson Employee who is a party to an employment, "change-in-control" or similar agreement) (i) who does not accept employment with NPB (unless such Elverson Employee has rejected certain offers of employment) or (ii) whose employment with NPB is terminated without cause within one year after the Effective Date. Severance benefits will consist of (i) one week's pay (at then current levels) for each year and each partial year of service (but in no event less than eight week's pay), which will be paid as salary continuation, (ii) a lump sum payment in respect of all unused vacation time, which will be paid as soon as practicable after termination of employment, and (iii) the continuation of all applicable welfare plan benefits until the last day of the month in which the last week's salary continuation payment is made.

         Glenn E. Moyer, President and CEO of Elverson, will become President of the Elverson Division and President of the Berks County and Montgomery County regions of NP Bank. Mr. Moyer will also become an Executive Vice President of NP Bank, with additional corporate responsibilities. See "Information With Respect to NPB and NP Bank."

         Employee Benefits

         As of the Effective Date, the account balances of employees under the 401(k) Plan will become 100 percent vested and will be merged with and into NPB's Capital Accumulation Plan. The ESOP will be terminated and, pursuant to applicable law, all accounts will become 100 percent vested and will be merged with and into NPB's Capital Accumulation Plan. In addition, consummation of the Merger will cause the termination of Elverson's deferred compensation arrangement and the distribution of all compensation previously deferred under such arrangement. See "The Merger--Employee Benefits and Severance."

         The Elverson Employees who become employees of NPB shall be entitled to full credit for each year of service with ENB for purposes of determining eligibility and vesting in NPB's employee benefit plans. See "The Merger--Interest of Certain Persons in The Merger--Continued Employment."

         Certain Relationships with NPB and NP Bank

         John A. Koury, Jr., a member of the Elverson Board of Directors, presently owns a fifty percent interest in OK Ventures III, a partnership doing business as Sunset Drive Office Plaza. On December 4, 1997, Sunset Drive Office Plaza leased certain office space located at 1503 Sunset Drive, Pottstown, Pennsylvania, to NP Bank. The lease provides for an initial term of five years and rental payments in the amount of $69,700 annually. The lease includes one
(1) five (5) year renewal option with rental adjustments based upon changes in the consumer price index and a right of first refusal. Effective October 1, 1998, NP Bank exercised its right of first refusal for additional space at Sunset Drive Office Plaza for the same rented rate as the original lease for an initial term of five years (the "Additional Lease"). The Additional Lease includes rental payments in the amount of $26,112 annually and includes one (1) five (5) year renewal option with rental adjustments based upon changes in the consumer price index.

         NP Bank presently has private banking relationships with certain Elverson directors and officers. NP Bank has extended a home equity line of credit ("Line of Credit") in the amount of $75,000 to Glenn E. Moyer, President and Chief Executive Officer of Elverson, and E. Jane Moyer, Mr. Moyer's wife. The Line of Credit is secured by a second lien on the Moyers' personal residence. NP Bank has extended a loan of $811,000 to Boyd C. Davis, Jr., a director of Elverson, which loan is secured by a pledge of 69,056 shares of Elverson Common Stock.

Accounting Treatment

         The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of NP Bank and Elverson will be carried forward to the Surviving Bank at their recorded amounts; income of the Surviving Bank will include income of both NP Bank and Elverson for the entire fiscal year of NPB in which the Merger occurs; and the reported income of NP Bank and Elverson for prior periods will be combined and restated as income of the Surviving Bank. Expenses incurred in connection with the Merger will be expensed in the period that shareholder and regulatory approval related to the Merger are received.

         It is a condition to completion of the Merger that NPB and Elverson each receive an opinion from its respective independent certified public accountants confirming that the Merger will qualify as a pooling of interests for financial accounting purposes. As of the date of this Proxy Statement/Prospectus, neither NPB nor Elverson has any reason to believe that their respective independent certified public accountants will be unable to deliver an opinion that the Merger will qualify as a pooling of interests for financial accounting purposes.

Certain Federal Income Tax Consequences

     The following is a description of the principal anticipated material federal income tax consequences of the Merger to NP Bank, Elverson, NPB and the holders of Elverson Common Stock. The description is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, judicial decisions and published rulings and other administrative interpretations issued by the Internal Revenue Service ("IRS"), as currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion does not address all aspects of federal income tax that may be relevant to particular holders of Elverson Common Stock. Thus, for example, the discussion may not apply to individuals who are not citizens or residents of the United States for federal income tax purposes or to corporations not organized under the laws of the United States or its political subdivisions. The discussion does not address any federal estate tax or state, local or foreign tax considerations arising in connection with the Merger. EACH HOLDER OF ELVERSON COMMON STOCK IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO ANY PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO HIM OR HER, AS WELL AS TO ANY ESTATE, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES
ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF SHARES OF NPB COMMON STOCK RECEIVED IN THE MERGER.

     The obligation of each of Elverson and NPB to consummate the Merger is conditioned upon the receipt of an opinion from its special counsel (Dechert Price & Rhoads and Ellsworth, Wiles, Carlton & Waldman, P.C., respectively) or from its independent certified public accountants (Beard & Company, Inc. and Grant Thornton LLP, respectively) to the effect that the Merger constitutes a reorganization under Section 368(a) of the Code for federal income tax purposes and that the holders of Elverson Common Stock will recognize no gain or loss in connection with the Merger, except to the extent that cash is received in lieu of a fractional share of NPB Common Stock. No ruling will be obtained from the IRS with respect to the federal income tax consequences of the Merger, and the opinions described above are not binding on the IRS or any court.

     Assuming the Merger constitutes a tax-free reorganization under Section 368(a) for federal income tax purposes:

     1. Neither NP Bank, NPB nor Elverson will recognize gain or loss in connection with the Merger;

     2. Holders of Elverson Common Stock will recognize no gain or loss in connection with the Merger, except to the extent that cash is received in lieu of a fractional share of NPB Common Stock;

     3. A person's holding period for shares of NPB Common Stock received in the Merger will include that person's holding period for shares of Elverson Common Stock surrendered in the Merger, provided the shares of Elverson Common Stock are held as capital assets;

     4. The tax basis of shares of NPB Common Stock received in the Merger will be equal to the tax basis of shares of Elverson Common Stock surrendered, less any basis that would be allocable to a fractional share of NPB Common Stock for which cash is received;

     5. Cash received in lieu of a fractional share of NPB Common Stock will be treated as received in redemption of a fractional share of NPB Common Stock, and gain or loss will be recognized in connection with that deemed redemption subject to the provisions of Section 302 of the Code; and

     6. Cash received by a holder of Elverson Common Stock who has perfected dissenters' rights as to his or her shares of Elverson Common Stock will be treated as a distribution in redemption of such shares, subject to the provisions and limitations of Section 302 of the Code.

Resale of NPB Common Stock

         The shares of NPB Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any Elverson shareholder who may be deemed to be an "affiliate" of Elverson for purposes of Rule 145 under the Securities Act or an "affiliate" of NPB for purposes of Rule 144 under the Securities Act (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% or more shareholders) who control, are controlled by, or are under common control with,
(i) NPB or Elverson at the time of the Elverson  Meeting or the NPB Meeting,  or
(ii) NPB at or after the Effective Date.

         Rules 144 and 145 will restrict the sale of shares of NPB Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally, during the year following the Effective Date, those persons who are Affiliates of Elverson at the time of the Elverson Meeting, provided they are not Affiliates of NPB at or following the Effective Date, may publicly resell any shares of NPB Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of NPB Common Stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to NPB as required by Rule 144. Persons who are Affiliates of NPB after the Effective Date may publicly resell the shares of NPB Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

         The ability of Affiliates to resell shares of NPB Common Stock received in the Merger under Rule 144 or Rule 145 as summarized herein generally will be subject to NPB's having satisfied its public reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale. Affiliates also would be permitted to resell shares of NPB Common Stock received in the Merger pursuant to an effective registration statement under the
Securities Act or another available exemption from the Securities Act regulations requirements. This Proxy Statement/Prospectus does not cover any resales of shares of NPB Common Stock received by persons who may be deemed to be Affiliates of NPB or Elverson.

         Each director of Elverson and NPB has entered into an agreement with NPB and Elverson, respectively, providing that, as an Affiliate, he or she will not transfer any shares of NPB Common Stock received in the Merger except in compliance with the Securities Act and will make no dispositions of any shares of NPB Common Stock or shares of Elverson Common Stock (or any interest therein) during the period commencing 30 days prior to the Effective Date through the date on which financial results covering at least 30 days of combined operations of NPB and Elverson after the Merger have been made public. NPB has agreed to use its reasonable best efforts to publish such combined financial results no more than 20 days after the end of the first month after the Effective Date in which there are at least 30 days of post-Merger combined operations.

Appraisal Rights of Dissenting Shareholders

         Under Section 215a(b) of Title 12 of the United States Code ("Section 215a(b)"), any holder of shares of Elverson Common Stock who does not wish to accept the consideration pursuant to the Merger has the right to seek an appraisal and be paid the "value" in cash of such holder's Elverson Common Stock on the Effective Date, provided that such holder complies with the provisions of
Section 215a(b).

         The following is a summary of the material statutory procedures to be followed by a holder of Elverson Common Stock in order to dissent from the Merger and perfect appraisal rights under Section 215a(b). This summary discusses all material provisions of Section 215a(b) but is not intended to be complete and is qualified in its entirety by reference to Section 215a(b), the text of which is set forth in Annex D hereto. Any shareholder considering demanding appraisal is advised to consult legal counsel because the failure to precisely follow all the necessary legal requirements may result in the loss of such appraisal rights.

         Holders of record of Elverson Common Stock who desire to exercise their appraisal rights must fully satisfy all of the following conditions. Each holder must either: (a) vote against the Merger Agreement at the Elverson Meeting; or
(b) give notice in writing at, or prior to, the Elverson Meeting that such holder dissents from the Merger, to Elverson National Bank, 83 West Main Street, Elverson, Pennsylvania 19520-9403, Attention: John A. Koury, Jr., Secretary.

         Voting in favor of the ratification, confirmation and approval of the Merger Agreement, or abstaining from the vote on the ratification, confirmation and approval of the Merger Agreement without providing the written notice referred to above, will constitute a waiver of the shareholder's right of appraisal and will nullify any written demand for appraisal submitted by the shareholder.

          This right is further conditioned upon written request of appraisal being made to NPB, addressed to National Penn Bancshares, Inc., Reading and Philadelphia Avenues, Boyertown, Pennsylvania 19512, Attention: Sandra L. Spayd, Secretary, at any time within 30 days after the date of consummation of the Merger. Such written request must be accompanied by the surrender of the dissenting shareholder's Elverson stock certificates.

         Under Section 215a(b), the value of the shares of dissenting shareholders who give the required notice is intended to be ascertained as of the Effective Date by an appraisal made by a committee of three persons, composed of: (i) one person selected by the vote of the holders of the majority of the shares of Elverson Common Stock, the owners of which are entitled to payment in cash; (ii) one person selected by the Board of Directors of NPB; and
(iii) one person selected by the two so selected. The valuation agreed upon by any two of the three appraisers will govern. If the value so fixed is not satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of such holder's shares, appeal to the OCC, which will cause a reappraisal to be made, and such reappraisal will be final and binding as to the value of such shares.

         If, within 90 days from the date of consummation of the Merger, one or more of the appraisers is for any reason not selected as provided above, or the appraisers fail to determine the value of such shares, the OCC is obligated, upon written request of any interested party, to cause an appraisal to be made, and such appraisal will be final and binding on all parties. The costs and expenses of any such appraisal are required to be determined by the committee and shall be assessed against NPB. Unless NPB or the dissenting shareholders seek judicial review of the appraisal, the appraised value of the shares must be promptly paid to the dissenting shareholders by NPB out of the funds deposited in an escrow account established therefor.

         ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX E IS A BULLETIN ISSUED BY THE OCC WITH RESPECT TO THE METHODS AND RESULTS OF OCC APPRAISALS. HOLDERS OF ELVERSON COMMON STOCK SHOULD CAREFULLY CONSIDER ANNEX E AND SHOULD CONSULT WITH THEIR LEGAL COUNSEL REGARDING THEIR RIGHT TO DISSENT FROM THE
MERGER AND TO RECEIVE THE  APPRAISED  VALUE OF THEIR  SHARES OF ELVERSON  COMMON
STOCK. FAILURE TO FOLLOW PRECISELY ANY STEP REQUIRED BY SECTION 215A(B) IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS MAY RESULT IN TERMINATION OF SUCH RIGHTS.

                        CERTAIN REGULATORY CONSIDERATIONS

         AS A BANK HOLDING COMPANY, NPB IS SUBJECT TO REGULATION UNDER THE BANK HOLDING COMPANY ACT OF 1956, AS AMENDED ("BHCA"), AND TO ITS EXAMINATION AND REPORTING REQUIREMENTS. THE FOLLOWING DISCUSSION SETS FORTH CERTAIN OF THE MATERIAL ELEMENTS OF THE REGULATORY FRAMEWORK APPLICABLE TO BANK HOLDING COMPANIES AND THEIR SUBSIDIARIES AND PROVIDES CERTAIN SPECIFIC INFORMATION RELEVANT TO NPB. TO THE EXTENT THAT THE FOLLOWING INFORMATION DESCRIBES STATUTORY AND REGULATORY PROVISIONS, IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE STATUTORY AND REGULATORY PROVISIONS. A CHANGE IN APPLICABLE STATUTES, REGULATIONS OR REGULATORY POLICY MAY HAVE A MATERIAL EFFECT ON THE BUSINESS OF NPB.

General

         As a bank holding company, NPB is subject to regulation under the BHCA and to its examination and reporting requirements. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of, or a waiver of the requirement for such approval by, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

         The earnings of NPB are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the OCC and the FDIC. In addition, there are numerous governmental requirements and regulations which affect the activities of NPB.

Payment of Dividends

         NPB is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of NPB's revenues result from amounts paid as dividends to NPB by its subsidiary, NP Bank. The prior approval of the OCC is required for the payment of any dividend by a national bank if the total of all dividends declared by the board of directors of such bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debt in excess of such bank's allowance for loan losses.

         Under the foregoing dividend restrictions, as of June 30, 1998, NPB's subsidiaries, without obtaining affirmative governmental approvals, could pay aggregate dividends of $45,868,000 to NPB. In the first six months of 1998, NPB's subsidiaries paid $12,816,000 in cash dividends to NPB.

         In addition, NPB and NP Bank are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a national bank or bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC (the appropriate agency with respect to NP Bank) has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.

Borrowings; Etc.

         There are also various legal restrictions on the extent to which each of NPB and its nonbank subsidiaries can borrow or otherwise obtain credit from NP Bank. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited, as to any one of NPB or such nonbank subsidiaries, to ten percent of NP Bank's capital stock and surplus, and as to NPB and all such nonbank subsidiaries in the aggregate, to 20 percent of NP Bank's capital stock and surplus.

         Under the NBA, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata and, to the extent necessary, if any such assessment is not paid by any stockholder after three months notice, to sell the stock of such stockholder to make good the deficiency.

         Under Federal Reserve Board policy, NPB is expected to act as a source of financial strength to NP Bank and to commit resources to support NP Bank. This support may be required at times when, absent such Federal Reserve Board policy, NPB may not find itself willing or able to provide it.

         Any capital loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Capital Adequacy

         The Federal Reserve Board and the OCC have adopted substantially similar risk-based and leverage capital guidelines for United States banking organizations. Under these risked-based capital standards, the minimum consolidated ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is eight percent. At least half of the total capital is to be composed of common stockholder's equity, retained earnings, a limited amount of qualifying perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill and certain intangibles ("tier 1 capital" and, together with tier 2 capital, "total capital"). The remainder of total capital may consist of mandatory convertible debt securities and a limited amount of subordinated debt, qualifying preferred stock and loan loss allowance ("tier 2 capital"). At June 30, 1998, NPB's tier 1 and total capital ratios were
12.43 percent and 13.83 percent, respectively. On an NPB and Elverson combined basis, such ratios at June 30, 1998, would have been 12.90 percent and 14.18 percent, respectively.

         In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets less certain amounts ("leverage ratio") equal to three percent for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of from at least four to five percent. NPB's leverage ratio at June 30, 1998, was 9.56 percent. On an NPB and Elverson combined basis, such ratio at June 30, 1998, would have been 9.49 percent. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible tier 1 leverage ratio"
(deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised NPB of any specific minimum leverage ratio or tangible tier 1 leverage ratio applicable to it.

         NP Bank is subject to similar capital requirements adopted by the OCC. NP Bank had tier 1 and total capital ratios of 8.84 percent and 10.11 percent, respectively, and a leverage ratio of 6.47 percent, as of June 30, 1998. The OCC has not advised NP Bank of any specific minimum leverage ratio applicable to it.

Prompt Corrective Action

         The  Federal  Deposit  Insurance  Act  ("FDIA"),  among  other  things, requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The FDIA establishes five capital tiers: "well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

         The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be (i) "well capitalized" if it has a total capital ratio of ten percent or greater, a tier 1 capital ratio of six percent or greater and a leverage ratio of five percent or greater and is not subject to any order or written directive by the OCC to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total capital ratio of eight percent or greater, a tier 1 capital ratio of four percent or greater and a leverage ratio of four percent or greater (three percent in certain circumstances) and is not "well capitalized"; (iii) "undercapitalized" if it has a total capital ratio of less than eight percent, a tier 1 capital ratio of less than four percent or a leverage ratio of less than four percent (three percent in certain circumstances); (iv) "significantly undercapitalized" if it has a total capital ratio of less than six percent, a tier 1 capital ratio of less than three percent or a leverage ratio of less than three percent; and
(v) "critically undercapitalized" if its tangible equity is equal to or less than two percent of average quarterly tangible assets. An institution may be downgraded to, or deemed to be in, a capital category that is lower than is indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of June 30, 1998, Elverson, NPB and NP Bank each had capital levels that qualify it as being "well capitalized" under such regulations.

         The FDIA generally prohibits a FDIC-insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be "undercapitalized". "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the depository institution's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".

         "Significantly undercapitalized" insured depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator. A bank that is not "well capitalized" is subject to certain limitations relating to so-called "brokered" deposits.

Depositor Preference Statute

         Under federal law, deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

FDIC Insurance Assessments; DIFA

         Effective January 1, 1996, the FDIC reduced the insurance premiums it currently charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000 for "well capitalized" banks. The Deposit Insurance Funds Act of 1996, which was enacted on September 30, 1996 ("DIFA"), reduced the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks and insured by SAIF to the same levels assessed for deposits insured by BIF. DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF, and continues the assessments currently imposed on depository institutions with respect to SAIF-insured deposits, to pay for the cost of Financing Corporation funding.

                  INFORMATION WITH RESPECT TO NPB AND NP BANK

         Financial and other information relating to NPB, including information relating to NPB's directors and executive officers, is set forth in NPB's 1997 Annual Report on Form 10-K (which incorporated certain portions of NPB's proxy statement for its 1998 annual meeting of shareholders), NPB's 1998 Quarterly Reports on Form 10-Q and NPB's 1998 Current Reports on Form 8-K, which are incorporated by reference herein, copies of which may be obtained from NPB as indicated under "Available Information". See "Incorporation of Documents by Reference".

         It is expected that, at the Effective Date, Glenn E. Moyer, President and Chief Executive Officer and a director of Elverson, will become President of the Elverson National Bank Division, President of the Berks County and Montgomery County regions and an Executive Vice President of NP Bank. As such, Mr. Moyer may be deemed to be an executive officer of NPB. Mr. Moyer has served as President, Chief Executive Officer and a director of Elverson since March 1, 1995; prior thereto, he served as President, Berks/Schuylkill Division of Meridian Bank from 1988 to March 1, 1995. During 1997, Elverson paid Mr. Moyer a salary of $182,600. Mr. Moyer is 47 years old.

         NPB and Mr. Moyer have not finalized certain details of Mr. Moyer's employment but anticipate that his total compensation, including salary, bonus, benefits and stock options, will be at a level commensurate with that afforded other executives at NPB and NP Bank in similar executive positions. In addition, NPB and Mr. Moyer anticipate entering into a change of control agreement containing provisions similar to those currently in force between NPB and other executive officers.

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
                      DESCRIPTION OF NPB CAPITAL SECURITIES

         The authorized capital stock of NPB consists of 62,500,000 shares of common stock, no par value ("NPB Common Stock"), and 1,000,000 shares of authorized preferred stock ("NPB Preferred Stock"). As of _______________, 1998, there were __________ shares of NPB Common Stock issued and outstanding, no shares held by NPB as treasury stock, and no shares of NPB Preferred Stock issued or outstanding. There are no other shares of capital stock of NPB authorized, issued or outstanding. NPB has no options, warrants or other rights authorized, issued or outstanding other than as described herein under
"Shareholder Rights Plan" and options and rights granted under NPB's stock compensation and dividend reinvestment plans.

Common Stock

         The holders of NPB Common Stock are entitled to share ratably in dividends when and if declared by NPB's Board of Directors from funds legally available therefor. Declaration and payment of cash dividends by NPB depends upon dividend payments by NP Bank, which are NPB's primary source of revenue and cash flow. NPB is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of NPB, and consequently the right of creditors and shareholders of NPB, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of NPB in its capacity as a creditor may be recognized.

         For legal limitations on the ability of NP Bank to pay dividends to NPB, see "Certain Regulatory Considerations--Payment of Dividends" and see NPB's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "Incorporation of Documents by Reference" and "Available Information."

         Prior to the issuance of any NPB Preferred Stock which possesses voting rights (see "Preferred Stock" below), the holders of shares of NPB Common Stock possess exclusive voting rights. Each holder of shares of NPB Common Stock is entitled to one vote for each share held on matters upon which shareholders have the right to vote. NPB shareholders are not entitled to cumulate votes in the election of directors.

         The holders of NPB Common Stock have no pre-emptive rights to acquire any additional shares of NPB Common Stock. In addition, the NPB Common Stock is not subject to redemption.

         NPB's articles of incorporation authorize NPB's Board of Directors to issue authorized shares of NPB Common Stock without shareholder approval. NPB Common Stock is included for quotation on the National Market tier of The Nasdaq Stock Market. Under Nasdaq National Market rules, approval of NPB's shareholders is required for the issuance of additional shares of NPB Common Stock or securities convertible into NPB Common Stock if the issuance of such securities
(i) is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities issued have or will have voting power equal to or exceeding 20% of the voting power outstanding before such issuance; (ii) is in connection with the acquisition of a company in which a director, officer of substantial shareholder of NPB has a 5% or greater interest and the issuance of the securities could result in an increase in outstanding NPB Common Stock or voting power of 5% or more; (iii) is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of NPB Common Stock, or have 20% or more of the voting power, outstanding before issuance; or (iv) would result in a change in control of NPB. Under Nasdaq National Market rules, shareholder approval is also required for the establishment of a stock option or purchase plan in which stock may be acquired by officers and directors other than pursuant to a broadly-based plan in which other security holders of NPB or employees of NPB participate. For a discussion of the approval of NPB shareholders required for the issuance of the shares of NPB Common Stock issuable to Elverson shareholders in the Merger, see "The Meeting-- Votes Required."

         In the event of NPB's liquidation, dissolution or winding-up, whether voluntary of involuntary, holders of NPB Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after payment of any liquidation preferences of any outstanding shares of NPB Preferred Stock.

Preferred Stock

         NPB's Board of Directors is authorized to approve the issuance of NPB Preferred Stock, without any required approval of shareholders. The rights, qualifications, limitations and restrictions on each series of NPB Preferred Stock issued will be determined by NPB's Board of Directors at the time of issuance and may include, among other things, rights to participating dividends, voting and convertibility into shares of NPB Common Stock. Shares of NPB Preferred Stock may be issued with dividend, redemption, voting, and liquidation rights taking priority over the NPB Common Stock, and may be convertible into NPB Common Stock, as determined by NPB's Board of Directors at the time of issuance.

Shareholder Rights Plan

         NPB maintains a Shareholder Rights Plan (the "Rights Plan") designed to protect shareholders from attempts to acquire control of NPB at an inadequate price. Under the Rights Plan, each outstanding share of NPB Common Stock has attached to it one right to purchase one one-hundredth of a share of a series of junior participating preferred stock (the "Series A Junior Participating Preferred Stock") at an exercise price of $28.89, as adjusted to reflect all stock dividends and splits since adoption of the Rights Plan (the "NPB Rights"). The NPB Rights are not currently exercisable or transferable, and no separate certificates evidencing the NPB Rights will be distributed, unless certain events occur.

         The NPB Rights become exercisable to purchase shares of the Series A Junior Participating Preferred Stock if a person, group or other entity acquires or commences a tender offer or an exchange offer for shares of NPB stock with 19.9% or more of total voting power. The NPB Rights also can be exercised if a person or group who has become a beneficial owner of shares of NPB Common Stock equal to 15% of the total shares outstanding or with 15% of total voting power is declared by NPB's Board of Directors to be an "adverse person," as defined in the Rights Plan.

         After the NPB Rights become exercisable, under certain circumstances, the NPB Rights (other than the NPB Rights held by a 19.9% beneficial owner or an "adverse person") will entitle the holders to purchase either shares of NPB Common Stock or of the common stock of the potential acquirer, in lieu of the Series A Junior Participating Preferred Stock, at a substantially reduced price.

         NPB is generally entitled to redeem the NPB Rights at $.001 per right at any time until the tenth business day following public announcement that a 19.9% position has been acquired. At any time prior to the date the NPB Rights have become non-redeemable, NPB's Board of Directors can extend the redemption period. The NPB Rights are not redeemable following an "adverse person" determination.

Anti-Takeover Charter and Law Provisions

         NPB's articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for NPB stock, a proxy contest for control of NPB, the assumption of control of NPB by a holder of a large block of NPB stock and the removal of NPB's management. These provisions: (i) empower NPB's Board of Directors, without shareholder approval, to issue shares of NPB Preferred Stock the terms of which, including voting power, are set by NPB's Board of Directors; (ii) divide NPB's Board of Directors into three classes serving staggered three-year terms; (iii) restrict the ability of shareholders to remove directors; (iv) require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of NPB's total voting power, if the transaction is not approved, in advance, by NPB's Board of Directors; (v) prohibit shareholders' actions without a meeting; (vi) require that shares with at least 80%, 67%, or a majority, of total voting power approve the repeal or amendment of certain provisions of NPB's articles of incorporation; (vii) eliminate cumulative voting in elections of directors; and (viii) require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

         The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), also contains certain provisions applicable to NPB which may have the effect of impeding a change in control of NPB. These provisions, among other things: (i) require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation, and (ii) prohibit for five years, subject to certain exceptions, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power.

         In 1990, Pennsylvania adopted certain amendments to the BCL. This legislation generally: (i) expands the factors and groups (including shareholders) which NPB's Board of Directors can consider in determining whether an action is in the best interests of the corporation; (ii) provides that NPB's Board of Directors need not consider the interests of any particular group as dominant or controlling; (iii) provides that NPB's directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; (iv) provides that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and (v) provides that the fiduciary duty of NPB's directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

         The 1990 amendments to the BCL explicitly provide that the fiduciary duty of directors shall not be deemed to require directors (i) to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
(ii) to render inapplicable, or make determinations under, provisions of the BCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or (iii) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition. One of the effects of the 1990 fiduciary duty statutory provisions may be to make it more difficult for a shareholder to successfully challenge the actions of NPB's Board of Directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments to the BCL grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

         The 1990 amendments to the BCL also included "disgorgement" and "control-share acquisition" statutes. The "disgorgement" statute generally requires disgorgement by any person or group who or which has acquired or publicly disclosed an intent to acquire 20% or more of a corporation's voting power of any profit realized from the sale of any shares acquired within specified time periods of such acquisition or disclosure if the shares are sold within eighteen months thereafter. The "control-share acquisition" statute generally prohibits a person or group who or which exceeds certain stock ownership thresholds (20%, 33-1/3% and 50%) for the first time from voting the "control shares" (i.e., the shares owned in excess of the applicable threshold) unless voting rights are restored by a vote of disinterested shareholders.

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
                       COMPARISON OF SHAREHOLDERS' RIGHTS

         Upon consummation of the Merger, holders of Elverson Common Stock, whose rights presently are governed by Elverson's articles of association and bylaws and the National Bank Act (the "NBA"), will become holders of NPB Common Stock. Accordingly, their rights will be governed by NPB's articles of incorporation and bylaws and the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"). Certain differences arise from differences between Elverson's and NPB's articles and bylaws, as well as from differences in treatment under applicable laws.

         The following discussion is not intended to be a complete statement of all differences affecting the rights of shareholders, but summarizes material differences and is qualified in its entirety by reference to applicable laws and the respective articles and bylaws of Elverson and NPB.

Directors

         Nomination

         Elverson's bylaws permit nominations for election to Elverson's Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of Elverson, must be made in writing and be delivered or mailed to the President of Elverson and the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to shareholders, the nomination shall be mailed or delivered to the President of Elverson and the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. To the extent known to the shareholder, the notification must include the name and address of each proposed nominee, the principal occupation of each proposed nominee, the total number of shares of Elverson Common Stock that will be voted for each proposed nominee, the name and residence address of the notifying shareholder, and the number of shares of Elverson Common Stock owned by the notifying shareholder. The chairperson of the meeting, in his discretion, may disregard any nomination not made in accordance with the requirements set forth above and upon the chairperson's instructions, the vote tellers may disregard all votes cast for such nominee.

         NPB's bylaws permit nominations for election to NPB's Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for director made by shareholders (other than by the Board of Directors) must be made, in writing, delivered or mailed to NPB not less than 14 days prior to the date of a shareholders' meeting, unless less than 21 days notice of the meeting is given to shareholders, in which case such nominations must be submitted within seven days following the mailing of the notice of the meeting to shareholders. Any such notice of nomination must contain the same information, to the extent known to the notifying shareholder, as that required to be stated by NPB in its proxy statement with respect to nominees of the Board of Directors. Any nominations that are not made in this manner or any votes cast at a meeting of NPB shareholders for any candidate not duly nominated may be disregarded by the chairman of the meeting.

         Election

         Pursuant to the NBA, Elverson's articles of association establish the number of directors to be no less than five and no more than fifteen. The exact number of members of the Board of Directors of Elverson is determined by resolution of a majority of the full Board of Directors or the affirmative vote of a majority of the shareholders entitled to vote; however, a majority of the full Board of Directors may not increase the number of directors to a number which exceeds fifteen or to a number which increases the number of directors last elected by the shareholders by more than two per year. Currently, there are seven persons serving on Elverson's Board of Directors. The term of office for each director is one year. Elverson's Board of Directors is not classified. Any shareholder seeking to elect its designees to a majority of the seats on Elverson's Board of Directors, therefore, could do so at any annual meeting or at a special meeting called for such purposes.

         NPB's articles of incorporation provide that its Board of Directors shall be comprised of not less than eight nor more than 15 directors, the number of which may be determined from time to time by the Board of Directors. Presently, the Board of Directors is comprised of nine members. NPB's Board of Directors is divided into three

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classes,  each serving three-year terms, so that approximately  one-third of the directors are elected at each annual meeting of shareholders. Classification of the Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on NPB's Board of Directors and thereby could impede a change in control of NPB.

         Cumulative Voting

         With respect to all matters on which shareholders are entitled to vote, shareholders of Elverson Common Stock are entitled to one vote per share.
Pursuant to the NBA, shareholders of national banks, such as Elverson, have cumulative voting rights in the election of directors. Accordingly, in such elections, each shareholder of Elverson is entitled to as many votes as shall equal the number of shares owned, multiplied by the number of directors to be elected, and may cast all such votes for a single nominee or may distribute them among two or more nominees.

         NPB's shareholders do not have cumulative voting rights.

         Qualification

         Section 72 of the NBA requires that every director of a national bank be a citizen of the United States. It also requires that at least a majority of the directors must have resided in the state, territory or district in which the national bank is located, or at least within 100 miles of the location the bank's office, for at least one year immediately preceding their election, and must be residents of such state or within a 100 mile territory of the location of the bank during their continuance in office (with certain exceptions for subsidiaries or affiliates of foreign banks). Additionally, the NBA also requires that every director must own in his or her own right either shares of the capital stock of the bank which he or she is a director in an aggregate par value not less than $1,000 (or an equivalent interest, as determined by the OCC, in any company which has control over such bank). A smaller aggregated par value (i.e., $500) is required for banks with capital that does not exceed $25,000. In addition, Elverson's bylaws provide that all eligible nominees for director must reside within 35 miles of the main office. Further, Elverson's articles of association provide that members of Elverson's Board of Directors must consist of Elverson shareholders.

         NPB's bylaws provide that no person who has attained the age of 60 and is not then a director of NPB shall be qualified for nomination or election to NPB's Board of Directors. NPB's bylaws also provide that no person who has attained the age of 72 shall be qualified for nomination or election to NPB's Board of Directors.

         Removal

         Neither the NBA nor the regulations promulgated by the OCC thereunder provide for the removal of a director from a national bank's board of directors by the bank's shareholders. Elverson's articles of association and bylaws are also silent on the issue.

         NPB's articles of incorporation provide that any director or the entire Board of Directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of two-thirds of the outstanding shares of NPB Common Stock at a meeting of shareholders called for that purpose.

         Vacancies

         Elverson's bylaws provide that vacancies occurring on the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors even if the number of remaining directors constitutes less than a quorum. Any director so chosen shall have a term of office continuing only until the next election of directors.

         NPB's bylaws provide that vacancies on NPB's Board of Directors, for whatever reason, including vacancies resulting from death, resignation, retirement, disqualification, or an increase in the number of directors, may be filled by a majority vote of the remaining directors, even if less than a quorum. Any director elected by NPB's Board of Directors to fill a vacancy will have a term of office ending at the annual meeting of shareholders at which the term of the class to which he has been elected ends.

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

         Limited Liability

         Elverson's bylaws are silent on the specific issue of personal liability of a director of Elverson to Elverson's shareholders or others. See "Comparison of Shareholders' Rights--Directors--Indemnification."

         As permitted by the BCL, NPB's bylaws provide that a director of NPB shall not be personally liable to NPB, its shareholders or others, for any action taken or any failure to take any action unless the director breached or failed to perform the duties of his or her office as set forth under Pennsylvania law and such breach or failure constitutes self-dealing, willful misconduct or recklessness; provided, however, that there is no such elimination of liability arising under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

         Indemnification

         Elverson's bylaws provide that directors, officers and employees, may be indemnified or reimbursed by Elverson for reasonable expense actually incurred in actions to which the directors, officers and employees are parties by reason of the performance of their official duties, provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal act in the performance of his duties to Elverson.

         The bylaws of NPB provide for indemnification of current and former directors, officers, employees and agents of NPB for certain litigation-related liabilities and expenses to the maximum extent provided by Pennsylvania law. As provided in the BCL, current and former directors, officers, employees and agents of NPB are entitled to indemnification in both third party actions and derivative actions unless there is a court finding that the act or failure to act giving rise to the claim for indemnification constitutes willful misconduct or recklessness.

Shareholder Meetings

         Call

         Elverson's articles of association provide that special meetings of the shareholders may be called by the Board of Directors or any three shareholders. A notice of the meeting must be published for thirty days in a newspaper in the town, city, or county where Elverson is located or mailed to the shareholders thirty days in advance of the scheduled meeting. In addition, Elverson's bylaws provide that a special meeting of the shareholders may be called by the Board of Directors or by any ten or more shareholders owning, in the aggregate, not less than thirty-five percent of Elverson Common Stock. Such special meeting shall be called by mailing, postage prepaid, not less than ten days nor more than sixty days prior to the date fixed for such meeting to each shareholder, at his address appearing on Elverson's books, a notice stating the purpose of the meeting.

         Special meetings of NPB shareholders may be called at any time by NPB's Board of Directors or Chief Executive Officer or by any other person authorized by statute. Under the BCL, NPB shareholders are not entitled to call a special meeting of shareholders.

         Notice

         Notice of an annual Elverson shareholders' meeting must be mailed, postage prepaid, at least ten days in advance of the scheduled meeting and addressed to each shareholder at his address appearing on Elverson's books. OCC regulations further require that in certain instances, such notice must also be given by certified or registered mail, by publication, or both. Pursuant to Elverson's bylaws, unless otherwise provided by law, a special meeting shall be called by mailing, postage prepaid, not less than ten days nor more than sixty days prior to the date fixed for such meeting to each shareholder, at his address appearing on Elverson's books, a notice stating the purpose of the meeting.

         NPB's bylaws provide that written notice of the date, place and time of all meetings of shareholders, and of the general nature of the business to be transacted at special meetings, shall be mailed by first-class mail to each shareholder of record entitled to vote at the meeting at least 10 days in advance of the meeting date, unless a greater period of notice is required by law in a particular case.

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

         Quorum

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at a meeting constitutes a quorum for an Elverson shareholders' meeting. An Elverson meeting called for the election of directors may be adjourned for any period up to 60 days. If a quorum is not present at an Elverson shareholders meeting, no business may be transacted except to adjourn to a future time.

         NPB's bylaws provide that the presence, in person or by proxy, of NPB shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for purposes of considering such matter.

Required Shareholder Vote

         General

         With respect to all matters on which shareholders are entitled to vote, shareholders of Elverson Common Stock are entitled to one vote per share.

         Subject to the voting rights of any series of NPB Preferred Stock then outstanding, if any (see "Description of NPB Capital Securities--Preferred Stock"), the holders of NPB Common Stock possess exclusive voting rights of NPB. Each holder of NPB Common Stock is entitled to one vote for each share held of record. For general corporate action of the shareholders of NPB, the affirmative vote of a majority of the votes cast at a meeting of shareholders is required for approval. Abstentions with respect to any matter are not considered votes "cast" under Pennsylvania law.

         Fundamental Changes

         Elverson's articles of association are silent regarding a fundamental change. Pursuant to the NBA, Elverson may merge or consolidate with another national bank by an affirmative vote of Elverson's shareholders owning at least two-thirds of the shares of capital stock outstanding.

         NPB's articles of incorporation require that a plan of merger, consolidation, share exchange, or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of NPB other than in the usual and regular course of business) or similar transaction must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, except as follows. NPB's articles of incorporation require the affirmative vote of shareholders with at least 80% of NPB's total voting power to approve any merger, consolidation, share exchange, asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of
NPB) or similar transaction involving a shareholder holding 5% or more of NPB's voting power, unless the transaction has been approved in advance by a majority of NPB's directors who are not affiliated with the 5% or more shareholder. The Merger has been unanimously approved by NPB's Board of Directors.

         Amendment of Articles of Incorporation

         As provided by Section 21a of the NBA, amendment of Elverson's articles of association requires the approval of shareholders of a majority of the voting shares of stock obtained at a meeting of the shareholders called and held pursuant to notice given at least thirty days prior to the meeting.

         NPB's articles of incorporation contain two provisions that require a supermajority vote of shareholders to amend, repeal or adopt any provision inconsistent with, particular sections of such articles. Amendment or repeal of, or adoption of any provision inconsistent with, the provisions of NPB's articles of incorporation relating to the classification of directors, the filling of Board vacancies, or the removal of directors, requires the affirmative vote of the holders of two-thirds of the shares then entitled to vote in an election of directors. Amendment or repeal of, or adoption of any provision inconsistent with, the provisions of NPB's articles of incorporation relating to a merger, consolidation or similar transaction with a 5% or more shareholder of NPB requires the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders of NPB are entitled to cast thereon.

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

Amendment of Bylaws

         Amendments to Elverson's bylaws may be made at any regular meeting of the Board of Directors by an affirmative vote of the majority of the members of Board of Directors of Elverson.

         The authority to amend or repeal NPB's bylaws is vested in NPB's Board of Directors, subject always to the power of the shareholders of NPB to change such action by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, except that any amendment to the limitation of directors' liability and indemnification provisions of the bylaws requires the affirmative vote of 80% of the members of NPB's entire Board of Directors or of shareholders entitled to cast at least 80% of the votes that all shareholders are then entitled to cast.

Inspection Rights

         Elverson's articles of association and bylaws are silent with regard to any rights of Elverson's shareholders to examine the share register, books or records of account and records of the proceedings of Elverson's shareholders and directors, and to make copies or extracts therefrom.

         As provided in the BCL, shareholders of NPB, upon written demand under oath stating the purpose thereof, have the right, for any proper purpose, to examine during usual business hours the share register, books or records of account and records of the proceedings of NPB's shareholders and directors, and to make copies or extracts therefrom.

Shareholder Rights Plan

         Elverson does not have a shareholder rights plan.

         NPB has adopted a shareholder rights plan pursuant to which holders of NPB Common Stock are entitled, under certain circumstances generally involving an accumulation of shares of NPB Common Stock, to purchase shares of NPB Common Stocks or common stock of the potential acquiror at a substantially reduced price. See "Description of NPB Capital Securities--Shareholder Rights Plan."

Anti-Takeover Provisions

         The NBA provides that a merger or sale of assets by a national bank, such as Elverson, must be approved by the Board of Directors of Elverson and by the vote of the holders of at least two-thirds of each class of its capital stock.

         The Change in Bank Control Act prohibits a person or group from acquiring "control" of a national bank unless the OCC has been given sixty days prior written notice of the proposed acquisition and within that time period the OCC has not issued a disapproval or extended for up to another thirty days the period during which such a disapproval may be issued.

         NPB is subject to various provisions of the BCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to an approving vote of NPB's is Board of Directors. The relevant provisions are contained in Subchapters 25E through 25H of the BCL.

         Subchapter 25E of the BCL (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

         Subchapter 25F of the BCL (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

         Subchapter 25G of the BCL (relating to control share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. Even if shareholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J of the BCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

         Subchapter 25H of the BCL (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sale of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

         Subchapters 25E through 25H of the BCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors, including certain "opt-out" opportunities. NPB has not opted out of any of the provisions of Subchapters 25E through 25H of the BCL.

         In addition, the fiduciary duty standards applicable to NPB's Board of Directors, under the BCL and certain provisions of NPB's articles of incorporation and bylaws, may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for NPB stock, a proxy contest for control of NPB by a holder of a large block of NPB's stock, and the removal of NPB's management. See "Description of NPB Capital Securities--Anti-Takeover Charter and Law Provisions."

Dissenters Rights

         As required by the NBA, any shareholder of a national banking association, who has voted against a merger agreement at its shareholder meeting or has given notice to such national banking association in writing at or prior to the shareholders meeting that such shareholder dissents from the merger, shall be entitled to receive the "value" of the shares held by that shareholder at the time the merger agreement is approved by the OCC, upon written request made to the entity into which the national banking association is being merged at any time within 30 days following the effective date of the merger, accompanied by the surrender of such shareholder's stock certificates. The relevant portions of the statutory dissenters procedures are attached to this Proxy Statement/Prospectus as Annex D. Shareholders electing to exercise their dissenters rights under the NBA may not vote for the merger agreement. If a shareholder returns a signed proxy but does not specify a vote against the merger agreement or does not give a direction to abstain, the proxy will be voted for the merger agreement, which will have the effect of waiving that shareholder's dissenters rights. Elverson's shareholders have the right to dissent to the Merger Agreement. See "The Merger--Appraisal Rights of Dissenting Shareholders."

         Under the BCL, a shareholder of a Pennsylvania corporation is generally entitled to receive payment of the fair value of such shareholder's shares if such shareholder duly exercises its dissenters' rights with respect to a plan of merger or consolidation, share exchange, asset transfer, division or conversion to which such corporation is a party, unless the shares are (i) listed on a national securities exchange or (ii) held of record by more than 2,000 shareholders. The foregoing market exceptions do not apply, and dissenters' rights generally are available in respect of (i) shares that are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares, (ii) shares of any preferred or special class unless the shareholders of the class are entitled to vote on the plan and such class vote is required for the adoption of the plan or to effectuate the transaction, and (iii) shares which under the plan are treated differently from shares of the same class or series and which are not entitled to vote as a special class. The BCL allows a corporation to provide dissenters' rights notwithstanding the statutory exceptions, but NPB's articles of incorporation and bylaws do not require such optional dissenters' rights. Under the BCL, if a plan of merger or consolidation, share exchange, asset transfer, division or conversion is adopted by the directors only, without any shareholder approvals required, the shareholders have no statutory dissenters' rights in respect of the plan other than optional dissenters' rights, if any, granted by the corporation.

         NPB's shareholders do not have dissenters' rights with respect to the Merger.

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
Pre-Emptive Rights

         Pursuant to Elverson's articles of association, in the event of any increase of the capital of Elverson by the sale of additional Elverson Common Stock, each stockholder shall be entitled to subscribe to such additional Elverson Common Stock in proportion to the number of shares of Elverson Common Stock owned by him before the stock increased, except that such holders of Elverson Common Stock shall not have any such pre-emptive rights to purchase or subscribe for any shares of Elverson Common Stock (i) for all or any part of 100,000 shares of authorized but unissued Elverson Common Stock which may be issued from time to time by Elverson pursuant to any employee stock option, employee stock purchase or similar employee benefit plan adopted by Elverson's Board of Directors or (ii) for all or any part of any shares of authorized but unissued Elverson Common Stock which may be issued from time to time by Elverson pursuant to a dividend reinvestment plan adopted by Elverson's Board of Directors which may provide for the purchase of shares with voluntary cash contributions from participants in amounts not to exceed $2,000 per quarter and $8,000 annually in which participation is offered to all stockholders of record of Elverson on an equal basis. Elverson's Board of Directors shall have the power to prescribe a reasonable period of time within which the pre-emptive rights to subscribe to the new shares of Elverson Common Stock must be exercised.

         Holders of NPB Common Stock do not have pre-emptive rights to acquire NPB Common Stock or any other securities of NPB.

Dividends

         Generally, federal law prohibits national banks from withdrawing, or permitting to be withdrawn, either in the form of dividends or otherwise, any portion of its capital. Federal law also provides that if losses are sustained at any time by a national bank equal to or exceeding its undivided profits then on hand (as defined and interpreted by regulation), no dividend may be made. Additionally, no dividend may be made by a national bank while it continues its banking operations, in an amount greater than its net profits then on hand (as defined and interpreted by regulation), less its losses and bad debts (as defined and interpreted by regulation). These capital limitations do not apply to a national bank's preferred stock dividends (if any); however, if the undivided profits of a national bank are not sufficient to cover a proposed dividend on its preferred stock, the proposed dividend will constitute a reduction in capital under federal regulations.

         Federal law also provides that a national bank may declare a dividend equal to a certain amount of its net profits (as defined and interpreted by regulation) as it judges expedient, except that until its respective surplus fund equals its common capital, no dividends may be declared unless not less than one-tenth part of its net profits of the preceding half year (in the case of quarterly or semiannual dividends) or not less than one-tenth part of its net profits of the preceding two consecutive half years (in the case of annual dividends) has been carried to the surplus fund.

         Under federal laws, national banks are also required to receive the approval of the OCC before declaring a dividend if the amount of all dividends (common and preferred), including the proposed dividend, declared by it in any calendar year exceeds the total of its net profits of that year to date, combined with its retained net profits of the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. National banks are also required to receive the prior approval of the OCC for the payment of dividends if the total of all dividends declared by its board of directors in any year will exceed the total of its net profits (as defined and interpreted by regulation) of that year, combined with its retained net profits (as defined and interpreted by regulation) of the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. These earning limitations also apply to dividends on national bank preferred stock (if any).

         Federal law also provides that if a national bank has preferred stock, no dividends may be declared or paid on its common stock until all cumulative dividends on its preferred stock have been paid in full.

         Additionally, the OCC has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA"), an insured bank may not pay any dividend if payment would cause it to become undercapitalized. In addition, no dividend payments are permitted once an insured bank is undercapitalized. Moreover, the Federal Reserve Board, the OCC and the FDIC have issued policy statements which provided that bank holding companies and FDIC insured banks should generally only pay dividends out of current operating earnings.

         Under the BCL, a corporation may pay cash dividends unless, after giving effect thereto (i) the corporation would be unable to pay its debts as they become due in the usual course of its business, or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. For additional information regarding NPB's ability to pay cash dividends, including regulatory restrictions, see "Description of NPB Capital Securities--Common Stock," "Incorporation of Documents by Reference," and "Available Information."

Voluntary Dissolution

         Pursuant to the NBA, upon the affirmative vote of stockholders owning two-thirds of the shares of a national banking association, the national banking association may go into liquidation and be closed.

         Under the BCL, if the board of directors of a Pennsylvania corporation, such as NPB, recommends that the corporation be dissolved and directs that the question be submitted to a vote at a meeting of the corporation's shareholders, the corporation may be dissolved upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed financial statements assume a business combination between NPB and Elverson that qualifies as a pooling of interests for financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of NPB and Elverson will be carried forward to NPB at their recorded amounts, income of NPB will include income of NPB and Elverson for the entire fiscal year in which the Merger occurs, and the reported income of NPB and Elverson for prior periods will be combined and restated as income of NPB. The pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of NPB and Elverson and should be read in conjunction with such historical financial statements and the notes thereto, which are incorporated by reference or set forth in this Proxy Statement/Prospectus. The unaudited pro forma combined condensed balance sheet is presented as if the Merger occurred on the date thereof. The unaudited pro forma combined condensed income statements are presented as if the Merger occurred at the beginning of the earliest period presented in respective income statement.

         The following unaudited pro forma combined financial information assumes that the Exchange Ratio is 1.46875 shares of NPB Common Stock for each share of Elverson Common Stock. The Exchange Ratio is subject to possible adjustment. See "The Merger--Terms of the Merger."

         The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented with respect to the unaudited pro forma combined condensed income statements or with respect to the pro forma combined condensed balance sheet, nor is it necessarily indicative of the future operating results or financial position of NPB. The unaudited pro forma information does not give effect to any synergies that may occur due to the integration of NPB's and Elverson's operations. Additionally, the unaudited pro forma combined financial information excludes the transaction costs of the Merger which are immaterial.

         Certain nonrecurring adjustments will be recorded in conjunction with the Merger, but the amounts of these adjustments cannot be determined until NPB reviews all facilities, operations and systems of Elverson and finalizes its plans with respect to integrating the businesses. The aggregate amount of these adjustments will include costs associated with consolidating operations and systems, severance pay for employee terminations, early retirement and related employee benefits and charges to conform accounting practices. NPB has not yet quantified any of these adjustments, and none are reflected in the unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30,1998

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (Dollars in thousands)
                                   (unaudited)

                                                                NPB           Elverson      Pro Forma        Combined
                                                            (Historical)    (Historical)   Adjustments      Pro-Forma
                                                            -----------     -----------    -----------     -----------
ASSETS
Cash and due from banks                                     $    43,218     $    12,827    $         0     $    56,045
Interest bearing deposits in banks                                1,567          18,549              0          20,116
Bankers acceptance notes                                              0           1,516              0           1,516
                                                            -----------     -----------    -----------     -----------
    Total cash and cash equivalents                              44,785          32,892              0          77,677
Trading account securities                                       20,388               0              0          20,388
Investment securities available for sale at market value        406,222          57,943              0         464,165
Investment securities held to maturity                                0          12,272              0          12,272
Loans, less allowance for loan losses of $27,142
  and $3,568, respectively                                    1,141,132         190,081              0       1,331,213
Premises and equipment, net                                      20,175           4,612              0          24,787
Accrued interest receivable                                      11,222           1,895              0          13,117
Investments, at equity                                            4,273               0              0           4,273
Other assets                                                     51,508           2,119              0          53,627
                                                            -----------     -----------    -----------     -----------
    Total assets                                            $ 1,699,705     $   301,814    $         0     $ 2,001,519
                                                            ===========     ===========    ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest bearing deposits                               $   158,692     $    49,413              0     $   208,105
Interest bearing deposits                                       970,919         214,236              0       1,185,155
                                                            -----------     -----------    -----------     -----------
    Total deposits                                            1,129,611         263,649              0       1,393,260
Securities sold under repurchase agreements
  and federal funds purchased                                   130,857           8,605              0         139,462
Short-term borrowings                                             9,930              79              0          10,009
Long-term borrowings                                            250,460             150              0         250,610
Guaranteed preferred beneficial interests in
  Company's subordinated debentures                              40,250               0              0          40,250
Accrued interest payable and other liabilities                   15,084           1,930              0          17,014
                                                            -----------     -----------    -----------     -----------
    Total liabilities                                         1,576,192         274,413              0       1,850,605
Shareholders' equity
  Preferred  stock                                                    0               0              0               0
  Common stock, no stated par value                             100,198           3,248         17,600 (1)     121,046
  Additional paid-in capital                                          0          17,600        (17,600)(1)           0
  Retained earnings                                              22,349           6,396              0          28,745
  Net unrealized gains on securities available for sale           7,928             157              0           8,085
  Treasury stock at cost                                         (6,962)              0              0          (6,962)
                                                            -----------     -----------    -----------     -----------
    Total shareholders' equity                                  123,513          27,401              0         150,914
                                                            -----------     -----------    -----------     -----------
    Total liabilities and shareholders' equity              $ 1,699,705     $   301,814    $         0     $ 2,001,519
                                                            ===========     ===========    ===========     ===========

---------------------------
(1) Pro forma adjustment to reflect no par value common stock.
(2) Historical and pro-forma common stock outstanding as of June 30, 1998 were as follows:

                                                                 NPB          Elverson     Adjustments      Pro-Forma
                                                            -----------     -----------    -----------     -----------

NPB common stock (historical)                                13,183,970             ---            ---      13,183,970
Elverson common stock (historical)                                  ---       2,597,995     (2,597,995)            ---
  Elverson common stock outstanding times
    Exchange Ratio                               1.46875            ---             ---      3,815,805       3,815,805
                                                 -------    -----------     -----------    -----------     -----------
Total common stock outstanding                                                                              16,999,775
                                                                                                           -----------


Unaudited Pro Forma Combined Condensed Income Statement for the Six-Months Ended June 30, 1998 and 1997, and the Years Ended December 31, 1997, 1996 and 1995

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                  (Dollars in thousands, except per share data)
                                   (unaudited)

                                                        NPB            Elverson        Pro Forma            Combined
                                                    (Historical)     (Historical)     Adjustments(1)       Pro-Forma
                                                    -----------      -----------      -----------         -----------
Interest income                                     $    63,889      $    10,943      $         0         $    74,832
Interest expense                                         31,910            4,696                0              36,606
                                                    -----------      -----------      -----------         -----------

Net interest income                                      31,979            6,247                0              38,226
Provision for loan and lease losses                       2,400              330                0               2,730
                                                    -----------      -----------      -----------         -----------
Net interest income after
  provision for loan and lease losses                    29,579            5,917                0              35,496

Other income                                              7,702              760                0               8,462

Other expense                                            24,409            4,525                0              28,934
                                                    -----------      -----------      -----------         -----------

Income before income taxes                               12,872            2,152                0              15,024
Income taxes                                              3,044              547                0               3,591
                                                    -----------      -----------      -----------         -----------

Net income                                          $     9,828      $     1,605      $         0         $    11,433
                                                    ===========      ===========      ===========         ===========

Per share data:
Net Income per share of common stock - basic        $      0.74      $      0.62                          $      0.67
Net Income per share of common stock - diluted      $      0.73      $      0.62                          $      0.66

Average shares outstanding - basic                   13,199,215        2,591,956        1,214,979(2)       17,006,150
Average shares outstanding - diluted                 13,530,707        2,596,714        1,217,210(2)       17,344,631

---------------------------
(1)  No pro forma adjustments were made for estimated Merger expenses.
(2)  Additional NPB shares issued using exchange ratio of 1.46875

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                  (Dollars in thousands, except per share data)
                                   (unaudited)

                                                         NPB           Elverson        Pro Forma            Combined
                                                    (Historical)     (Historical)     Adjustments (1)      Pro-Forma
                                                    -----------      -----------      -----------         -----------
Interest income                                     $    57,031      $     9,908      $         0         $    66,939
Interest expense                                         25,320            4,170                0              29,490
                                                    -----------      -----------      -----------         -----------

Net interest income                                      31,711            5,738                0              37,449
Provision for loan and lease losses                       2,400              518                0               2,918
                                                    -----------      -----------      -----------         -----------
Net interest income after
  provision for loan and lease losses                    29,311            5,220                0              34,531

Other income                                              5,929              681                0               6,610

Other expense                                            22,292            4,096                0              26,388
                                                    -----------      -----------      -----------         -----------

Income before income taxes                               12,948            1,805                0              14,753
Income taxes                                              4,029              516                0               4,545
                                                    -----------      -----------      -----------         -----------

Net income                                          $     8,919      $     1,289      $         0         $    10,208
                                                    ===========      ===========      ===========         ===========

Per share data:
Net Income per share of common stock - basic        $      0.67      $      0.50                          $      0.60
Net Income per share of common stock - diluted      $      0.66      $      0.50                          $      0.59

Average shares outstanding - basic                   13,358,435        2,563,920        1,201,838(2)       17,124,193
Average shares outstanding - diluted                 13,569,804        2,565,745        1,202,693(2)       17,338,242

---------------------------
(1)  No pro forma adjustments were made for estimated Merger expenses.
(2)  Additional NPB shares issued using exchange ratio of 1.46875

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1997
                  (Dollars in thousands, except per share data)
                                   (unaudited)

                                                       NPB             Elverson        Pro Forma            Combined
                                                   (Historical)      (Historical)     Adjustments (1)      Pro-Forma
                                                    -----------      -----------      -----------         -----------
Interest income                                     $   119,027      $    20,477      $         0         $   139,504
Interest expense                                         54,620            8,627                0              63,247
                                                    -----------      -----------      -----------         -----------

Net interest income                                      64,407           11,850                0              76,257
Provision for loan and lease losses                       4,575              988                0               5,563
                                                    -----------      -----------      -----------         -----------
Net interest income after
  provision for loan and lease losses                    59,832           10,862                0              70,694

Other income                                             12,082            1,532                0              13,614

Other expense                                            46,147            8,270                0              54,417
                                                    -----------      -----------      -----------         -----------

Income before income taxes                               25,767            4,124                0              29,891
Income taxes                                              7,151            1,193                0               8,344
                                                    -----------      -----------      -----------         -----------

Net income                                          $    18,616      $     2,931      $         0         $    21,547
                                                    ===========      ===========      ===========         ===========

Per share data:
Net Income per share of common stock - basic        $      1.40      $      1.14                          $      1.26
Net Income per share of common stock - diluted      $      1.37      $      1.14                          $      1.24

Average shares outstanding - basic                   13,339,318        2,570,642        1,204,988(2)       17,114,948
Average shares outstanding - diluted                 13,628,447        2,572,672        1,205,940(2)       17,407,059

---------------------------
(1)  No pro forma adjustments were made for estimated Merger expenses.
(2)  Additional NPB shares issued using exchange ratio of 1.46875

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1996
                  (Dollars in thousands, except per share data)
                                   (unaudited)

                                                         NPB          Elverson         Pro Forma           Combined
                                                    (Historical)    (Historical)      Adjustments (1)      Pro-Forma
                                                    -----------     ------------      -----------         -----------
Interest income                                     $   106,558      $    18,113      $         0         $   124,671
Interest expense                                         46,018            7,896                0              53,914
                                                    -----------      -----------      -----------         -----------

Net interest income                                      60,540           10,217                0              70,757
Provision for loan and lease losses                       3,900              600                0               4,500
                                                    -----------      -----------      -----------         -----------
Net interest income after
  provision for loan and lease losses                    56,640            9,617                0              66,257

Other income                                              9,088            1,065                0              10,153

Other expense                                            41,258            7,332                0              48,590
                                                    -----------      -----------      -----------         -----------

Income before income taxes                               24,470            3,350                0              27,820
Income taxes                                              7,548              983                0               8,531
                                                    -----------      -----------      -----------         -----------

Net income                                          $    16,922      $     2,367      $         0         $    19,289
                                                    ===========      ===========      ===========         ===========


Per share data:
Net Income per share of common stock - basic        $      1.27      $      0.93                          $      1.13
Net Income per share of common stock - diluted      $      1.25      $      0.93                          $      1.12

Average shares outstanding - basic                   13,349,418        2,543,915        1,192,460(2)       17,085,793
Average shares outstanding - diluted                 13,486,766        2,544,048        1,192,523(2)       17,223,337

---------------------------
(1)  No pro forma adjustments were made for estimated Merger expenses.
(2)  Additional NPB shares issued using exchange ratio of 1.46875

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1995
                  (Dollars in thousands, except per share data)
                                   (unaudited)

                                                        NPB           Elverson         Pro Forma            Combined
                                                    (Historical)     (Historical)     Adjustments (1)      Pro-Forma
                                                    -----------      -----------      -----------         -----------
Interest income                                     $    99,020      $    16,426      $         0         $   115,446
Interest expense                                         43,836            7,574                0              51,410
                                                    -----------      -----------      -----------         -----------

Net interest income                                      55,184            8,852                0              64,036
Provision for loan and lease losses                       3,200              700                0               3,900
                                                    -----------      -----------      -----------         -----------
Net interest income after
  provision for loan and lease losses                    51,984            8,152                0              60,136

Other income                                              7,608              870                0               8,478

Other expense                                            37,542            6,789                0              44,331
                                                    -----------      -----------      -----------         -----------

Income before income taxes                               22,050            2,233                0              24,283
Income taxes                                              6,668              611                0               7,279
                                                    -----------      -----------      -----------         -----------

Net income                                          $    15,382      $     1,622      $         0         $    17,004
                                                    ===========      ===========      ===========         ===========


Per share data:
Net Income per share of common stock - basic        $      1.16      $      0.65                          $      1.00
Net Income per share of common stock - diluted      $      1.14      $      0.65                          $      0.99

Average shares outstanding - basic                   13,282,685        2,510,907        1,176,988(2)       16,970,580
Average shares outstanding - diluted                 13,520,458        2,510,907        1,176,988(2)       17,208,353

---------------------------
(1)  No pro forma adjustments were made for estimated Merger expenses.
(2)  Additional NPB shares issued using exchange ratio of 1.46875

            ELVERSON: SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         Selected historical financial data for Elverson is set forth in this Proxy Statement/Prospectus at "Summary--Selected Historical Financial Data."


                ELVERSON: MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following section presents management's discussion and analysis of the financial condition and results of operations of Elverson and its wholly-owned subsidiaries for 1995, 1996 and 1997, as well as the six month periods ended June 30, 1997 and 1998.

Results of Operations

         Elverson achieved record net income of $ 2,931,000 or $ 1.14 per share for the year ended 1997. This represents an increase of $ 564,000 or 23.8% over 1996's net income of $ 2,367,000 or $ .93 per share. This increase in earnings was driven by growth in both net interest income and other income, offset somewhat by related increases in other expenses and the provision for loan losses.

         Elverson continued to improve its performance relative to two widely used performance measurements: return on average assets (ROA) and return on average shareholders' equity (ROE). For 1997, the ROA was 1.14% and the ROE was 12.07%. In 1996, these performance ratios were 1.02% and 11.02%, respectively.

         Elverson recorded net income in 1996 of $ 2,367,000 or $ .93 per share, compared with net income in 1995 of $ 1,622,000 or $ .65 per share. Returns on average assets and equity were 1.02% and 11.02%, respectively in 1996, compared to .75% and 8.41%, respectively in 1995.

         Net Interest Income

         The primary component of Elverson's net income is net interest income, which represents the difference between the interest and fee income earned on earning assets and the interest paid on deposits and other borrowed funds. The level of net interest income results from the interaction among the volume and mix of earning assets, the funding sources supporting those assets and the interest rates earned on assets relative to those paid on the funding sources. For analytical purposes, net interest income is adjusted to a taxable equivalent basis to recognize the income tax savings on tax-exempt assets such as municipal securities and tax-free loans.

         During 1997, taxable equivalent net interest income increased $ 1,728,000 or 16.4% compared to 1996, and $ 1,391,000 or 15.3% in 1996 compared to 1995. The components of these increases are summarized in Table 1.

         The interest rate spread represents the difference between the yield on interest earnings assets and the rate paid on interest bearing liabilities on a taxable equivalent basis. The net interest margin represents net interest income on a taxable equivalent basis as a percentage of average earning assets. This ratio is a measurement of how effectively Elverson utilizes its earning assets in relation to the interest paid to fund them, and is affected by both the net interest spread and the level of non-interest bearing sources of funds. The average balances, interest income and expense and the average rates earned and paid for assets and liabilities are found in Table 2.

         Taxable equivalent interest income increased 13.4% from $ 18,404,000 in 1996 to $ 20,863,000 in 1997. This increase reflects both a $ 22,400,000 or 10.1% growth in average interest earning assets and a 25 basis point increase in the yield on interest earning assets. The growth in average interest earning assets was the result of strong commercial loan demand in Elverson's markets. Average total loans increased 14.3% or $ 24,540,000 to $ 196,480,000 including a 32.5% or $ 25,821,000 increase in commercial loans. Average tax-free loans increased $ 2,775,000 during 1997. Average residential mortgage loans declined 7.9% or $ 4,823,000 during 1997 as a result of normal prepayments and the origination of more fixed rate loans, which Elverson sells, then adjustable rate loans, which Elverson generally retains. Also, in November 1997, Elverson sold approximately $4,300,000 of adjustable rate residential mortgage loans.

         The yield on interest earning assets increased from 8.29% in 1996 to 8.54% in 1997 primarily the result of a 22 basis point increase in the yield on total loans. This increase, from 8.85% to 9.07%, resulted generally from a 25 basis point increase in Elverson's prime rate in March 1997, higher repricing on Elverson's other adjustable rate loans and increased loan fee income.

         Interest expense increased $ 731,000 to $ 8,627,000 which resulted generally from the growth in average interest bearing liabilities during 1997. Average interest bearing liabilities were $ 195,525,000 in 1997, $ 15,359,000 or 8.5% higher than 1996. This increase primarily occurred in the money market savings and certificates of deposit categories, which increased $ 8,211,000 and $ 7,335,000 respectively. Partially offsetting the net interest income effect of the liabilities growth was a 15.0% growth in the portion of non-interest bearing liabilities funding interest earning assets.

         When 1996 is compared to 1995, Elverson's tax equivalent net interest income increased $ 1,391,000 or 15.3% to $ 10,508,000 and the net interest margin increased 28 basis points to 4.73%. The increased tax equivalent net interest income from 1995 to 1996 was due to an 8.4% increase in average earning assets and an improved net interest margin. Average earning assets increased to $ 222,028,000 in 1996 from $ 204,867,000 in 1995. The mix of earning assets remains relatively unchanged from year to year, with loans accounting for 77.4% of total earning assets in 1996 and 76.6% in 1995. Average loans for 1996 increased 9.6% to $ 171,940,000 primarily in the commercial loan, commercial mortgage and consumer installment loan categories.

         Average deposits for 1996 were $ 199,362,000 which represented an 8.8% increase from 1995's $ 183,249,000. Average non-interest bearing demand balances were $ 30,067,000 in 1996 versus $ 25,654,000 in 1995 which reflects an increase of 17.2%. The average balance on NOW increased to $ 19,906,000 in 1996 from $ 19,806,000 in 1995. This .5% increase in NOW balances is, in part, due to customers' decisions to place funds in the money market account as well as certificates of deposit. Elverson's average money market account balances increased $ 9,712,000 or 24.3% from 1995. Average savings balances also reflected growth of $ 306,000 or 3.2% in 1995. Average certificates of deposit grew by $ 1,573,000 or 1.8% from the previous year.

         Other funding sources include securities sold under agreement to repurchase ("repo") and long-term debt. Repo, which is offered mainly in conjunction with cash management services, reflected an average increase of $ 3,759,000 or 58.6% from the previous year. The increase was primarily due to business checking customers using Elverson's cash management services. Long-term debt, representing borrowings from the Federal Home Loan Bank, declined by $ 4,387,000 from the previous year's average. These two categories offer Elverson alternative funding sources for both its short and long-term requirements.

         The increased net interest margin from 1995 to 1996, 4.45% to 4.73%, and 1996 to 1997, 4.73% to 5.01%, reflects management's efforts to refine the loan and deposit pricing process. The growth in the commercial loan and commercial mortgage areas, coupled with relatively stable interest rates, helped achieve the higher margins.

         Provision for Loan Losses

         The provision for loan losses for 1997 totaled $ 988,000 compared to $ 600,000 for 1996 and $ 700,000 for 1995. The amount of the provision is based, among other factors, on the amount of net loan charge-offs, which totaled $ 635,000 in 1997, $ 280,000 in 1996 and $ 237,000 in 1995. Stated as a percentage of average loans, net charge-offs were .32% for 1997, .16% for 1996 and .15% for 1995. The increased charge-offs in 1997 were the result of a $ 355,000 charge-off on one large account. Elverson settled this workout in full during 1997.

         Other Income

         Total other income grew $ 467,000 or 43.8% to $ 1,532,000. This increase occurred in all categories. Customer service fees increased 30.1% during 1997 due to Elverson's increased deposit and customer base. Mortgage banking activities increased 71.8% to $ 421,000. In November 1997, Elverson sold a portion of its one-year indexed, adjustable rate residential mortgage loans. This transaction, which occurred in order to manage Elverson's future interest rate risk, resulted in a $ 161,000 gain. The other category increased $ 67,000 during 1997 as a result of a $ 79,000 gain from the sale of a portion of Elverson's student loan portfolio.

         Other income for 1996 totaled $ 1,065,000 which represented a $ 195,000 or 22.4% increase form 1995. The areas showing significant increases were: mortgage banking activities, an increase of $ 134,000; and customer service fees, an increase of $ 58,000. A major portion of the mortgage banking activities involved the recognition of mortgage servicing rights, in accordance with FASB 122, from mortgages originated and sold to the secondary market during 1996.

         Other Expenses

         Other expenses for 1997 were $ 8,270,000, $ 938,000 or 12.8% higher than 1996's expenses. However, Elverson's efficiency ratio (a measurement of other expenses relative to taxable equivalent net interest income and other income) declined to 60.18% for 1997 from 63.36% for 1996.

         Salaries and employee benefits, which account for the largest portion of other expenses, increased $ 679,000 to $ 4,336,000. Elverson's average number of full-time equivalent employees increased from 103 at year-end 1996 to 123 at year-end 1997. This increased employee base occurred as a result of the new West Chester branch and enhancements to the credit administration and Tele-banking areas. A second factor contributing to the increase in salaries and employee benefits was a reduction in the amount of contra loan origination costs recognized in 1997 due to fewer residential mortgage originations.

         Expenses related to occupancy and equipment increased $ 98,000 in 1997 reflecting Elverson's investment in an additional branch, renovations to the existing branch network and technology enhancements. Other expenses increased $ 161,000 to $ 2,450,000 for 1997. This increase can be attributed to Elverson's overall growth, normal inflationary increases and Elverson's focus on the disposition of foreclosed real estate.

         Other expenses for 1996 totaled $ 7,332,000 which represented a $ 543,000 or 8.0% increase from 1995. Salaries and employee benefits increased by $ 427,000 from 1995 or 13.2%. Substantially all of this increase is attributable to the annual salary adjustment, positions vacant for a portion of 1995 being filled for the entire year, and additions to staff as a result of the new Sinking Spring branch and added Bank services. In addition, the cost of employee benefits increased. In aggregate, the increase was tempered by an increase in the contra charge to salaries and benefits as a result of mortgage origination and prepayment activity in 1996.

Table 1 - Rate/Volume Analysis of Net Interest Income

         Net interest income may be analyzed by segregating the volume and rate components of interest income and interest expense. The following table sets forth an analysis of volume and rate changes in net interest income for the periods indicated. For purposes of this table, changes in interest income and interest expense are allocated to volume and rate categories based upon the respective percentage changes in average balances and average rates.

                                          June 30, 1998/1997            December 31, 1997/1996           December 31, 1996/1995
                                          Increase (Decrease)             Increase (Decrease)              Increase (Decrease)
                                           Due To Change In                Due To Change In                 Due To Change In
                                    -----------------------------    -----------------------------    -----------------------------
                                     Volume      Rate       Net       Volume      Rate        Net      Volume      Rate       Net
                                    -----------------------------    -----------------------------    -----------------------------
                                                                        (Dollars In Thousands)
Interest bearing deposit
  with banks                        $   134    $    --    $   134    $   (60)   $    13    $   (47)   $  (214)   $   (54)   $  (268)
Securities (1)                          581         11        592       (131)       (20)      (151)       563         20        583
Other short-term investments            122         (1)       121         97         --         97         --         --         --
Federal funds sold                      (54)        (2)       (56)       (42)         6        (36)      (127)       (31)      (158)
Loans (1)                               239        163        402      2,226        370      2,596      1,332        224      1,556
                                    -----------------------------    -----------------------------    -----------------------------

Total interest income                 1,022        171      1,193      2,090        369      2,459      1,554        159      1,713
                                    -----------------------------    -----------------------------    -----------------------------

Borrowed funds                         (111)        12        (99)        (9)        (5)       (14)       (32)       (40)       (72)
Interest bearing demand deposits         11          1         12          5        (21)       (16)         2        (41)       (39)
Savings deposits                        271         45        316        283         19        302        355         28        383
Time deposits                           255         42        297        400         59        459         85        (35)        50
                                    -----------------------------    -----------------------------    -----------------------------

Total interest expense                  426        100        526        679         52        731        410        (88)       322
                                    -----------------------------    -----------------------------    -----------------------------

Increase in net interest income     $   596    $    71    $   667    $ 1,411    $   317    $ 1,728    $ 1,144    $   247    $ 1,391
                                    =============================    =============================    =============================

(1) Interest income is reported on a tax-equivalent basis, using a 34% statutory tax rate.

Table 2 - Average Balances and Interest Rates

                                  Six Months Ended June 30, 1998         Six Months Ended June 30, 1997
                              ------------------------------------------------------------------------------
                                            Interest                                  Interest
                                Average      Income        Percentage     Average      Income       Percentage
                                Balance     (Expense)         Rate       Balances     (Expense)         Rate
                              ------------------------------------------------------------------------------
Interest earning assets:
    Interest bearing
     deposits with banks ...   $   6,866     $     186         5.46%    $   1,905     $      52         5.50%
    Securities (1) .........      58,270         1,906         6.60        40,514         1,314         6.54
    Other short-term
     investments ...........       4,744           131         5.57           332            10         6.07
    Federal funds sold .....         343             9         5.29         2,394            65         5.48
    Loans (1)(3) ...........     197,843         9,051         9.23       192,621         8,649         9.05
                               ---------     ---------         ----     ---------     ---------         ----

    Total interest
     earning assets ........     268,066        11,283         8.49       237,766        10,090         8.56

Non-interest earning assets:
    Cash and due from banks        7,753                                    6,414
    Other assets ...........       8,260                                    7,672
    Less allowance for
     loan losses ...........      (3,531)                                  (3,194)
                               ---------                                ---------

    Total assets ...........   $ 280,548                                $ 248,658
                               =========                                =========

Interest bearing
liabilities:
    Borrowed funds .........   $   7,740           202         5.26%    $  11,996           301         5.06%
    Interest bearing
     demand deposits .......      21,145           199         1.90        19,972           187         1.89
    Savings deposits .......      78,531         1,418         3.64        63,503         1,102         3.50
    Other time deposits ....     105,020         2,877         5.52        95,722         2,580         5.44
                               -----------------------                  -----------------------

    Total interest
     bearing liabilities ...     212,436         4,696         4.46       191,193         4,170         4.40

Non-interest bearing
liabilities:
    Demand deposits ........      39,910                                   32,423
    Other liabilities ......       1,745                                    1,535
    Stockholders' equity ...      26,457                                   23,507
                               ---------                                ---------
    Total liabilities
     and stockholders'
     equity ................   $ 280,548                                $ 248,658
                               =========                                =========
Net interest income/
 spread (2) ................                 $   6,587         4.03%                  $   5,920         4.16%
                                             =========                                =========


Margin analysis:
    Interest income/earning                                    8.49%                                    8.56%
      assets
    Interest expense/earning
      assets                                                   3.53                                     3.54
                                                               ----                                     ----
Net interest margin ........                                   4.96%                                    5.02%
                                                               ====                                     ====

                                 Year Ended December 31, 1997       Year Ended December 31, 1996    Year Ended December 31, 1995
                              ------------------------------------------------------------------------------------------------------
                                           Interest                           Interest                        Interest
                                Average     Income    Percentage   Average     Income   Percentage   Average   Income     Percentage
                               Balances    (Expense)     Rate      Balances   (Expense)    Rate      Balances (Expense)     Rate
                              ------------------------------------------------------------------------------------------------------
Interest earning assets:
    Interest bearing
     deposits with banks ...   $   2,818    $   155       5.50%    $  3,903    $   202     5.18%    $  8,033    $  470       5.85%
    Securities (1) .........      40,487      2,631       6.50       42,496      2,782     6.55       33,893     2,199       6.49
    Other short-term
     investments ...........       1,716         97       5.65           --         --       --           --        --         --
    Federal funds sold .....       2,927        162       5.53        3,689        198     5.37        6,053       356       5.88
    Loans (1)(3) ...........     196,480     17,818       9.07      171,940     15,222     8.85      156,888    13,666       8.71
                               --------------------                -------------------              ------------------

    Total interest
     earning assets ........     244,428     20,863       8.54      222,028     18,404     8.29      204,867    16,691       8.15

Non-interest earning assets:
    Cash and due from banks        7,130                              6,189                            5,776
    Other assets ...........       7,798                              7,633                            7,022
    Less allowance for
     loan losses ...........      (3,400)                            (2,777)                          (2,402)
                               ---------                          ---------                         --------

    Total assets ...........   $ 255,956                          $ 233,073                         $215,263
                               =========                          =========                         ========

Interest bearing
liabilities:
    Borrowed funds .........   $  10,684        538       5.04%   $  10,871        552     5.08%    $ 11,497       624       5.43%
    Interest bearing
     demand deposits .......      20,183        379       1.88       19,906        395     1.98       19,806       434       2.19
    Savings deposits .......      67,860      2,426       3.57       59,926      2,124     3.54       49,899     1,741       3.49
    Other time deposits ....      96,798      5,284       5.46       89,463      4,825     5.39       87,890     4,775       5.43
                               --------------------                -------------------              ------------------

    Total interest
     bearing liabilities ...     195,525      8,627       4.41      180,166      7,896     4.38      169,092     7,574       4.48

Non-interest bearing
liabilities:
    Demand deposits ........      34,550                             30,067                           25,654
    Other liabilities ......       1,608                              1,365                            1,219
    Stockholders' equity ...      24,273                             21,475                           19,298
                               ---------                          ---------                         --------
    Total liabilities
     and stockholders'
     equity ................   $ 255,956                          $ 233,073                        $ 215,263
                               =========                          =========                        =========
Net interest income/
 spread (2) ................              $  12,236       4.13%              $  10,508     3.91%              $  9,117       3.67%
                                          =========                          =========                        ========


Margin analysis:
    Interest income/earning                               8.54%                            8.29%                             8.15%
      assets
    Interest expense/earning
      assets                                              3.53                             3.56                              3.70
                                                          ----                             ----                              ----
Net interest margin ........                              5.01%                            4.73%                             4.45%
                                                          ====                             ====                              ====

(1)  Tax-equivalent basis, using a 34% effective tax rate.
(2) Represents the difference between interest earned and interest paid, divided by average total interest earning assets. (3) Loan outstandings, net of unearned income, include non-accruing loans.

         Federal Income Taxes

         The provision for income taxes for 1997 was $ 1,193,000 compared to $ 983,000 in 1996 and $ 611,000 in 1995. The effective tax rate, which is the ratio of income tax expense to income before income taxes was 28.9% in 1997, a slight decrease from 29.3% in 1996 and an increase from 27.4% in 1995. The tax rate for all periods was less than the statutory rate of 34% due primarily to tax exempt securities and loan income. Refer to Note 10 to the December 31, 1997 financial statements for further analysis of federal income tax expense.

Financial Condition

         Total assets at December 31, 1997 were $ 274,838,000 which is $ 28,285,000 or 11.5% higher than total assets at December 31, 1996.

         Loans Receivable

         Total loans were $ 198,284,000 at year-end 1997, a $ 11,522,000 or 6.2%
increase from year-end 1996. Commercial and tax-free loans increased $ 21,753,000 and $ 3,471,000 respectively, during 1997. Residential mortgages declined $ 11,977,000 during 1997 as a result of mortgage sales to the Federal National Mortgage Association and other institutions. Additionally, Elverson sold a portion of its student loan portfolio in 1997. The proceeds from all these sales were used to fund higher-yielding investment and lending initiatives. Table 3 provides an analysis of Elverson's loan distribution at the end of each period indicated.

         Table 3 - Loan Portfolio

                                                                   December 31,
                        June 30,   ------------------------------------------------------------------------
                          1998           1997           1996            1995           1994           1993
                       ------------------------------------------------------------------------------------
                                                          (In Thousands)
Consumer .........     $  28,430      $  30,042      $  31,963      $  26,986      $  20,794      $  17,224
Mortgage .........        42,624         48,650         60,627         64,176         64,968         55,520
Commercial .......       117,173        113,806         92,053         71,333         63,262         55,621
Tax-free .........         6,084          6,518          3,047          1,744          2,037          2,070
Unearned loan fees          (662)          (732)          (928)        (1,031)        (1,110)        (1,029)
                       ------------------------------------------------------------------------------------
                       $ 193,649      $ 198,284      $ 186,762      $ 163,208      $ 149,951      $ 129,406
                       ====================================================================================

         Table 4 - Loan Maturities

         The following table shows the maturity of loans (excluding residential mortgages on 1-4 family residences and consumer loans) outstanding at December 31, 1997.

                                                                          At December 31, 1997
                                                   -----------------------------------------------------------------
                                                                      More Than
                                                                       One Year
                                                    One Year            Through         Over Five           Total
                                                    or Less           Five Years          Years             Loans
                                                   -----------------------------------------------------------------

                                                                     (Dollars in Thousands)
Commercial ..............................          $ 14,679           $ 29,506           $ 69,621           $113,806
Tax-free ................................               539              1,877              4,102              6,518
                                                   --------           --------           --------           --------

     Total ..............................          $ 15,218           $ 31,383           $ 73,723           $120,324
                                                   ========           ========           ========           ========

Loans with fixed rate ...................          $  2,464           $  7,020           $  2,199           $ 11,683
Loans with floating rate ................            12,754             24,363             71,524            108,641
                                                   --------           --------           --------           --------

     Total ..............................          $ 15,218           $ 31,383           $ 73,723           $120,324
                                                   ========           ========           ========           ========

Percent composition by maturity .........             12.65%             26.08%             61.27%            100.00%
                                                   ========           ========           ========           ========

Fixed rate loans as a percentage of total
   loans maturing .......................              2.05%              5.83%              1.83%              9.71%
                                                   ========           ========           ========           ========

Floating rate loans as a percentage of
total  loans maturing ...................             10.60%             20.25%             59.44%             90.29%
                                                   ========           ========           ========           ========


         Nonperforming Loans

         A loan is generally placed on nonaccrual when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. Table 5 reflects Elverson's nonaccrual, past due and restructured loans as of the dates indicated.

         Table 5 - Nonperforming Loans

                                                                       December 31,
                                 June 30,  -------------------------------------------------------------------
                                   1998         1997           1996         1995          1994         1993
                                ------------------------------------------------------------------------------
                                                                      (In Thousands)
Average loans outstanding .     $197,843      $196,480      $171,940      $156,888      $136,865      $120,213
                                ==============================================================================

Nonaccrual loans ..........     $    825      $  1,709      $    770      $  1,038      $  1,202      $  1,516
Accruing loans past due 90
     days or more .........           91           448           562            78           189           510
Restructured loans ........           --            --            --            --            --            --
                                ------------------------------------------------------------------------------

     Total ................     $    916      $  2,157      $  1,332      $  1,116      $  1,391      $  2,026
                                ==============================================================================

Ratio of non-performing
     loans to average loans         0.46%         1.10%         0.77%         0.71%         1.02%         1.69%
     outstanding
                                ==============================================================================

         Of the non-performing loans at year-end 1997, $ 914,000 or 42% represent first lien, 1-to-4 family residential mortgages which, in the opinion of management, are adequately secured. Non-performing loans are defined as all loans 90 days or more past due and non-accruing loans.

Table 6 - Nonaccrual and Restructured Loans - Related Information

                                    June 30,                           December 31,
                               -----------------    ----------------------------------------------------
                                1998      1997        1997       1996      1995       1994       1993
                               -----------------    ----------------------------------------------------
                                                            (In Thousands)
Nonaccrual loans .........     $  825     $1,189     $1,709     $  770     $1,038     $1,202     $1,516
Restructured loans .......         --         --         --         --         --         --         --
Interest income that would
have been recorded
under original terms .....         55         73        106         64         56        111        105
Interest income recorded
during the period ........         --         --         --         --         --         --         --
Commitments to lend
additional funds .........         --         --         --         --         --         --         --

         All of the nonaccrual loans at December 31, 1997 are secured by real estate or otherwise guaranteed as to repayment. Management has not identified any other material potential problem loans that are not included in the above table.

         Allowance For Loan Losses

         The amount charged to operations and the related balance in the allowance for loan losses is based upon periodic evaluations of the loan portfolio by management. These evaluations consider several factors including, but not limited to, current economic conditions, loan portfolio composition, prior loan loss experience, trends in portfolio volume, and management's estimation of future potential losses. Management believes that the allowance for loan losses is adequate. Table 7 is an analysis of the allowance for loan losses for the periods indicated.

         Table 7 - Summary of Loan Loss Experience

                                        Six Months Ended                                   Year Ended
                                            June 30,                                      December 31,
                                    ---------------------------------------------------------------------------------------------
                                      1998          1997         1997          1996           1995          1994           1993
                                    ---------------------------------------------------------------------------------------------
                                                                      (In Thousands)
  Average loans outstanding ...     $197,843      $192,621      $196,480      $171,940      $156,888      $136,865      $120,213
                                    ============================================================================================

  Allowance for loan losses at
  January 1 ...................     $  3,345      $  2,992      $  2,992      $  2,672      $  2,209      $  2,111      $  1,521
  Losses charged to allowance:
  Commercial ..................           86            76           646           192           132           290            64
  Real estate .................           48            --             1            97            87             1            14
  Consumer ....................           34            55            98            30            87            20            56
                                    --------------------------------------------------------------------------------------------
                                         168           131           745           319           306           311           134
                                    --------------------------------------------------------------------------------------------

Recoveries credited to
allowance:
Commercial ....................           26             1            66             1            26            40            83
Real estate ...................           21             1             3             4            22            12            10
Consumer ......................           14             8            41            34            21            27            15
                                    --------------------------------------------------------------------------------------------

                                          61            10           110            39            69            79           108
                                    --------------------------------------------------------------------------------------------

    Net charge-offs ...........          107           121           635           280           237           232            26
    Provision for loan losses .          330           518           988           600           700           330           616
                                    --------------------------------------------------------------------------------------------

  Allowance for loan losses at
  period end ..................     $  3,568      $  3,389      $  3,345      $  2,992      $  2,672      $  2,209      $  2,111
                                    ============================================================================================

  Ratio of net  charge-offs  to
  average loans outstanding ...         0.05%         0.06%         0.32%         0.16%         0.15%         0.17%         0.02%
                                    ============================================================================================

         The increase in net charge-offs in 1997 was primarily due to the charging off of one large commercial loan in the amount of $ 355,000.

         The specific allocations of the allowance for loan losses are based on management's evaluation of the risks inherent in the specific portfolios for the dates indicated. Amounts in a particular category may be used to absorb losses if another category allocation proves to be inadequate. Table 8 reflects the allocation of the allowance for loan losses as of the dates indicated.

         Table 8 - Allocation of the Allowance for Loan Losses

                                                                                December 31
                          June 30,   ----------------------------------------------------------------------------------------------
                           1998            1997                 1996               1995              1994              1993
                    ---------------------------------------------------------------------------------------------------------------
                             Percent             Percent           Percent             Percent           Percent           Percent
                            Of Total            Of Total          Of Total            Of Total          Of Total          Of Total
                             Loans               Loans             Loans               Loans             Loans             Loans
                     Amount            Amount              Amount             Amount            Amount           Amount
                    ---------------------------------------------------------------------------------------------------------------
                                                              (Dollars In Thousands)
Commercial.........$   943    63.6%   $  1,279    60.6%  $  1,083    50.9%    $  881   44.7%    $  711   43.4%   $  723    44.4%
Real estate........    883    21.7         750    24.2        943    32.0        810   38.8        803   42.7       829    42.3
Consumer...........    795    14.7         476    15.2        825    17.1        744   16.5        616   13.9       538    13.3
Unallocated........    947       -         840       -        141       -        237      -         79      -        21       -
                    -----------------------------------------------------------------------------------------------------------

                    $3,568   100.0%   $  3,345   100.0%  $  2,992   100.0%    $2,672  100.0%  $  2,209  100.0%   $2,111   100.0%
                    ===========================================================================================================

         Securities

         Elverson's securities' portfolio is intended to provide liquidity, reduce interest rate risk and contribute to earnings while exposing Elverson to reduced credit risk.

         Total investment securities increased $ 7,953,000 during 1997 to $ 49,704,000. Two factors contributed to this increase. First, the net proceeds from the sale of the one-year indexed residential mortgage loans, which was approximately $ 4,500,000, were reinvested into tax-free municipal securities. Secondly, a portion of the funds received from the Bank's certificate of deposit growth were invested into securities.

         Table 9 sets forth the carrying amount of securities at the dates indicated.

         Table 9 - Securities Portfolio

                                                                        December 31,
                                                   June 30, ----------------------------------
                                                     1998       1997        1996         1995
                                                   -------------------------------------------
                                                                (In Thousands)
Available for sale securities (at fair value):
  U.S. Treasury securities                         $   501     $ 3,994     $ 6,475     $ 9,011
  U.S. Government agencies                          26,207      14,288         999       1,506
  State and political subdivisions                  21,332      10,011       2,995       3,560
  Mortgage-backed securities                         2,866       2,964       6,581       7,152
  Other securities                                   5,297         564         196         515
  Equity securities                                  1,740       1,644       1,585       1,316
                                                   -------------------------------------------
                                                   $57,943     $33,465     $18,831     $23,060
                                                   ===========================================

                                                                          December 31,
                                                     June 30,  ---------------------------------
                                                      1998        1997        1996        1995
                                                     -------------------------------------------
                                                                   (In Thousands)
Held to maturity securities (at amortized cost):
  U.S. Treasury securities                           $    --     $    --     $    --     $   496
  U.S. Government agencies                             2,396       4,637       9,584       7,854
  State and political subdivisions                     6,996       7,589       8,679       5,194
  Mortgage-backed securities                           2,382       2,931       3,577       2,233
  Other securities                                       498       1,082       1,080       1,078
                                                     -------------------------------------------
                                                     $12,272     $16,239     $22,920     $16,855
                                                     ===========================================

         Elverson maintains a securities' portfolio for the secondary application of funds as well as a secondary source of liquidity. At December 31, 1997, securities having an amortized cost of $ 18,696,000 were pledged as collateral for public funds and other purposes as required or permitted by law.

         Elverson does not hold any securities of any one issuer that exceeded 10% of stockholders' equity at June 30, 1998, December 31, 1997 or any prior period end.

         Table 10 sets forth the maturities and the weighted average yields of securities by contractual maturities at December 31, 1997. Yields on obligations of states and political subdivisions are not presented on a tax-equivalent basis. Mortgage-backed securities with contractual maturities after ten years from December 31, 1997 feature regular repayments of principal and average lives of three to seven years.

         Table 10 - Analysis of Securities

                                                                       Maturing
                           -------------------------------------------------------------------------------------------------
                                                          After One               After Five
                                    Within                But Within              But Within                After
                                   One Year               Five Years              Ten Years               Ten Years
                           -------------------------------------------------------------------------------------------------
                              Amount       Yield      Amount       Yield      Amount       Yield      Amount       Yield
                           -------------------------------------------------------------------------------------------------
                                                                (Dollars In Thousands)
U.S. Treasury securities    $    3,994     5.99%    $        -        -%   $         -        -%   $          -       -%
U.S. Government agencies           500     5.01         13,529     6.31          4,896     6.76               -       -
State and political
     subdivisions                1,776     4.67          7,019     4.50          3,267     5.18           5,538    5.14
Other securities                   584     6.27          1,062     6.41              -       -                -       -
Mortgage-backed securities         740     5.83          2,886     6.29            326     9.01           1,943    7.12
                            ----------              ----------              ----------              -----------
                            $    7,594              $   24,496              $    8,489              $     7,481
                            ==========              ==========              ==========              ===========


         Deposits

         Total deposits at year-end 1997 were $ 237,923,000 which reflects a $ 27,755,000 increase from year-end 1996. This growth resulted generally from the opening of the West Chester branch in March 1997, the introduction of a new relationship money market savings product, and a successful year-end certificate of deposit campaign. Elverson experienced a strong $ 7,534,000 or 22.5% increase in demand deposits. Money market savings increased $ 10,288,000 and certificates of deposit increased $ 9,592,000 from year-end 1996. A portion of the money market savings increase was the result of existing corporate deposit customers choosing the new relationship money market product rather than holding their deposits under repurchase agreements.

         The average daily amount of deposits and rates paid on such deposits is summarized in the following Table:

         Table 11 - Average Deposits and Average Rates by Major Classification

                                Six Months Ended June 30                          Year Ended December 31,
                         ---------------------------------------------------------------------------------------------------
                                1998                1997                1997                 1996               1995
                         ---------------------------------------------------------------------------------------------------
                           Amount     Rate    Amount     Rate      Amount     Rate     Amount     Rate     Amount    Rate
                         ---------------------------------------------------------------------------------------------------
                                                               (Dollars In Thousands)
Non-interest bearing     $  39,910            $  32,423           $  34,550           $  30,067           $  25,654
demand
Interest-bearing demand     21,145     1.90%     19,972    1.89%     20,183    1.88%     19,906     1.98%    19,806    2.19%
Savings deposits            78,531     3.64%     63,503    3.50%     67,860    3.57%     59,926     3.54%    49,899    3.49%
Time deposits              105,020     5.52%     95,722    5.43%     96,798    5.46%     89,463     5.39%    87,890    5.43%
                         ---------            ---------           ---------           ---------           ---------
     Total               $ 244,606            $ 211,620           $ 219,391           $ 199,362           $ 183,249
                         =========            =========           =========           =========           =========


         At December 31, 1997, time deposits outstanding in an individual amount of $ 100,000 or more totaled $ 17,376,000. The maturity of these deposits is reflected in Table 12.

         Table 12 - Maturities of Time Deposits of $ 100,000 or More


                             Over 3         Over 6
            3 Months       Through 6      Through 12       Over 12
             Or Less         Months         Months         Months
       --------------------------------------------------------------
                                (In Thousands)

         $      4,400   $       1,276   $      3,721   $      7,979
       ==============================================================

         Securities Sold under Agreements to Repurchase

         Securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Securities sold under these agreements are retained under the Bank's control at its safekeeping agent.

         Information concerning securities sold under agreements to repurchase is summarized as follows:


                                               Six Months Ended, June 30              Year Ended December 31
                                             --------------------------------- -----------------------------------
                                                1998             1997            1997          1996         1995
                                                ----             ----            ----          ----         ----
                                                                        (In Thousands)
Average balance during the period              $7,423          $11,884           $10,564      $10,168      $6,410
Average interest rate during the period          5.09%            5.03%             5.00%        5.05%       5.52%
Maximum month-end balance during the          $10,298          $14,281           $14,281      $11,990      $7,755
  period


         Borrowed Funds

         Elverson maintains a U.S. Treasury tax and loan note option account for the deposit of withholding taxes, corporate income taxes and certain other payments to the federal government. Borrowings under the note option account which were used as source of funds were consistent during 1997 and 1996. These borrowings do not represent a significant source of funds for Elverson.

         Capital Requirements/Ratios

         The current economic and regulatory environment has placed an increased emphasis on capital strength. Capital must be evaluated in the context of business risk exposures, including asset quality, interest rate sensitivity, liquidity and earnings diversification. At December 31, 1997, stockholders' equity totaled $ 25,740,000 or 9.37% of total assets, compared to $ 22,798,000 or 9.25% at year-end 1996.

         Elverson is subject to minimum risk-based and leverage capital guidelines issued by the Office of the Comptroller of the Currency. The measurement of risk-based capital takes into account the credit risk of both balance sheet assets and off-balance sheet exposures. These guidelines state that for adequacy purposes, the minimum ratios of 4% for Tier I risk-based capital, 8% for total risk-based capital and 4% for Tier I capital to total average assets (leverage ratio) be maintained. The Office of the Comptroller of the Currency regulations define a "well capitalized" bank as having minimum Tier I and total risk-based capital ratios of 6% and 10% respectively, and a minimum Tier I leverage ratio of 5%. As of December 31, 1997, the Bank qualified as "well capitalized" with Tier I, total risk-based capital, and Tier I leverage ratios of 13.09%, 14.34%, and 10.01%, respectively.

         The following table sets forth the computation of Elverson's regulatory capital ratios for the dates indicated. Elverson exceeded the minimum capital levels of the well capitalized category.

         Table 13 - Capital Ratios

                                                                                              December 31,
                                                                 June 30,    --------------------------------------------
                                                                   1998            1997           1996           1995
                                                               ----------------------------------------------------------
                                                                                     (In Thousands)
Tier I, common stockholders' equity (excluding
     appreciation on securities)                               $     27,244   $      25,623   $     22,731   $     20,209

Tier II, allowable portion of allowance for loan losses               2,552           2,446          2,371          1,985
                                                               ----------------------------------------------------------

Risk-based capital                                             $     29,796   $      28,069   $     25,102   $     22,194
                                                               ==========================================================

Risk-adjusted assets (including off-balance-sheet
     exposures)                                                $    203,143   $     194,818   $    189,039   $    158,810
                                                               ==========================================================

Tier I risk-based capital ratio                                       13.34%         13.09%          11.99%         12.73%
Total risk-based capital ratio                                        14.59%         14.34%          13.24%         13.78%
Leverage ratio                                                         9.71%         10.01%           9.75%          9.39%

Note: Any unrealized appreciation and depreciation on securities available for sale was excluded from regulatory capital components of risk-based and leverage ratios.

         Capital Analysis

         In April 1997, Elverson changed its capital structure to 4,000,000 authorized shares of common stock, with a par value of $ 1.25 per share. Also, Elverson issued a 2-for-1 stock split in the form of a 100% stock dividend in 1997. In 1998, Elverson issued a 5% stock dividend. The number of common shares issued were adjusted accordingly.

         Elverson's cash dividend payout ratio for the years ended December 31, 1997, 1996 and 1995 was 19.30%, 16.13% and 21.54%, respectively.

         Stockholders' equity is adjusted for the effect of unrealized appreciation or depreciation, net of tax, on securities classified as available for sale. At June 30, 1998, December 31, 1997 and 1996, stockholders' equity included $ 157,000, $ 117,000 and $ 67,000, respectively in unrealized appreciation.

         The return on average equity for the years ended December 31, 1997, 1996 and 1995 was 12.07%, 11.02%, and 8.41%, respectively.

         Interest Rate Sensitivity and Market Risk

         The operations of Elverson are subject to risk resulting from interest rate fluctuations to the extent that there is a difference between the amount of Elverson's interest earning assets and the amount of interest bearing liabilities that are prepaid/withdrawn, mature or reprice in specified periods.

         The principal objective of Elverson's asset/liability management activities is to provide consistently higher levels of net interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating the funding needs of Elverson. Elverson utilizes an interest rate sensitivity model as the primary quantitative tool in measuring the amount of interest rate risk that is present. The traditional maturity "gap" analysis, which reflects the volume difference between interest rate sensitive assets and liabilities during a given time period, is reviewed regularly by management. A positive gap occurs when the amount of interest sensitive assets exceeds interest sensitive liabilities. This position would contribute positively to net income in a rising interest rate environment. Conversely, if the balance sheet has more liabilities repricing than assets, the balance sheet is liability sensitive or negatively gapped. Management continues to monitor sensitivity in order to avoid overexposure to changing interest rates.

         The operations of Elverson do not subject it to foreign currency exchange or commodity price risk. Also, Elverson does not utilize interest rate swaps, caps or other hedging transactions.

         The following table provides information about Elverson's financial instruments that are sensitive to changes in interest rates. For securities, loans and deposits, the table presents principal cash flows and related weighted average interest rates by maturity dates or repricing frequency. Elverson has no market risk sensitive instruments entered into for trading purposes.

         Table 14 - Interest Rate Sensitivity

                 REMAINING MATURITY/EARLIEST POSSIBLE REPRICING

                                                                                                                          Fair Value
                                                                                                                                  At
                                                                                                                        December 31,
                                    1998        1999         2000          2001        2002       Thereafter      Total       1997
                                 ---------------------------------------------------------------------------------------------------
                                                                        (In Thousands)
Interest earning assets:
    Interest bearing deposits    $   6,033    $      --    $      --    $      --    $      --    $     --     $   6,033   $   6,033
      Average interest rate           5.78%
    Federal funds sold               3,600           --           --           --           --          --         3,600       3,600
      Average interest rate           5.00%
    Other short-term investments     1,899           --           --           --           --          --         1,899       1,899
      Average interest rate           5.59%
    Securities, amortized cost      19,680        7,090        8,416        5,162        3,891       5,286        49,525      49,826
      Average interest rate           6.06%        6.10%        6.03%        5.35%        4.91%       5.53%
    Loans, excluding nonaccrual
      loans                        101,453       40,753       37,089       10,149        3,020       4,111       196,575     197,988
      Average interest rate           9.02%        8.70%        9.00%        7.60%        8.50%       6.80%
                                 ---------------------------------------------------------------------------------------------------

        Total interest earning
          assets                   132,665       47,843       45,505       15,311        6,911       9,397       257,632     259,346
                                 ---------------------------------------------------------------------------------------------------

Interest bearing liabilities:
    Interest bearing demand
      deposits                      21,332           --           --           --           --          --        21,332      21,332
      Average interest rate           1.91%
    Savings deposits                72,164           --           --           --           --          --        72,164      72,164
      Average interest rate           3.66%
    Certificates of deposit         60,024       13,871       16,709        4,503        5,488       2,766       103,361     103,810
      Average interest rate           5.35%        5.50%        6.20%        5.90%        6.00%       5.97%
    Borrowed funds                   9,338           --           --           --           --         150         9,488       9,575
      Average interest rate           4.79%          --           --           --           --        6.20%
                                 ---------------------------------------------------------------------------------------------------

        Total interest bearing
          liabilities              162,858       13,871       16,709        4,503        5,488       2,916       206,345   $ 206,881
                                 ------------------------------------------------------------------------------------------=========

        Interest sensitivity gap $ (30,193)    $ 33,972     $ 28,796    $  10,808    $   1,423    $  6,481     $  51,287
                                 =======================================================================================

        Cumulative gap           $ (30,193)    $  3,779     $ 32,575    $  43,383    $  44,806    $ 51,287
                                 =========================================================================


         Liquidity

         Liquidity management ensures that sufficient funding is available, at a reasonable cost, to meet the potential cash needs of Elverson and to satisfy customer deposit withdrawals and credit needs. Liquidity comes from a variety of sources: the maturing of short-term assets, available for sale securities, the stability of existing core deposits, the ability to attract new funds and external borrowing capabilities. Elverson believes it maintains sufficient liquidity to meet its obligations in a timely and cost-effective manner.

         Year 2000 Compliance

         During 1997, a committee was formed with the goal of ensuring that Elverson's operational and financial systems would not be adversely affected by year 2000 issues. The committee is comprised of members from all areas of the Company - loan operations, deposit operations, branch administration, finance, security and audit - and is providing the Board of Directors and senior management with updates on a regular basis. Elverson's Board of Directors and senior management are supporting all compliance efforts and believe they are allocating the necessary resources to complete the project within the timeframes established by the Board of Directors and bank regulators.

         The committee has developed an inventory of hardware, software and outside service providers that could be affected by year 2000 issues, has identified what it believes are the critical areas which require immediate evaluation and testing, and has begun to develop contingency plans for all core business processes. Elverson's main operational and financial system -- Jack Henry CIF 20/20 -- was year 2000 certified by the OCC and FFIEC in April 1998. Additional third party vendor testing is being scheduled for the later part of 1998. Elverson is also contacting its large credit and deposit customers to determine if they are aware of the year 2000 issue and/or their level of compliance.

         Elverson's Board of Directors and management do not expect the costs of evaluating and testing Elverson's year 2000 compliance will materially impact Elverson's future financial condition or results of operations, although Elverson's Board of Directors and management recognize that this is an ongoing process and there can be no assurance that additional costs may not be necessary.

                ELVERSON: MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
            AS OF OR FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997


Results of Operations

         Elverson recorded net income of $ 1,605,000 or $ .62 per share for the six months ended June 30, 1998 compared to $ 1,289,000 or $ .50 per share for the same period in 1997. This represents an increase of $ 316,000 or 24.5%. This increase in earnings was principally driven by growth in interest earning assets.

         Elverson continued to improve its performance relative to two widely used performance measurements: return on average assets (ROA) and return on average shareholders' equity (ROE). For the six months ended June 30, 1998, the ROA was 1.15% and the ROE was 12.23%. For the same period in 1997, these performance ratios were 1.05% and 11.05% respectively.

         Net Interest Income

         The primary component of Elverson's net income is net interest income, which represents the difference between the interest and fee income earned on earning assets and the interest paid on deposits and other borrowed funds. The level of net interest income results from the interaction among the volume and mix of earning assets, the funding sources supporting those assets and the interest rates earned on assets relative to those paid on the funding sources. For analytical purposes, net interest income is adjusted to a taxable equivalent basis to recognize the income tax savings on tax-exempt assets such as municipal securities and tax-free loans.

         For the six months ended June 30, 1998, taxable equivalent net interest income was $ 6,587,000, $ 667,000 or 11.3% higher than for the same period in 1997. The components of this increase are summarized in Table 1.

         Taxable equivalent interest income increased 11.8% from $ 10,090,000 for the six months ended June 30, 1997 to $ 11,283,000 for the same period in 1998. This increase reflects a $ 30,300,000 or 12.7% growth in average interest earning assets from June 30, 1997 to June 30, 1998.

         The growth in average interest earning assets was primarily the result of a 43.8% or $ 17,756,000 increase in securities. This increase reflects several factors: the reinvestment of proceeds received from the sale of residential mortgages, low commercial and consumer loan demand in 1998, and deposit growth. Total average loans increased 2.7%. Average commercial loans increased 18.5% or $ 18,308,000 due to the strong commercial loan demand in Elverson's markets during late 1997. Average residential mortgage loans declined 23.9% or $ 14,027,000 as a result of normal prepayments, the origination of more fixed rate loans, which Elverson sells, than adjustable rate loans, which Elverson retains, and the November 1997 sale of approximately $ 4,500,000 in one-year indexed mortgages for interest rate risk management considerations.

         The yield on interest earning assets declined from 8.56% for the six months ended June 30, 1997 to 8.49% for the same period in 1998, primarily the result of a change in the mix of Elverson's earning assets. During this period, the percentage of lower-yielding, short-term and long-term investments to total earning assets increased from 19.0% to 26.2% while the percentage of loans declined from 81.0% to 73.8%. However, the yield on total loans did increase from 9.05% for the six months ended June 30, 1997 to 9.23% for the same period in 1998 due to increased loan fee income generated by prepayment of mortgage loans in 1998.

         Interest expense increased $ 526,000 to $ 4,696,000 which resulted from an 11.1% growth in average interest bearing liabilities from June 30, 1997 to June 30, 1998. This increase primarily occurred in the money market savings and certificates of deposit categories which increased $ 15,279,000 and $ 9,298,000 respectively. Partially offsetting the net interest income effect of the liabilities growth was a 23.1% or $ 7,487,000 growth in average non-interest bearing demand deposits.

         Provision for Loan Losses

         The provision for loan losses for the six months ended June 30, 1998 totaled $ 330,000 compared to $ 518,000 for the same period in 1997. The amount of the provision is based, among other factors, on the amount of net loan charge-offs which totaled $ 107,000 for the six months of 1998 and $ 121,000 for the same period in 1997. Stated as a percentage of average loans, net charge-offs were .05% and .06% for the six months ended June 30, 1998 and 1997, respectively.

         Other Income

         Total other income was $ 760,000 for the six months ended June 30, 1998, an 11.6% or $ 79,000 increase from the same period in 1997. This increase was primarily the result of increased mortgage banking activities during the first six months of 1998 as a result of residential mortgage refinances. Income from these activities totaled $ 212,000 for the six months ended June 30, 1998, a 66.9% or $ 85,000 increase from the same period in 1997.

         Other Expenses

         Other expenses for the six months ended June 30, 1998 were $ 4,525,000, $ 429,000 or 10.5% higher than the same period in 1997. However, Elverson's efficiency ratio (a measurement of other expenses relative to taxable equivalent net interest income and other income) declined during the same period to 61.66% for 1998 from 62.07% in 1997.

         Salaries and employee benefits, which accounts for the largest portion of other expenses, increased $ 366,000 to $ 2,494,000. The factors contributing to this increase include an increased employee base as a result of enhancements to the credit administration and Tele-banking areas, annual merit increases and increased Elverson-funded health insurance costs.

         Expenses related to equipment were $ 403,000 for the six months ended June 30, 1998 an increase of $ 65,000 or 19.2% over the same period in 1997. This increase reflects Elverson's investment in technology enhancements in early 1998.

Financial Condition

         Total assets at June 30, 1998 were $ 301,814,000  which is $ 26,976,000 or 9.8% higher than total assets at December 31, 1997.

         Total investment securities increased $ 20,511,000 during the first six months of 1998 to $ 70,215,000. Three factors primarily contributed to this increase: low commercial and consumer loan volumes due to tight pricing competition, $ 13,185,000 in proceeds from the sale of fixed rate residential mortgage loans and a $ 25,726,000 increase in deposits since December 31, 1997.

         Total loans were $ 193,649,000  at June 30, 1998, a $ 4,635,000 or 2.3%
decline from year-end 1997. This decline was primarily the result of a $ 6,026,000 or 12.4% decline in residential mortgages. During the first six months of 1998, $ 13,185,000 in fixed rate residential mortgages were sold due to the high level of mortgage refinances in the current low rate environment. Commercial loans experienced a modest 3.0% increase to $ 117,173,000 since December 31, 1997.

         Total deposits at June 30, 1998 were $ 263,649,000 which reflects a $ 25,726,000 increase from year-end 1997. This growth can be attributed to strong growth in non-interest bearing deposits and the continued success of Elverson's relationship money market savings product. Elverson experienced a $ 8,426,000 or 20.5% increase in demand deposits while money market savings increased $ 14,048,000 or 22.5%.

         Allowance for Loan Losses

         The June 30, 1998 allowance for loan losses was $ 3,568,000 and represented 1.84% of period-end loans. This compares with an allowance at December 31, 1997 of $ 3,345,000 and 1.69% of loans. The adequacy of the allowance will continue to be examined in light of past loan loss experience, current economic conditions, size and characteristics of the loan portfolio, volume of non-performing and delinquent loans and other relevant information.

         Non-performing loans at June 30, 1998 were $ 916,000 compared to $ 2,157,000 at year-end 1997. Stated as a percentage of period-end loans, non-performing loans were .47% and 1.10% respectively. This improvement reflects the successful resolution and complete pay-off of four non-accrual accounts totaling $ 973,000. Non-performing loans are defined as all loans 90 days or more past due and non-accruing loans.

         Capital

         The current economic condition and regulatory environment has placed an increased emphasis on capital strength. Capital must be evaluated in the context of business risk exposures, including asset quality, interest rate sensitivity, liquidity and earnings diversification. At June 30, 1998, stockholders' equity totaled $ 27,401,000 or 9.08% of total assets, compared to $ 25,740,000 or 9.37% at year-end 1997.

         Elverson is subject to minimum risk-based and leverage capital guidelines issued by the Office of the Comptroller of the Currency. The measurement of risk-based capital takes into account the credit risk of both balance sheet assets and off-balance sheet exposures. These guidelines state that, for adequacy purposes, the minimum ratios of 4% for Tier 1 risk-based capital, 8% for total risk-based capital and 4% for Tier 1 capital to total average assets (leverage ratio) be maintained. The Office of the Comptroller of the Currency regulations define a "well capitalized" bank as having minimum Tier 1 and total risk-based capital ratios of 6% and 10% respectively and a minimum Tier 1 leverage ratio of 5%. As of June 30, 1998, Elverson qualified as "well capitalized" with Tier I, total risk-based capital and Tier I leverage ratios of 13.34%, 14.59% and 9.71% respectively.

Quantitative and Qualitative Disclosures About Market Risk

         There has been no material change in Elverson's assessment of its sensitivity to market risk since its presentation included in this Proxy Statement/Prospectus as of December 31, 1997.

Year 2000 Compliance Update

         Elverson expects to spend approximately $ 10,000 in 1998 to modify its computer information systems enabling proper processing of transactions related to the year 2000 and beyond. Management has evaluated the appropriate courses of corrective action and do not expect the costs of evaluating and testing of year 2000 compliance to materially impact Elverson's future financial condition or results of operations.

                      INFORMATION WITH RESPECT TO ELVERSON

Business

         Elverson is a banking corporation organized on August 16, 1915 under the national banking laws and headquartered in the Borough of Elverson, Pennsylvania 19520-9403. Elverson engages in commercial banking authorized by the NBA, offering a full range of personal and corporate services, including deposit accounts (such as checking, NOW, money market savings and certificates of deposit) and loan accounts (such as commercial, installment and student loans and fixed and adjustable rate residential mortgages).

         As of December 31, 1997, Elverson had assets of $274,838,000. Elverson currently operates offices in nine locations, six of which are owned in fee by Elverson or its subsidiaries, and has a separate leased operations building. Elverson has seven subsidiaries which primarily hold real estate. Elverson's principal executive office, which it owns, is located at 83 West Main Street, Elverson, Pennsylvania, and the telephone number at such address is (610)
286-8200. Elverson engages in general commercial and retail banking business through its nine banking offices in Chester, Berks and Lancaster Counties, Pennsylvania.

Legal Proceedings

         Elverson from time to time is a party (plaintiff or defendant) to lawsuits which arise in the normal course of Elverson's business. While any litigation involves an element of uncertainty, management believes that the liability of Elverson, if any, resulting from such actions will not have a material effect on the financial condition or results of operations of Elverson. Elverson has been named a codefendant in M.H. Davis Oil Co., Inc. v. Elverson National Bank and the Pennsylvania Department of Revenue, No. 98-05986 in the Court of Common Pleas, Chester County, Pennsylvania as a result of its issuance of a fully collateralized standby irrevocable letter of credit in the amount of $625,000 to the Department of Revenue of the Commonwealth of Pennsylvania to secure the collection of various motor fuel taxes. M. H. Davis Oil Co., Inc., is an affiliate of Boyd C. Davis, Jr., a director of Elverson.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of September 2, 1998, certain information regarding the beneficial ownership of Elverson Common Stock by (i) each director and executive officer of Elverson; (ii) all directors and executive officers of Elverson as a group; and (iii) each other person known by Elverson to own beneficially more than 5% of the outstanding Elverson Common Stock.

                                                                     Beneficial Ownership of
                                                                     Elverson Common Stock (1)
                                                                  ------------------------------
                                                                   Number of          Percent of
                                                                   Shares (2)           Total
                                                                  ------------        ----------
  Directors and Executive Officers: (3)
  Joseph A. Rigg (4)                                                    8,210            0.32%
  George R. James, Sr                                                   5,212            0.20%
  Robert E. Rigg                                                      179,097            6.89%
  John A. Koury, Jr. (5)                                               29,417            1.13%
  John W. Jacobs (6)                                                   72,901            2.81%
  Boyd C. Davis, Jr. (7)                                              247,906            9.54%
  Glenn E. Moyer (8)                                                   17,868            0.69%
  Sandra L. Hoffman (9)                                                14,178            0.54%
  Paul W. McEwen (10)                                                  27,870            1.07%
  Charles A. Bender (11)                                                3,891            0.15%
  Glenn B. Marshall (12)                                                3,845            0.15%
  Hugh L. Marshall III (13)                                             2,310            0.09%
  Julie A. Kissinger (14)                                                 525            0.02%

  All Directors And Executive Officers As A Group (13 Persons)        613,230           23.60%

Other 5% Shareholders:

The Jacobs Family Limited Partnership (15)                            176,527            6.79%

---------------
(1) Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all Elverson Common Stock indicated above.
(2)  Fractions in share ownership are rounded up to the next whole number.
(3) The address of each officer and director is Elverson National Bank, 83 West Main Street, Elverson, Pennsylvania 19520.
(4)  Includes 1,087 shares owned by Mr. Rigg in escrow with Paine Webber.
(5) Includes 679 shares owned by Mr. Koury and his wife as trustees for the benefit of James E. Koury and 5,766 shares owned jointly with Mr. Koury's wife.
(6) Does not include the 176,527 shares owned by The Jacobs Family Limited Partnership in which Mr. Jacobs has a 25.95% limited partnership interest.
(7) Includes 69,056 shares pledged to NP Bank as security for a loan by NP Bank to Mr. Davis.
(8) Includes 17,010 subject to stock options granted to Mr. Moyer, which are currently exercisable.
(9) Includes 7,245 shares subject to stock options granted to Ms. Hoffman, which are currently exercisable.
(10) Includes 118 shares owned by Mr. McEwen in trust for Mr. McEwen's granddaughter, 118 shares owned by Mr. McEwen in trust for Mr. McEwen's grandson; and 3,675 shares subject to stock options granted to Mr. McEwen, which are currently exercisable.
(11) Includes 2,001 shares owned jointly with Mr. Bender's wife; and 1,890 shares subject to stock options granted to Mr. Bender, which are currently exercisable.
(12) Includes 586 shares owned jointly with Mr. Marshall's wife; and 3,255 shares subject to stock options granted to Mr. Marshall, which are currently exercisable.
(13) Includes 2,310 shares subject to stock options granted to Mr. Marshall, which are currently exercisable.
(14) Includes 525 shares subject to stock options granted to Ms. Kissinger, which are currently exercisable.
(15) The Jacobs Family Limited Partnership's address is Tel Hai Hillcrest, Apt. 516, P.O. Box 190, Honeybrook, Pennsylvania 19344-0190.

                                     EXPERTS

         The consolidated financial statements of NPB as of December 31, 1997, and 1996, and for each of the three years in the period ended December 31, 1997, included in NPB's 1997 Annual Report on Form 10-K and incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Elverson as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in this Proxy Statement/Prospectus, have been included herein in reliance on the report of Beard & Company, Inc., independent certified public accountants, included herein, given upon the authority of said firm as experts in auditing and accounting.

         Representatives of Grant Thornton, LLP are expected to be present at the NPB Meeting, and representatives of Beard & Company, Inc., are expected to be present at the Elverson Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  LEGAL MATTERS

         The validity of the NPB Common Stock to be issued in the Merger and certain other legal matters relating to the Merger are being passed upon for NPB by the law firm of Ellsworth, Wiles, Carlton & Waldman, P.C., Wyomissing, Pennsylvania. H. Anderson Ellsworth, a principal in Ellsworth, Wiles, Carlton, & Waldman, P.C., owns directly or indirectly 10,747 shares of NPB Common Stock.

         Certain legal matters relating to the Merger are being passed upon for Elverson by the law firm of Dechert Price & Rhoads, Philadelphia, Pennsylvania.

                                  OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, the Boards of Directors of NPB and Elverson each know of no matters which will be presented for consideration at the Meetings other than as set forth in this Proxy Statement/Prospectus. However, if any other matters shall properly come before either of the Meetings or any adjournments thereof and be voted upon, the forms of proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters according to their best judgment.

                              SHAREHOLDER PROPOSALS

         NPB's 1999 Annual Meeting of Shareholders will be held on or about April 27, 1999. Any NPB shareholder who desires to submit a proposal to be considered for inclusion in NPB's proxy materials relating to the 1999 Annual Meeting of Shareholders must have submitted such proposal to NPB, in writing, addressed to National Penn Bancshares, Inc., Reading and Philadelphia Avenues, Boyertown, PA 19512, Attention: Sandra L. Spayd, Secretary, on or before November 25, 1998.

                    Index to Elverson's Financial Statements


ELVERSON NATIONAL BANK AND SUBSIDIARIES


                                                                            Page

INDEPENDENT AUDITOR'S REPORT
      ON THE CONSOLIDATED FINANCIAL STATEMENTS                               F-1

CONSOLIDATED FINANCIAL STATEMENTS

      Consolidated balance sheets - as of December 31, 1997 and 1996         F-2
      Consolidated statements of income - for the years ended
           December 31, 1997, 1996 and 1995                                  F-3
      Consolidated statements of stockholders' equity - for the years
           ended December 31, 1997, 1996 and 1995                            F-4
      Consolidated statements of cash flows - for the years ended
           December 31, 1997, 1996 and 1995                                  F-5
      Notes to consolidated financial statements                     F-6 to F-22

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

      Consolidated balance sheets - as of June 30, 1998 and
           December 31, 1997                                                F-23
      Consolidated statements of income - for the six months ended
           June 30, 1998 and 1997                                           F-24
      Consolidated statements of stockholders' equity - for the six months
           ended June 30, 1998 and 1997                                     F-25
      Consolidated statements of cash flows - for the six months ended
           June 30, 1998 and 1997                                           F-26
      Notes to consolidated financial statements                    F-27 to F-29

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
Elverson National Bank
Elverson, Pennsylvania


     We have audited the accompanying consolidated balance sheets of Elverson National Bank and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elverson National Bank and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                                           BEARD & COMPANY, INC.




Reading, Pennsylvania
January 16, 1998, except for Note 17 as to which the date is April 10, 1998

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31
(Dollars In Thousands, Except Per Share Data)                                  1997           1996
-----------------------------------------------------------------------------------------------------
ASSETS

Cash and due from banks                                                     $ 10,778        $  7,668
Interest-bearing deposits with banks                                           6,033           1,798
Federal funds sold                                                             3,600           4,300
Bankers acceptance notes                                                       1,899              --
                                                                            --------        --------
      Total cash and cash equivalents                                         22,310          13,766
Securities available for sale                                                 33,465          18,831
Securities held to maturity, fair value 1997 $16,361; 1996 $22,945            16,239          22,920
Loans receivable, net of allowance for loan losses 1997 $3,345;
      1996 $2,992                                                            194,939         183,770
Premises and equipment, net                                                    4,504           3,866
Accrued interest receivable                                                    1,554           1,424
Other assets                                                                   1,827           1,976
                                                                            --------        --------

      Total Assets                                                          $274,838        $246,553
                                                                            ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
      Non-interest bearing                                                  $ 41,066        $ 33,532
      Interest bearing                                                       196,857         176,636
                                                                            --------        --------
      Total deposits                                                         237,923         210,168
Securities sold under agreements to repurchase                                 8,963          11,851
Borrowed funds                                                                   525             131
Accrued interest payable                                                       1,019             879
Other liabilities                                                                668             726
                                                                            --------        --------

      Total Liabilities                                                      249,098         223,755
                                                                            --------        --------

Stockholders' Equity
Common stock, par value $1.25 per share; 4,000,000 shares
      authorized; issued and outstanding shares:
      1997 2,584,615; 1996 2,438,310                                           3,231           3,048
Surplus                                                                       17,298          14,055
Retained earnings                                                              5,094           5,628
Net unrealized appreciation on securities available for sale, net of
      taxes                                                                      117              67
                                                                            --------        --------

      Total Stockholders' Equity                                              25,740          22,798
                                                                            --------        --------

      Total Liabilities and Stockholders' Equity                            $274,838        $246,553
                                                                            ========        ========


See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31
(Dollars In Thousands, Except Per Share Data)                       1997        1996       1995
--------------------------------------------------------------------------------------------------
Interest Income:
      Loans receivable, including fees                             $17,681     $15,161     $13,609
      Securities:
           Taxable                                                   1,900       2,106       1,588
           Tax-exempt                                                  483         446         403
      Deposits with banks                                              164         202         470
      Federal funds sold and bankers acceptance notes                  249         198         356
                                                                   -------     -------     -------
           Total interest income                                    20,477      18,113      16,426
                                                                   -------     -------     -------

Interest Expense:
      Deposits                                                       8,089       7,344       6,950
      Securities sold under agreements to repurchase                   528         514         354
      Borrowed funds                                                    10          38         270
                                                                   -------     -------     -------
           Total interest expense                                    8,627       7,896       7,574
                                                                   -------     -------     -------

           Net Interest Income                                      11,850      10,217       8,852
      Provision for loan losses                                        988         600         700
                                                                   -------     -------     -------
           Net Interest Income After Provision for Loan Losses      10,862       9,617       8,152
                                                                   -------     -------     -------

Other Income:
      Customer service fees                                            967         743         685
      Mortgage banking activities                                      421         245         111
      Net realized gains on sales of securities                         19          --          10
      Other                                                            125          77          64
                                                                   -------     -------     -------
           Total other income                                        1,532       1,065         870
                                                                   -------     -------     -------

Other Expenses:
      Salaries and employee benefits                                 4,336       3,657       3,230
      Occupancy                                                        780         715         684
      Equipment                                                        704         671         602
      Other                                                          2,450       2,289       2,273
                                                                   -------     -------     -------
           Total other expenses                                      8,270       7,332       6,789
                                                                   -------     -------     -------

           Income Before Income Taxes                                4,124       3,350       2,233
      Federal income taxes                                           1,193         983         611
                                                                   -------     -------     -------

           Net Income                                              $ 2,931     $ 2,367     $ 1,622
                                                                   =======     =======     =======

      Basic and Diluted Earnings Per Share                         $  1.14     $  0.93     $  0.65
                                                                   =======     =======     =======


See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended December 31, 1997, 1996 and 1995
(Dollars In Thousands, Except Per Share Data)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Net Unrealized
                                                                                                         Appreciation
                                                                                                         (Depreciation)      Total
                                                                                                          On Securities      Stock-
                                                                 Common                     Retained        Available       holders'
                                                   Shares         Stock       Surplus       Earnings        For Sale         Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                       2,160,210     $   2,700     $   8,686      $   6,952      $    (212)     $  18,126
Net income                                              --            --            --          1,622             --          1,622
Cash dividends, $ 0.14 per share                        --            --            --           (348)            --           (348)
Issuance of common stock in connection with
    dividend reinvestment and voluntary cash
    purchase plan                                   32,702            41           561             --             --            602
Issuance of common stock in connection with a
    10% stock dividend                             219,040           274         4,299         (4,578)            --             (5)
Net change in unrealized appreciation
      (depreciation) on securities available
      for sale, net of taxes                            --            --            --             --            285            285
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                       2,411,952         3,015        13,546          3,648             73         20,282
Net income                                              --            --            --          2,367             --          2,367
Cash dividends, $ 0.15 per share                        --            --            --           (387)            --           (387)
Issuance of common stock in connection with
    dividend reinvestment and voluntary cash
    purchase plan
                                                    26,358            33           509             --             --            542
Net change in unrealized appreciation
    (depreciation) on securities available for
    sale, net of taxes                                  --            --            --             --             (6)            (6)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                       2,438,310         3,048        14,055          5,628             67         22,798
Net income                                              --            --            --          2,931             --          2,931
Cash dividends, $ 0.22 per share                        --            --            --           (564)            --           (564)
Issuance of common stock upon exercise of
    stock options                                      534             1            10             --             --             11
Issuance of common stock in connection with
    dividend reinvestment and voluntary cash
    purchase plan                                   22,491            28           486             --             --            514
Issuance of common stock in connection with a
    5% stock dividend                              123,280           154         2,747         (2,901)            --             --
Net change in unrealized appreciation
    (depreciation) on securities available for
    sale, net of taxes                                  --            --            --             --             50             50
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                       2,584,615     $   3,231     $  17,298      $   5,094      $     117      $  25,740
====================================================================================================================================

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31
(Dollars In Thousands)                                                          1997          1996           1995
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net income                                                                    $  2,931      $  2,367      $  1,622
Adjustments to reconcile net income to net cash
      provided by operating activities:
      Provision for loan and foreclosed real estate losses                         988           650           845
      Provision for depreciation                                                   402           414           357
      Net amortization (accretion) of securities premiums and discounts            (34)          (19)            9
      Net (gains) on the sales of securities                                       (19)           --           (10)
      Proceeds from sale of loans                                               16,542        11,619         5,355
      Net (gains) losses on sale of loans                                         (294)         (120)            7
      Loans originated for sale                                                (16,248)      (11,499)       (5,362)
      Net (gains) losses on sale or disposal of premises and equipment              39           (42)           14
      Net losses on sale of foreclosed real estate                                  12             7            --
      (Increase) in accrued interest receivable and other assets                  (164)         (101)         (288)
      Increase in accrued interest payable and other liabilities                    82            89           399
      (Increase) in deferred income taxes                                          (69)          (28)         (161)
                                                                             -------------------------------------
      Net cash provided by operating activities                                  4,168         3,337         2,787
                                                                             -------------------------------------

Cash Flows from Investing Activities
Proceeds from sales of securities available for sale                             3,655            --           510
Proceeds from principal payments and maturities of securities:
      Held to maturity                                                           6,712         4,831        10,940
      Available for sale                                                         5,460        14,208         6,759
Purchases of securities:
      Held to maturity                                                              --       (10,868)      (16,216)
      Available for sale                                                       (23,651)       (9,997)      (10,741)
Loans made to customers, net of principal collected                            (12,157)      (24,260)      (13,494)
Proceeds from sales of foreclosed real estate                                      214           664            --
Purchases of premises and equipment                                             (1,079)         (749)         (295)
                                                                             -------------------------------------
      Net cash used in investing activities                                    (20,846)      (26,171)      (22,537)
                                                                             -------------------------------------

Cash Flows from Financing Activities
Net increase in interest and non-interest bearing demand deposits
      and savings accounts                                                      18,164        15,586         8,395
Net increase in certificates of deposit                                          9,591         2,588        15,286
Net increase (decrease) in securities sold under agreements to repurchase       (2,888)        4,582         3,416
Net proceeds (repayments) from borrowed funds                                      394           (98)           --
Principal payments on long-term borrowings                                          --        (1,220)       (4,400)
Proceeds from exercise of stock options                                             11            --            --
Proceeds from dividend reinvestment and stock purchase plan                        514           542           602
Dividends paid                                                                    (564)         (387)         (342)
                                                                             -------------------------------------
      Net cash provided by financing activities                                 25,222        21,593        22,957
                                                                             -------------------------------------

      Increase (decrease) in cash and cash equivalents                           8,544        (1,241)        3,207

Cash and cash equivalents:
      January 1                                                                 13,766        15,007        11,800
                                                                             -------------------------------------

      December 31                                                             $ 22,310      $ 13,766      $ 15,007
                                                                             =====================================

Supplemental Disclosures of Cash Flow Information
Cash payments for:
      Interest                                                                $  8,487      $  7,911      $  7,239
                                                                             =====================================
      Income taxes                                                            $  1,422      $  1,039      $    723
                                                                             =====================================

Supplemental Disclosure of Noncash Investing and Financing Activities
Foreclosed real estate acquired in settlement of loans                        $     --      $    426      $     --
                                                                             =====================================

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.  Significant Accounting Policies
Principles of consolidation: The consolidated financial statements include the accounts of Elverson National Bank (the Bank) and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of operations: The Bank operates under a national bank charter and provides full banking services. As a national bank, the Bank is subject to regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The area served by the Bank is principally Berks, Chester and Lancaster Counties in Pennsylvania. The Bank's subsidiaries primarily hold certain real estate.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of cash flows: For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash and due from banks, interest bearing deposits with banks, federal funds sold and bankers acceptance notes. Generally, federal funds are purchased and sold for one day periods. Also, bankers acceptance notes generally have a maturity within 90 days of purchase date.

Securities: Securities that management has both the positive intent and ability to hold to maturity are classified as securities held to maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method. Securities that may be sold prior to maturity for asset/liability management purposes, or that may be sold in response to changes in interest rates, changes in prepayment risk, to increase regulatory capital or other similar factors, are classified as securities available for sale and carried at fair value with adjustments to fair value, after tax, reported as a separate component of stockholders' equity. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation at each balance sheet date.

Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported in interest income on securities using the interest method. Gains and losses on the sale of securities are recorded on the trade date and are calculated using the specific identification method.

Loans receivable: Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.  Significant Accounting Policies (Continued)
Loans receivable (continued): A loan is generally considered impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for loan losses: The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan's initial effective interest rate or the fair value, less selling costs, of the collateral for collateral dependent loans. By the time a loan becomes probable of foreclosure, it has been charged down to fair value, less estimated cost to sell.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

Loan servicing: The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate.

Foreclosed real estate: Foreclosed real estate, which is recorded in other assets, is comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal foreclosure proceedings take place.

Foreclosed real estate initially is recorded at fair value, net of estimated selling costs at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value, less estimated costs to sell. Revenues and expenses from operations and changes in the valuation allowance are included in other expenses.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.  Significant Accounting Policies (Continued)
Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line and accelerated depreciation methods over the estimated useful lives of the assets.

Advertising costs: The Bank follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the years ended
December  31,  1997,  1996  and  1995  was  $316,000,   $313,000  and  $231,000,
respectively.

Income taxes: Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Bank and its subsidiaries file a consolidated federal income tax return.

Earnings per share: The Bank adopted FASB Statement No. 128, "Earnings Per Share", in 1997. Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effect of stock options. Diluted earnings per share includes the dilutive effect of stock options. The effect of stock options on diluted earnings per share for the Bank is immaterial and results in the same amount reported as basic earnings per share for 1997, 1996 and 1995. Accordingly, basic and diluted earnings per share are the same amounts for all periods presented and are the same amount as previously reported for 1996 and 1995.

Off-balance sheet financial instruments: In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, letters of credit and commitments to sell loans. Such financial instruments are recorded in the consolidated balance sheets when they are funded.

Reclassifications: Certain items in the 1996 and 1995 consolidated financial statements have been reclassified to conform to the 1997 consolidated financial statement presentation format. These reclassifications had no effect on net income.


Note 2.  Restrictions On Cash And Due From Bank Balances
The Bank is required to maintain average reserve balances in vault cash or with the Federal Reserve Bank. The total of those reserve balances at December 31, 1997 and 1996 were approximately $1,799,000 and $1,407,000, respectively.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3.  Securities
The amortized cost and approximate fair value of securities at December 31 were as follows:

                                                          Gross         Gross
Securities Available for Sale             Amortized     Unrealized    Unrealized      Fair
(In Thousands)                              Cost          Gains         Losses       Value
--------------------------------------------------------------------------------------------
December 31, 1997
U.S. Treasury securities                   $  3,990     $      4      $     --      $  3,994
U.S. Government and agency obligations       14,244           48            (4)       14,288
State and political subdivisions              9,928          117           (34)       10,011
Mortgage-backed securities                    2,917           53            (6)        2,964
Other securities                                566           --            (2)          564
Equity securities                             1,642            2            --         1,644
                                           -------------------------------------------------

                                           $ 33,287     $    224      $    (46)     $ 33,465
                                           =================================================
December 31, 1996
U.S. Treasury securities                   $  6,459     $     18      $     (2)     $  6,475
U.S. Government and agency obligations        1,000           --            (1)          999
State and political subdivisions              2,917           80            (2)        2,995
Mortgage-backed securities                    6,572           39           (30)        6,581
Other securities                                196           --            --           196
Equity securities                             1,585           --            --         1,585
                                           -------------------------------------------------

                                           $ 18,729     $    137      $    (35)     $ 18,831
                                           =================================================

Equity securities are principally comprised of Federal Home Loan Bank and Federal Reserve Bank stock.

                                                           Gross         Gross
Securities Held to Maturity               Amortized     Unrealized    Unrealized      Fair
(In Thousands)                               Cost         Gains         Losses        Value
--------------------------------------------------------------------------------------------

December 31, 1997
U.S. Government and agency obligations     $  4,637     $     24      $     (5)     $  4,656
State and political subdivisions              7,589           98            (1)        7,686
Mortgage-backed securities                    2,931           --            (3)        2,928
Other securities                              1,082            9            --         1,091
                                           -------------------------------------------------

                                           $ 16,239     $    131      $     (9)     $ 16,361
                                           =================================================

December 31, 1996
U.S. Government and agency obligations     $  9,584     $     19      $    (22)     $  9,581
State and political subdivisions              8,679           80           (25)        8,734
Mortgage-backed securities                    3,577           --           (35)        3,542
Other securities                              1,080            8            --         1,088
                                           -------------------------------------------------

                                           $ 22,920     $    107      $    (82)     $ 22,945
                                           =================================================

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3.  Securities (Continued)
The amortized cost and fair value of securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without penalties.

                                           Available for Sale       Held to Maturity
                                          Amortized      Fair      Amortized     Fair
(In Thousands)                               Cost       Value        Cost       Value
--------------------------------------------------------------------------------------
Due in one year or less                    $ 3,990     $ 3,994     $ 2,862     $ 2,868
Due after one year through five years       13,645      13,677       8,316       8,377
Due after five years through ten years       6,098       6,157       1,982       2,039
Due after ten years                          4,995       5,029         148         149
Mortgage-backed securities                   2,917       2,964       2,931       2,928
Equity securities                            1,642       1,644          --          --
                                           -------------------------------------------

                                           $33,287     $33,465     $16,239     $16,361
                                           ===========================================

Securities with an amortized cost of $18,696,000 and $22,331,000 at December 31, 1997 and 1996, respectively, were pledged as collateral on public deposits, securities sold under agreements to repurchase and for other purposes as required or permitted by law.

Gross gains of $48,000 and gross losses of $29,000 were realized on sales of available for sale securities in 1997. There were no sales of securities available for sale in 1996. Gross gains of $10,000 were realized on sales of available for sale securities in 1995.


Note 4. Loans Receivable and Allowance for Loan Losses The composition of loans receivable were as follows:

          At December 31
          (In Thousands)                       1997          1996
          --------------------------------------------------------

          Consumer                           $ 30,042     $ 31,963
          Mortgage                             48,650       60,627
          Commercial                          113,806       92,053
          Tax-free                              6,518        3,047
                                             ---------------------

                                              199,016      187,690
          Less:
               Allowance for loan losses        3,345        2,992
               Unearned loan fees                 732          928
                                             ---------------------

                                             $194,939     $183,770
                                             =====================

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4. Loans Receivable and Allowance for Loan Losses (Continued) Changes in the allowance for loan losses were as follows:

          Years Ended December 31
          (In Thousands)                 1997          1996         1995
          ---------------------------------------------------------------

          Balance, January 1            $ 2,992      $ 2,672      $ 2,209
          Provision for loan losses         988          600          700
          Loans charged off                (745)        (319)        (306)
          Recoveries                        110           39           69
                                        ---------------------------------

          Balance, December 31          $ 3,345      $ 2,992      $ 2,672
                                        =================================

The recorded investment in impaired loans, not requiring an allowance for loan losses, was $431,000 and $108,000 at December 31, 1997 and 1996, respectively. The recorded investment in impaired loans requiring an allowance for loan losses was $355,000 and $545,000 at December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996, the related allowance for loan losses associated with those loans was $40,000 and $188,000, respectively. For the years ended December 31, 1997 and 1996, the average recorded investment in these impaired loans was $818,000 and $310,000, respectively. There was no interest income recognized on impaired loans in 1997, 1996 and 1995.


Note 5.  Loan Servicing
Effective January 1, 1996, the Bank adopted Financial Accounting Standards Board Statement No. 122, "Accounting for Mortgage Servicing Rights", which was superceded by Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," effective January 1, 1997. These Statements apply to all mortgage banking activities in which a mortgage loan is originated or purchased and then sold or securitized with the right to service the loan retained by the seller. The total cost of the mortgage loans is allocated between the mortgage servicing rights and the mortgage loans based on their relative fair values. The mortgage servicing rights are capitalized as assets and amortized over the period of estimated net servicing income. Additionally, they are subject to an impairment analysis based on their fair value in future periods. Fair values are estimated using discounted cash flows based on a current market interest rate.

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others was $64,092,000 and $53,236,000 at December 31, 1997 and 1996, respectively. In connection with loans serviced for others, the Bank held borrower's escrow balances of $176,000 and $148,000 at December 31, 1997 and 1996, respectively. Servicing income, net of mortgage servicing rights amortization, for the years ended December 31, 1997, 1996 and 1995, was $117,000, $116,000 and $113,000, respectively.

The Bank capitalized $153,000 and $111,000 of mortgage servicing rights for loans originated and sold in 1997 and 1996, respectively and amortized $29,000 and $9,000 of those rights for the years ended December 31, 1997 and 1996, respectively.

The amortization of purchased and originated mortgage servicing rights is recorded as a reduction of servicing revenue. Mortgage servicing rights are included in other assets.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 6. Premises and Equipment
Components of premises and equipment were as follows:

          At December 31
          (In Thousands)                       Estimated Useful Lives              1997             1996
          ------------------------------------------------------------------------------------------------
          Land                                                               $       840       $      674
          Land improvements                         5 to 40 Years                    117               89
          Buildings and improvements                15 to 40 Years                 3,105            2,826
          Furniture and equipment                   3 to 20 Years                  2,750            2,269
                                                                             ----------------------------

                                                                                   6,812            5,858

                Less accumulated depreciation                                      2,308            1,992
                                                                             ----------------------------

                                                                             $     4,504       $    3,866
                                                                             ============================

Note 7.  Deposits
Total deposits are summarized as follows:

          At December 31
          (In Thousands)                          1997          1996
          ------------------------------------------------------------

          Demand                                $ 41,066     $ 33,532
          NOW and Super NOW                       21,332       20,665
          Money market savings                    62,542       52,254
          Regular savings and club accounts        9,622        9,948
          Time, $100,000 and over                 17,376       16,828
          Time, other                             85,985       76,941
                                                ---------------------

          Total                                 $237,923     $210,168
                                                =====================

At December 31, 1997, the scheduled maturities of certificates of deposit are as follows (in thousands):

          1998                                   $  59,257
          1999                                      14,638
          2000                                      16,710
          2001                                       4,503
          2002 and thereafter                        8,253
                                                 ---------
                                                 $ 103,361
                                                 =========

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 8.  Borrowed Funds
The Bank maintains a U.S. Treasury tax and loan note option account for the deposit of withholding taxes, corporate income taxes and certain other payments to the federal government. Deposits are subject to withdrawal and are evidenced by an open-ended interest-bearing note. Borrowings under this note option account were $375,000 and $131,000 at December 31, 1997 and 1996, respectively.

The Bank has a flexible line of credit commitment available from the Federal Home Loan Bank for borrowings of up to approximately $6,995,000, expiring March 25, 1998. There were no borrowings under this line of credit at December 31, 1997 and 1996. The line of credit interest rate at December 31, 1997 was 6.86%.

Included in borrowed funds are long-term debt advances from the Federal Home Loan Bank of $150,000 and $-0- at December 31, 1997 and 1996, respectively. The advance is to be repaid over a ten-year period with monthly installments of approximately $1,000, including interest at 6.20%.

The Bank has a maximum borrowing capacity with the Federal Home Loan Bank of approximately $72,091,000. Advances from the Federal Home Loan Bank are secured by qualifying assets of the Bank.


Note 9.  Securities Sold under Agreements to Repurchase
Securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Securities sold under these agreements are retained under the Bank's control at its safekeeping agent.

Information concerning securities sold under agreements to repurchase is summarized as follows:

          At December 31
          (In Thousands)                               1997          1996
          -------------------------------------------------------------------
          Average balance during the year            $ 10,564      $ 10,168
          Average interest rate during the year          5.00%         5.05%
          Maximum month-end balance during the year    14,281        11,990


Note 10.  Income Taxes
The provision for federal income taxes consisted of the following:

          Years Ended December 31
          (In Thousands)      1997             1996             1995
          --------------------------------------------------------------
          Current           $ 1,262           $ 1,011           $   772
          Deferred              (69)              (28)             (161)
                            -------------------------------------------
                            $ 1,193           $   983           $   611
                            ===========================================

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 10.  Income Taxes (Continued)
A reconciliation of the statutory income tax at a rate of 34% to the income tax expense included in the consolidated statements of income is as follows:

          Years Ended December 31
          (In Thousands)                            1997         1996         1995
          --------------------------------------------------------------------------
          Federal income tax at statutory rate     $ 1,402      $ 1,139      $   759
          Tax-exempt interest                         (221)        (167)        (153)
          Other                                         12           11            5
                                                   ---------------------------------
                                                   $ 1,193      $   983      $   611
                                                   =================================

The income tax provision includes $ 6,000 in 1997, $ -0- in 1996 and $ 3,000 in 1995 of income tax expense related to net realized securities gains.

Net deferred tax assets consisted of the following components:

          At December 31
          (In Thousands)                                                      1997       1996
          -------------------------------------------------------------------------------------
          Deferred tax assets:
                Allowance for loan losses                                    $1,055     $  935
                Loan origination fees and costs                                  37         84
                Other                                                            28         33
                                                                             -----------------
                                                                              1,120      1,052
                                                                             -----------------

          Deferred tax liabilities:
                Premises and equipment                                          170        171
                Unrealized appreciation on securities available for sale         61         35
                                                                             -----------------
                                                                                231        206
                                                                             -----------------
          Net deferred tax assets                                            $  889     $  846
                                                                             =================


Note 11.  Dividend Reinvestment and Stock Purchase Plan
The Bank has a dividend reinvestment and stock purchase plan available to stockholders who elect to reinvest their dividends or to make voluntary cash payments for the purchase of additional shares of the Bank's common stock. Distributions under the plan are made exclusively from the Bank's authorized but unissued shares of common stock with the purchase price based on the fair market value of such shares at the time of issuance. Stockholders purchased 22,491 shares in 1997, 26,358 shares in 1996 and 32,702 shares in 1995 through the plan.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12.  Employee Benefits
The Bank has a profit-sharing plan which, during 1996, was amended to include 401(k) provisions. The Plan is for the benefit of all employees who meet the eligibility requirements set forth in the Plan. The amount of contributions to the Plan, including 401(k) matching contributions, is at the discretion of the Bank's Board of Directors. The contributions charged to expense for the years ended December 31, 1997, 1996 and 1995 were $232,000, $248,000 and $218,000, respectively.

Effective July 1, 1997, the Bank established a non-contributory Employee Stock Ownership Plan (ESOP) to acquire shares of the Bank's common stock for the benefit of all eligible employees of the Bank. Subsequent to the establishment of the Plan, 34,445 shares of the Bank's common stock were transferred to the ESOP from the Bank's profit-sharing plan. Contributions to the Plan are determined by the Bank's Board of Directors. There were no contributions made to the Plan nor compensation expense recorded by the Bank for the year ended December 31, 1997. In the event a terminated Plan participant desires to sell their shares of the Bank's stock, or for certain employees who elect to diversify their account balances, the Bank may be required to purchase the shares from the participant at their fair market value.

During 1996, the Bank adopted a Stock Incentive Plan for certain officers and key employees of the Bank. The Plan is administered by the Board of Directors. Under the Bank's Articles of Association, an aggregate of 210,000 shares of authorized but unissued common stock of the Bank were reserved for future issuance under employee stock option provisions of the Plan, employee stock purchases or similar employee benefit plans. To date, stock options granted under the Plan are non-qualified and are exercisable over a three-year period, commencing one year after the date of grant, on a cumulative basis. Stock options generally expire ten years after the date of grant. The purchase price for stock options issued under the Plan must be at least equal to 100% of the fair market value of the common stock on the date of the grant.

The  following   summarizes  the  Bank's  stock  option   activity  and  related
information for the years ended December 31, 1997 and 1996:

                                                      1997                   1996
                                             -----------------------  ---------------------
                                                          Weighted               Weighted
                                                           Average                Average
                                                          Exercise               Exercise
                                             Options        Price    Options       Price
                                             ----------------------------------------------
          Outstanding, beginning of year      12,285      $   19.05       --     $      --
          Granted                             14,490          20.27   12,285         19.05
          Exercised                             (561)         19.05       --            --
          Forfeited                           (4,689)         19.63       --            --
                                             ---------------------------------------------

          Outstanding, end of year            21,525      $   19.74   12,285     $   19.05
                                             =============================================

          Exercisable at end of year           3,185      $   19.05       --     $      --
                                             =============================================

Stock options outstanding at December 31, 1997 are exercisable at prices ranging from $19.05 to $22.14 a share. The weighted average remaining contractual life of those options is 8.75 years.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12.  Employee Benefits (Continued)
The Bank has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for options granted in 1997 and 1996. Had compensation cost for stock options granted in 1997 and 1996 been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Bank's net income and earnings per share for the years ended December 31, 1997 and 1996 would have been reduced to the pro forma amounts indicated below (in thousands, except per share amounts):

          At December 31                     1997          1996
          --------------------------------------------------------
          Net income:
                As reported            $      2,931  $      2,367
                                       ==========================
                Pro forma              $      2,898  $      2,332
                                       ==========================
          Basic earnings per share:
                As reported            $       1.14  $       0.93
                                       ==========================
                Pro forma              $       1.13  $       0.92
                                       ==========================
          Diluted earnings per share:
                As reported            $       1.14  $       0.93
                                       ==========================
                Pro forma              $       1.13  $       0.92
                                       ==========================

The fair value of each option grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 5.7% for 1997 and 6.2% for 1996; no volatility, dividend yield of 0.8%, and an expected life of 5 years for 1997 and 1996. The weighted-average fair value of options granted was $ 4.39 per share in 1997 and $ 4.48 per share in 1996.


Note 13.  Transactions with Executive Officers and Directors
The Bank has had banking transactions in the ordinary course of business with its executive officers and directors and their related interests on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. At December 31, 1997 and 1996, these persons were indebted to the Bank for loans totaling $1,249,000 and $1,322,000, respectively. During 1997, $292,000 of new loans were made; repayments totaled $365,000.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 14.  Financial Instruments With Off-Balance Sheet Risk
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, letters of credit and commitments to sell loans. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

A summary of the contractual amount of the Bank's financial instrument commitments are as follows:

          At December 31
          (In Thousands)                       1997        1996
          ------------------------------------------------------
          Commitments to extend credit      $36,172     $34,377
          Outstanding letters of credit       3,424       2,700
          Commitments to sell loans              --          --

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory, and equipment.

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Commitments to sell loans are to the Federal National Mortgage Association. These commitments are generally met through mortgage originations in the normal course of business.


Note 15.  Concentration of Credit Risk
The Bank grants commercial, residential, and consumer loans to customers primarily located in Berks, Chester, and Lancaster Counties in Pennsylvania. The concentrations of credit by type of loan are set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 16.  Lease Commitments
The Bank rents facilities and equipment under operating lease agreements which expire between 1998 and 2014, and require various minimum annual rentals. The total minimum rental commitment at December 31, 1997 was approximately $1,665,000, and is due as follows:

          Year
          (In Thousands)       Future Minimum Lease Payments
          --------------------------------------------------

          1998                     $  242
          1999                        175
          2000                        175
          2001                        175
          2002                        106
          Later years                 792
                                   ------
          Total                    $1,665
                                   ======

The total rental expense included in the consolidated statements of income for the years ended December 31, 1997, 1996 and 1995 was $365,000, $379,000 and
$362,000, respectively.


Note 17.  Regulatory Matters and Stockholders' Equity
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 17.  Regulatory Matters and Stockholders' Equity (Continued)
As of December 31, 1997, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented below.

                                                                                                                  To Be Well
                                                                                           For Capital        Capitalized Under
                                                                                             Adequacy         Prompt Corrective
                                                                   Actual                    Purposes         Action Provisions
                                                        -----------------------------------------------------------------------
                                                            Amount         Ratio        Amount      Ratio     Amount     Ratio
                                                        -----------------------------------------------------------------------
                                                                                     (Dollar Amounts In Thousands)
      As of December 31, 1997:
            Total capital (to risk weighted assets)      $     28,069      14.34 %    $  15,657     8.00 %    $19,572   10.00 %
            Tier I capital (to risk weighted assets)           25,623      13.09          7,829     4.00       11,743    6.00
            Tier I capital (to average assets)                 25,623      10.01         10,239     4.00       12,799    5.00

      As of December 31, 1996:
            Total capital (to risk weighted assets)      $     25,102      13.24 %    $  15,173     8.00 %    $18,966   10.00 %
            Tier I capital (to risk weighted assets)           22,731      11.99          7,586     4.00       11,380    6.00
            Tier I capital (to average assets)                 22,731       9.75          9,325     4.00       11,656    5.00

Banking laws and regulations limit the amount of dividends that may be paid. Under current banking laws, the Bank would be limited to approximately $4,347,000 of dividends in 1998 plus an additional amount equal to the Bank's net profit for 1998, up to the date of any such dividend declaration. In November 1997, the Bank declared a $.043 per share regular cash dividend to stockholders of record on December 15, 1997, payable January 1, 1998, and a $.048 per share special cash dividend to stockholders of record on January 2, 1998, payable January 16, 1998.

In April 1997, the Bank changed its capital structure to 4,000,000 authorized shares of common stock, with a par value of $1.25 per share. Also, the Bank's Board of Directors declared a 2-for-1 stock split in the form of a stock dividend distributed May 16, 1997 to shareholders of record on April 25, 1997.

In February 1998, the Bank declared a 5% stock dividend with a record date of April 3, 1998, payable April 10, 1998. All per share amounts and average shares outstanding in the accompanying statements were adjusted to give retroactive effect to the aforementioned stock changes.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 18.  Earnings Per Share
The following table sets forth the computations of basic and diluted earnings per share:

          Years Ended December 31
          (In Thousands, Except Per Share Data)                  1997       1996       1995
          ----------------------------------------------------------------------------------

          Numerator, net income                                 $2,931     $2,367     $1,622
                                                                ----------------------------

          Denominator:
               Denominator for basic earnings per share,
                     weighted average shares                     2,571      2,544      2,511
               Effect of dilutive securities, stock options          2         --         --
                                                                ----------------------------

                          Denominator for diluted earnings
                               per share, weighted average
                               shares and assumed
                               conversions                       2,573      2,544      2,511
                                                                ============================

          Basic earnings per common share                       $ 1.14     $ 0.93     $ 0.65
                                                                ============================

          Diluted earnings per common share                     $ 1.14     $ 0.93     $ 0.65
                                                                ============================


Note 19.  Other Expenses
The following represents the most significant categories of other expenses for the years ended December 31 (in thousands):

                                            1997       1996       1995
                                          ------------------------------

          Advertising                      $  316     $  313     $  231
          F.D.I.C. insurance premiums          26          2        193
          Loan expenses                       318        343        462
          Office supplies and expenses        378        351        316
          Professional fees                   477        466        362
          All other expenses                  935        814        709
                                          -----------------------------
                                           $2,450     $2,289     $2,273
                                           ============================

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 20.  Fair Value of Financial Instruments
Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments at December 31, 1997 and 1996:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued interest receivable: The carrying amounts of accrued interest receivable approximate their fair value.

Deposit liabilities: The fair value of demand deposits, savings accounts and certain money market accounts is the amount payable on demand at the reporting date. The carrying amounts for variable-rate fixed-term money market accounts and certificates of deposits approximate their fair values at the reporting date. The fair value of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

Securities sold under agreements to repurchase: The carrying amounts of securities sold under agreements to repurchase approximate their fair value.

Borrowed funds: The fair values of the Bank's borrowed funds are estimated using discounted cash flow analyses, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of the U.S. Treasury tax and loan note approximate its fair value.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 20.  Fair Value of Financial Instruments (Continued)
Accrued interest payable: The carrying amounts of accrued interest payable approximate their fair value.

Off-balance sheet instruments: The fair values of the Bank's commitments to extend credit and outstanding letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair value of the Bank's financial instruments were as follows:

                                                               1997                      1996
                                                     ----------------------------------------------------
                                                                     Estimated                  Estimated
At December 31                                          Carrying        Fair       Carrying       Fair
(In Thousands)                                            Value         Value        Value        Value
---------------------------------------------------------------------------------------------------------

Financial Assets:

      Cash and cash equivalents                          $ 22,310     $ 22,310     $ 13,766     $ 13,766
      Securities                                           49,704       49,826       41,751       41,776
      Loans receivable, net                               194,939      199,697      183,770      187,238
      Accrued interest receivable                           1,554        1,554        1,424        1,424


Financial Liabilities:

      Deposits                                            237,923      238,372      210,168      210,329
      Securities sold under agreements to repurchase        8,963        8,963       11,851       11,851
      Borrowed funds                                          525          612           --           --
      Accrued interest payable                              1,019        1,019          879          879


Off-Balance Sheet Financial Instruments:

      Commitments to extend credit                             --           --           --           --
      Outstanding letters of credit                            --           --           --           --

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

June 30, 1998 and December 31, 1997                                     June 30,    December 31,
(Dollars In Thousands, Except Per Share Data)                             1998          1997
------------------------------------------------------------------------------------------------

ASSETS

Cash and due from banks                                                  $ 12,827     $ 10,778
Interest-bearing deposits with banks                                       18,549        6,033
Federal funds sold                                                             --        3,600
Bankers acceptance notes                                                    1,516        1,899
                                                                         --------     --------
      Total cash and cash equivalents                                      32,892       22,310
Securities available for sale                                              57,943       33,465
Securities held to maturity, fair value of June 30, 1998
      $ 12,389; December 31, 1997 $ 16,361                                 12,272       16,239
Loans receivable, net of allowance for loan losses June 30, 1998
      $ 3,568; December 31, 1997 $ 3,345                                  190,081      194,939
Premises and equipment, net                                                 4,612        4,504
Accrued interest receivable                                                 1,895        1,554
Other assets                                                                2,119        1,827
                                                                         --------     --------

      Total Assets                                                       $301,814     $274,838
                                                                         ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
      Non-interest bearing                                               $ 49,413     $ 41,066
      Interest bearing                                                    214,236      196,857
                                                                         --------     --------
      Total deposits                                                      263,649      237,923
Securities sold under agreements to repurchase                              8,605        8,963
Borrowed funds                                                                229          525
Accrued interest payable                                                      897        1,019
Other liabilities                                                           1,033          668
                                                                         --------     --------

      Total Liabilities                                                   274,413      249,098
                                                                         --------     --------

Stockholders' Equity
Common stock, par value $ 1.25 per share; 4,000,000 shares
      authorized; 1998 2,597,995; 1997 2,584,615 issued and
      outstanding shares                                                    3,248        3,231
Surplus                                                                    17,600       17,298
Retained earnings                                                           6,396        5,094
Net unrealized appreciation on securities available for sale, net of
     taxes                                                                    157          117
                                                                         --------     --------

      Total Stockholders' Equity                                           27,401       25,740
                                                                         --------     --------

      Total Liabilities and Stockholders' Equity                         $301,814     $274,838
                                                                         ========     ========

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

Six Months Ended June 30,
(Dollars In Thousands, Except Per Share Data)                  1998         1997
----------------------------------------------------------------------------------
Interest Income
Loans receivable, including fees                              $ 8,963     $ 8,587
Securities:
      Taxable                                                   1,165         961
      Tax-exempt                                                  489         233
Deposits with banks                                               186          52
Federal funds sold and bankers acceptance notes                   140          75
                                                              -------     -------
      Total interest income                                    10,943       9,908
                                                              -------     -------

Interest Expense
Deposits                                                        4,494       3,869
Securities sold under agreements to repurchase                    187         297
Borrowed funds                                                     15           4
                                                              -------     -------
      Total interest expense                                    4,696       4,170
                                                              -------     -------

      Net Interest Income                                       6,247       5,738
Provision for loan losses                                         330         518
                                                              -------     -------
      Net Interest Income After Provision for Loan Losses       5,917       5,220
                                                              -------     -------

Other Income
Customer service fees                                             485         460
Mortgage banking activities                                       212         127
Net realized gains on sales of securities                           8           2
Other                                                              55          92
                                                              -------     -------
      Total other income                                          760         681
                                                              -------     -------

Other Expenses
Salaries and employee benefits                                  2,494       2,128
Occupancy                                                         396         392
Equipment                                                         403         338
Advertising                                                       139         176
Professional fees                                                 269         274
Other                                                             824         788
                                                              -------     -------
      Total other expenses                                      4,525       4,096
                                                              -------     -------

      Income Before Income Taxes                                2,152       1,805
Federal income taxes                                              547         516
                                                              -------     -------

      Net Income                                              $ 1,605     $ 1,289
                                                              =======     =======

Basic and Diluted Earnings Per Share                          $  0.62     $  0.50
                                                              =======     =======


See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)

Six Months Ended June 30, 1998 and 1997
(Dollars In Thousands, Except Per Share Data)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       Net Unrealized
                                                                                        Appreciation
                                                                                       (Depreciation)
                                                                                        On Securities     Total        Compre-
                                                   Common                   Retained      Available    Stockholders'   hensive
                                      Shares        Stock       Surplus     Earnings      For Sale       Equity        Income
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997           2,584,615   $    3,231   $   17,298   $    5,094    $      117   $   25,740
Net income                                  --           --           --        1,605            --        1,605    $    1,605
Cash dividends, $0.12 per share             --           --           --         (303)           --         (303)
Issuance of common stock in
      connection with dividend
      reinvestment and voluntary
      cash purchase plan                13,380           17          302           --            --          319
Net change in unrealized
      appreciation (depreciation)
      on securities available for
      sale, net of taxes and
reclassification adjustment                 --           --           --           --            40           40            40
                                    ------------------------------------------------------------------------------------------

Comprehensive income                                                                                                $    1,645
                                                                                                                    ==========

Balance, June 30, 1998               2,597,995   $    3,248   $   17,600   $    6,396    $      157   $   27,401
                                    ============================================================================


                                                                                     Net Unrealized
                                                                                      Appreciation
                                                                                     (Depreciation)
                                                                                      On Securities    Total        Compre-
                                                 Common                   Retained      Available   Stockholders'   hensive
                                    Shares        Stock       Surplus     Earnings      For Sale      Equity        Income
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31,1996          2,438,310   $    3,048   $   14,055   $    5,628    $       67   $   22,798
Net income                                --           --           --        1,289            --        1,289    $    1,289
Cash dividends, $0.09 per share           --           --           --         (220)           --         (220)
Issuance of  common stock in
    connection with dividend
    reinvestment and voluntary
    cash purchase plan                12,645           16          264           --            --          280
Net change in unrealized
    appreciation (depreciation)
    on securities available for
    sale, net of taxes and
    reclassification adjustment           --           --           --           --            34           34            34
                                    -----------------------------------------------------------------------------------------

Comprehensive income                                                                                              $    1,323
                                                                                                                  ==========

Balance, June 30, 1997             2,450,955   $    3,064   $   14,319   $    6,697    $      101   $   24,181
                                   ===========================================================================

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Six Months Ended June 30,
(Dollars In Thousands)                                                                    1998          1997
-------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net income                                                                               $  1,605    $  1,289
Adjustments to reconcile net income to net cash
      provided by operating activities:
      Provision for loan losses                                                               330         518
      Provision for depreciation                                                              216         205
      Net (accretion) of securities premiums and discounts                                    (10)        (15)
      Net (gains) on the sales of securities                                                   (8)         (2)
      Proceeds from sale of loans                                                          13,185       5,759
      Net (gains) on sale of loans                                                           (162)        (64)
      Loans originated for sale                                                           (13,023)     (5,695)
      Net losses on sale or disposal of premises and equipment                                  1          21
      (Increase) in accrued interest receivable and other assets                             (606)       (183)
      Increase in accrued interest payable and other liabilities                              243          41
      (Increase) decrease in deferred income taxes                                            (48)        177
                                                                                         --------    --------
      Net cash provided by operating activities                                             1,723       2,051
                                                                                         --------    --------

Cash Flows from Investing Activities
Proceeds from sales of securities available for sale                                        1,497       1,342
Proceeds from principal payments and maturities of securities:
      Held to maturity                                                                      3,989         658
      Available for sale                                                                    4,655         905
Purchases of securities, available for sale                                               (30,573)       (899)
Loans made to customers, net of principal collected                                         4,528      (9,821)
Purchases of premises and equipment                                                          (325)       (827)
                                                                                         --------    --------
      Net cash used in investing activities                                               (16,229)     (8,642)
                                                                                         --------    --------

Cash Flows from Financing Activities
Net increase in interest and non-interest bearing demand deposits and savings accounts     23,699       4,475
Net increase in certificates of deposit                                                     2,027       4,457
Net increase (decrease) in securities sold under agreements to repurchase                    (358)      2,430
Net repayments of borrowed funds                                                             (296)        (56)
Proceeds from dividend reinvestment and stock purchase plan                                   319         280
Dividends paid                                                                               (303)       (220)
                                                                                         --------    --------
      Net cash provided by financing activities                                            25,088      11,366
                                                                                         --------    --------

      Increase in cash and cash equivalents                                                10,582       4,775

Cash and cash equivalents:
      January 1                                                                            22,310      13,766
                                                                                         --------    --------

      June 30                                                                            $ 32,892    $ 18,541
                                                                                         ========    ========

Supplemental Disclosures of Cash Flow Information
Cash payments for:
      Interest                                                                           $  4,815    $  4,249
                                                                                         ========    ========
      Income taxes                                                                       $    455    $    640
                                                                                         ========    ========

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


Note 1.  Basis of Presentation
The unaudited consolidated financial statements include the accounts of Elverson National Bank and its wholly-owned subsidiaries (the Bank). All intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. The financial statements reflect, in the opinion of management, all normal, recurring adjustments considered necessary to present fairly the financial position of the Bank. The operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998 or any other period.


Note 2.  Earnings Per Share
During 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share". This statement replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of stock options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

The following table sets forth the computations of basic and diluted earnings per share (in thousands, except per share data):

                                                         Six Months Ended June 30,
                                                             1998      1997
                                                         ------------------------

Numerator, net income                                         $1,605   $1,289
                                                              ===============

Denominator:
      Denominator for basic earnings per share, weighted
           average shares                                      2,591    2,563
      Effect of dilutive securities, stock options                 6        2
                                                              ---------------

                Denominator for diluted earnings per share,
                     weighted average shares and assumed
                     conversions                               2,597    2,565
                                                              ===============

Basic earnings per common share                               $ 0.62   $ 0.50
                                                              ===============

Diluted earnings per common share                             $ 0.62   $ 0.50
                                                              ===============

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


Note 3.  Comprehensive Income
The Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income", in June 1997. The Bank adopted the provisions of the new standard in the first quarter of 1998. In conformity with the statement, prior year financial statements have been reclassified to be consistent with the current year presentation. The only comprehensive income item that the Bank presently has is unrealized gains (losses) on securities available for sale. The federal income taxes allocated to the unrealized gains (losses) are as follows:

                                                                               For The Six Months
                                                                                  Ended June 30,
                                                                                  1998      1997
                                                                                 ----------------
                                                                                  (In Thousands)
  Unrealized holding gains (losses) arising during the period:
        Before tax amount                                                         $ 68      $ 55
        Tax expense                                                                (23)      (19)
                                                                                  --------------

                  Net of tax amount                                                 45        36
                                                                                  --------------

  Less reclassification adjustment for gains (losses) included in net income:
        Before tax amount                                                            8         2
        Tax expense                                                                 (3)       --
                                                                                  --------------

                  Net of tax amount                                                  5         2
                                                                                  --------------

  Net unrealized gains:
        Before tax amount                                                           60        53
        Tax expense                                                                (20)      (19)
                                                                                  --------------

                  Net of tax amount                                               $ 40      $ 34
                                                                                  ==============


Note 4.  Stock Dividend
In February 1998, the Bank declared a 5% stock dividend with a record date of April 3, 1998, payable April 10, 1998. This stock dividend was given retroactive recognition in the December 31, 1997 consolidated financial statements. All per share amounts and average shares outstanding have been adjusted to give effect for such dividend.


Note 5.  Recently Issued Financial Standards
In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activity". The new statement requires all derivatives to be recorded on the balance sheet at fair values and establishes "special accounts" for three different types of hedges. This new standard will have no impact on the Bank's financial statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


Note 6.  Merger
On July 21, 1998, the Bank entered into an agreement to merge with National Penn Bancshares, Inc. (NPB), a Pennsylvania corporation, and National Penn Bank, a national banking association, both of which are headquartered in Boyertown, Pennsylvania. Under the terms of the agreement, each Elverson National Bank shareholder will receive 1.46875 shares of NPB's common stock for each Elverson National Bank share (subject to possible increase under certain circumstances) and Elverson National Bank will operate as a division of National Penn Bank. The transaction will be accounted for under the pooling-of-interests method of accounting and is subject to regulatory and stockholder approvals.
The merger is expected to be consummated in the fourth quarter of 1998 or the first quarter of 1999.

The following table provides a summary of the consolidated operating results and financial condition on a pro forma basis as of and for the six months ended June 30, 1998:

                                                   National
                                  Elverson           Penn
                                  National        Bancshares,   Consolidated
                                     Bank            Inc.        Pro Forma
                                ------------------------------------------
                                              (In Thousands)

  Net interest income            $    6,247     $   31,979     $   38,226
  Net income                          1,605          9,828         11,433
  Total assets                      301,814      1,699,705      2,001,519
  Total stockholders' equity         27,401        123,513        150,914

                                                                         ANNEX A
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AGREEMENT AND PLAN OF MERGER, dated as of July 21, 1998 ("Agreement"), is made by and among NATIONAL PENN BANCSHARES, INC., a
Pennsylvania corporation ("NPB"), NATIONAL PENN BANK, a national banking association ("Bank"), and ELVERSON NATIONAL BANK, a national banking association ("ENB").


                                   BACKGROUND

         1. NPB owns all of the outstanding capital stock of Bank.

         2. NPB and ENB desire for ENB to merge with and into Bank, with Bank surviving such merger as a wholly-owned subsidiary of NPB, in accordance with the applicable laws of the United States of America and this Agreement.

         3. As a condition and inducement to NPB to enter into this Agreement, the directors and certain officers of ENB are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-A.

         4. As a condition and inducement to ENB to enter into this Agreement, the directors and certain officers of NPB are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-B.

         5. NPB and ENB desire to provide the terms and conditions governing the transactions contemplated herein.


                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                     GENERAL

         1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Affiliate means, with respect to any corporation, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

         Agreement means this Amended Agreement and Plan of Merger.

         Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

         Bank means National Penn Bank, a national banking association, all the outstanding capital stock of which is owned by NPB.

         Closing Date means the date on which the last condition precedent provided in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived, or as soon as practicable thereafter.

         CRA means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

         Determination Date means the trading day thirty-one days prior to the ENB Shareholders Meeting.

         Determination Period has the meaning given to such term in Section 1.02(f)(ii)(D) of this Agreement.

         Dissenting ENB Shares has the meaning given to that term in Section 1.02(f)(ii)(F) of this Agreement.

         Effective Date means the date upon which all filings with governmental agencies, as may be required under applicable laws and regulations for the Merger to be effective, are made and accepted by such agencies, and shall be the same as the Closing Date or as soon thereafter as is practicable.

         Elverson Continuing Director means a director of ENB immediately prior to the Closing Date who becomes a member of the Elverson Board immediately after the Closing Date.

         ENB Benefit Plan has the meaning given to that term in Section 2.12 of this Agreement.

         Elverson   Board  has  the  meaning  given  to  that  term  in  Section
4.07(c)(x)(B) of this Agreement.

         ENB means Elverson National Bank, a national banking association.

         ENB Common Stock has the meaning given to that term in Section 2.02(a) of this Agreement.

         ENB Disclosure Schedule means, collectively, the disclosure schedules delivered by ENB to NPB at or prior to the execution and delivery of this Agreement.

         ENB Financials means (i) the audited consolidated financial statements of ENB as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and (ii) the unaudited interim consolidated financial statements of ENB for each calendar quarter after December 31, 1997, including the quarter ending June 30, 1998.

         ENB Shareholders Meeting means the meeting of the holders of ENB Common Stock concerning the Merger pursuant to the Prospectus/Proxy Statement.

         ENB Stock Option Plans means each stock option plan maintained by ENB immediately prior to the Effective Date.

         Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

         Exchange Agent has the meaning given to such term in Section 1.02(h) of this Agreement.

         Exchange   Ratio  means  the  exchange   ratio  set  forth  in  Section
1.02(f)(ii)(A) or (E) or Section 6.01(c), whichever is in effect, in each case as may be adjusted pursuant to Section 1.02(i).

         IRC means the Internal Revenue Code of 1986, as amended.

         Knowledge of ENB means the knowledge of ENB's officers and directors.

         Knowledge of NPB means the knowledge of NPB's officers and directors.

         Material Adverse Effect means a material adverse effect on (a) the business, financial condition or results of operations of ENB on a consolidated basis (when such term is used in Article 2 hereof) or NPB on a consolidated basis (when such term is used in Article 3 hereof) other than, in each case, any change, circumstance or effect relating to (i) the economy or financial markets in general or (ii) the banking industry and not specifically related to ENB or NPB or (b) the ability of such party to consummate the transactions contemplated by this Agreement.

         Merger means the merger of ENB with and into Bank, with Bank surviving such merger as a wholly-owned subsidiary of NPB, contemplated by this Agreement.

         Merger Application has the meaning given to such term in Section 3.25 of this Agreement.

         Merger  Employment  Policies  has the  meaning  given  to such  term in
Section 4.07(c)(iv) of this Agreement.

         MIP has the meaning given to such term in Section 4.07(c)(vii) of this Agreement.

         NASD means the National Association of Securities Dealers, Inc.

         Nasdaq means the National Market tier of The Nasdaq Stock Market operated by the NASD.

         NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.

         NPB Common Stock means the shares of common stock, without par value, of NPB.

         NPB Disclosure Schedule means, collectively, the disclosure schedules delivered by NPB to ENB at or prior to the execution and delivery of this Agreement.

         NPB Financials means (i) the audited consolidated financial statements of NPB as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and (ii) the unaudited interim consolidated financial statements of NPB for each calendar quarter after December 31, 1997, including the quarter ending June 30, 1998.

         NPB Market Value has the meaning given to such term in Section 1.02(f)(ii)(D) of this Agreement.

         NPB Shareholders Meeting means the meeting of the holders of the NPB Common Stock concerning the Merger pursuant to the Prospectus/Proxy Statement.

         NPB Stock Split means the 5-for-4 stock split of NPB Common Stock declared by NPB on June 24, 1998, effective July 15, 1998 and payable July 31, 1998.

         OCC means the Office of the Comptroller of the Currency.

         Prospectus/Proxy Statement means the prospectus/proxy statement, together with any supplements thereto, to be sent to holders of ENB Common Stock and NPB Common Stock in connection with the transactions contemplated by this Agreement.

         Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the NPB Common Stock to be issued in connection with the transactions contemplated by this Agreement.

         Regulatory  Agreement  has the  meaning  given to that term in Sections
2.11 and 3.10 of this Agreement.

         Regulatory Authority means any agency or department of any federal, state or local government or of any self-regulatory organization, including without limitation the SEC, the OCC, the NASD, and the respective staff thereof.

         Rights means  warrants,  options,  rights,  convertible  securities and
other  capital  stock   equivalents  which  obligate  an  entity  to  issue  its
securities.

         Rights Agreement means the rights agreement dated August 23, 1989 between NPB and National Penn Bank, as Rights Agent.

         SEC means the Securities and Exchange Commission.

         Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

         Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

         Surviving Bank has the meaning given to that term in Section 1.02(b) of this Agreement.

         1.02  The Merger.

         (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

         (b) The Merger. Subject to the terms and conditions of this Agreement and in accordance with the applicable laws and regulations of the United States of America, on the Effective Date: ENB shall merge with and into Bank, under the charter of Bank; the separate existence of ENB shall cease; Bank shall be the surviving bank in the Merger (the "Surviving Bank") and a wholly-owned subsidiary of NPB; and all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of ENB shall be taken and deemed to be transferred to and vested in Bank, as the surviving bank in the Merger, without further act or deed.

         (c) Bank's Name and Business. The name of the Surviving Bank shall be "National Penn Bank". The business of the Surviving Bank shall be that of a national banking association, and it shall be conducted by the Surviving Bank at its main office which shall be located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and its legally established branches.

         (d) Bank's Articles of Association and Bylaws. On and after the Effective Date, the articles of association of the Surviving Bank shall read in their entirety as set forth on NPB Disclosure Schedule 1.02(d) attached hereto and made a part hereof, until changed in accordance with applicable law, such articles of association, and the Surviving Bank's bylaws. On and after the Effective Date, the bylaws of Bank, as set forth on NPB Disclosure Schedule 1.02(d), shall automatically be and remain the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and such bylaws.

         (e) Bank's Board of Directors and Officers. On and after the Effective Date, (i) the directors of Bank duly elected and holding office immediately prior to the Effective Date and (ii) two persons (each an "ENB Nominee") selected by ENB's Board of Directors and approved by NPB (which approval will not be unreasonably withheld) shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank, provided, however, that with respect to the ENB Nominees, NPB and the Bank shall take all steps necessary to insure that such persons, or their successors, are re-elected to the Bank's Board of Directors for each of the five years following the Effective Date if such persons are in office as directors of NPB on the annual election dates. In the event that either ENB Nominee, or any successor, resigns, dies or is otherwise removed from the Bank's Board of Directors prior to the end of such five year period, the Elverson Continuing Directors, by a plurality vote, shall have the right to select the successor to such ENB Nominee, subject to approval of such person by NPB (which approval will not be unreasonably withheld). On and after the Effective Date, the officers of Bank duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

         (f) Conversion of Shares.

                  (i) Bank Capital Stock. Each share of the capital stock of Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding as a share of capital stock of the Surviving Bank.

                  (ii) ENB Common Stock.

                           (A) Conversion. Subject to subsections (f)(ii)(B) and
(f)(ii)(C) below with respect to treasury stock and fractional shares, and to subsection (f)(ii)(F) below with respect to dissenting shares of ENB Common Stock, each share of ENB Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive, subject to adjustment as provided in subsection

(f)(ii)(E) and subsection (i) below, 1.175 shares of NPB Common Stock including the associated rights to purchase securities pursuant to the Rights Agreement [the number 1.175 shall be adjusted to 1.46875 upon completion of the NPB Stock Split].

                           (B)  Treasury  Stock.  Each share of ENB Common Stock
issued and held in the treasury of ENB as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                           (C) Fractional  Shares.  No fractional  shares of NPB
Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of ENB Common Stock who would otherwise be entitled to receive a fraction of a share of NPB Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by NPB Market Value (as defined in subsection (f)(ii)(D) below).

                           (D) Market Value of NPB Common Stock. For purposes of
this Agreement, the market value of a share of NPB Common Stock ("NPB Market Value") shall be deemed to be the average of the closing sale price of a share of NPB Common Stock, as reported on The Nasdaq Stock Market, National Market tier, as published in the Wall Street Journal, for the twenty trading days (the "Determination Period") ending on the Determination Date. Notwithstanding any other provision of this Agreement, however, the Determination Period shall not begin prior to the ten days after the date of this Agreement.

                           (E) Exchange Ratio Adjustment. If NPB Market Value is
less than  $30.38 per share,  then the  exchange  ratio set forth in  subsection
(f)(ii)(A) above shall be adjusted to 1.2 shares of NPB Common Stock in exchange for each share of ENB Common Stock [the dollar amount $30.38 and the number 1.2 shall be adjusted to $24.30 and 1.5, respectively, upon completion of the NPB Stock Split], subject to the provisions of Section 6.01(c) below.

                           (F) Dissenting ENB Shareholders. If there are holders
of ENB Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting ENB Shares") pursuant to Section 215a(b) of the National Bank Act (12 U.S.C. ss.215a(b)), the following provisions will govern payments to be made in respect of Dissenting ENB Shares:

                                (1) All  payments in respect of  Dissenting  ENB
Shares, if any, will be made by NPB or the Surviving Bank, as they shall agree.

                                (2)  Dissenting  ENB  Shares,  if  any,  will be
deemed to have been retired and cancelled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to subsection
(f)(ii)(A) above unless and until such holder shall have failed to perfect or effectively shall have withdrawn or lost his right to appraisal and payment under such section. If any such holder of ENB Common Stock shall have so failed to perfect or effectively shall have withdrawn or lost such right, each of his shares of ENB Common Stock shall thereupon be deemed to have been converted into, on the Effective Date, the right to receive shares of NPB Common Stock and cash in lieu of fractional shares as set forth in Section 1.02(f)(ii)(A) and (C) above.

         (g)  Stock Options.

                  (i) On the Effective Date, each option (an "ENB Option") to purchase one or more shares of ENB Common Stock issued by ENB and outstanding on the Effective Date, whether or not such option is exercisable on the Effective Date, shall, by virtue of the Merger, cease to be outstanding and be converted into an option to purchase the number of shares of NPB Common Stock which the optionholder would have been entitled to receive in the Merger had such option been exercised in full immediately prior to the Effective Date, at an exercise price per share of NPB Common Stock equal to the per share exercise price of the option to purchase ENB Common stock divided by the Exchange Ratio, and having other terms and conditions identical to those of the option exchanged (including forfeiture, acceleration and expiration date provisions). The adjustment provided herein with respect to any options which are "incentive stock options", as defined in Section 422 of the IRC, shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the IRC. As a result of this Agreement and as provided in the ENB 1996 Stock Incentive Plan, all options issued and outstanding under the ENB 1996 Stock Incentive Plan shall become 100 percent vested and immediately exercisable.

                  (ii) As soon as practicable after the Effective Date, NPB shall deliver to the holders of ENB Options appropriate notices setting forth such holders' rights pursuant to the ENB Stock Option Plans (including that, by virtue of the Merger and pursuant to the terms of the ENB Stock Option Plans, the ENB Stock Options have become fully vested and exercisable) and the agreements evidencing the grants of such ENB Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.02(g) after giving effect to the Merger and the terms of the ENB Stock Option Plans). NPB shall comply with the terms of the ENB Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such ENB Stock Option Plans, to have the ENB Stock Options, if any, which qualified as "incentive stock options" prior to the Effective Date, continue to qualify as "incentive stock options" after the Effective Date.

                  (iii) NPB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NPB Common Stock for delivery upon exercise of ENB Stock Options in accordance with this Agreement. Promptly after the Effective Date, NPB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor other appropriate forms), with respect to the shares of NPB Common Stock subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained thereon) for so long as such options remain outstanding. With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NPB shall administer the ENB Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

         (h) Surrender and Exchange of ENB Stock Certificates.

                  (i) Each holder of shares of ENB Common Stock who surrenders to NPB the certificate or certificates representing such shares (each, an "ENB Certificate") shall be entitled to receive in exchange therefor, as soon as practicable after the Effective Date, a certificate for the number of whole shares of NPB Common Stock into which such holder's shares of ENB Common Stock have been converted by the Merger, together with a check for cash in lieu of any fractional share in accordance with subsection (f)(ii)(C) above (the "Merger Consideration").

                  (ii) Each certificate for shares of NPB Common Stock (each, a "NPB Certificate") issued in exchange for ENB Certificates pursuant to subsection (h)(i) above shall be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from the Effective Date. Until surrendered, each ENB Certificate shall, from and after the Effective Date, evidence solely the right to receive NPB Certificates pursuant to subsection (h)(i) above and a check for cash in lieu of any fractional share in accordance with subsection (f)(ii)(C) above. If an ENB Certificate is exchanged on a date following one or more record dates for the payment of dividends or any other distribution on shares of NPB Common Stock, NPB shall pay to such shareholder cash in an amount equal to dividends payable on such shares of NPB Common Stock and pay or deliver any other distribution to which such shareholder is entitled. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this subsection (h)(ii) upon surrender of ENB Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of ENB Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as ENB Certificates are surrendered to NPB for exchange, NPB shall have the right to withhold dividends or any other distributions on the shares of NPB Common Stock issuable to such shareholder.

                  (iii) Each ENB Certificate delivered for exchange under this subsection (h) must be endorsed in blank by the registered holder thereof or accompanied by a power of attorney to transfer such shares endorsed in blank by such holder.

                  (iv) Upon the Effective Date, the stock transfer books for ENB Common Stock will be closed and no further transfers of ENB Common Stock will thereafter be made or recognized. All ENB Certificates surrendered pursuant to this subsection (h) will be cancelled.

                  (v) As soon as reasonably practicable after the Effective Date, NPB shall cause Bank or another institutional entity selected by NPB, as the exchange agent (the "Exchange Agent") to mail to each holder of an ENB Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the ENB Certificates shall pass, only upon delivery of the ENB Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPB reasonably may specify and (ii) instructions for effecting the surrender of such ENB Certificates in exchange for the applicable Merger Consideration. Upon surrender of an ENB Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as reasonably may be required by the Exchange Agent, the holder of such ENB Certificate shall be entitled to receive in exchange therefor (A) one or more shares of NPB Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.02(f) (after taking into account all shares of ENB Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Section 1.02, including cash in lieu of any fractional shares and dividends and other distributions pursuant to Section 1.02(h)(ii). In the event of a transfer of ownership of ENB Common Stock which is not registered in the transfer records of ENB, one or more NPB Certificates evidencing, in the aggregate, the proper number of shares of NPB Common Stock, a check in the proper amount of cash in lieu of any fractional shares and any dividends or other distributions to which such holder is entitled pursuant to Section 1.02(h)(ii), may be issued with respect to such ENB Common Stock to such a transferee if the ENB Certificate representing such shares of ENB Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (i) Anti-Dilution Provisions. If, in addition to the NPB Stock Split, NPB shall, at any time before the Effective Date, (A) issue a dividend in shares of NPB Common Stock, (B) combine the outstanding shares of NPB Common Stock into a smaller number of shares, (C) split or subdivide the outstanding shares of NPB Common Stock, or (D) reclassify the shares of NPB Common Stock, then, in any such event, the number of shares of NPB Common Stock to be delivered to ENB shareholders who are entitled to receive shares of NPB Common Stock in exchange for shares of ENB Common Stock shall be adjusted so that each ENB shareholder shall be entitled to receive such number of shares of NPB Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if NPB shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the exchange ratio set forth in subsection
(f)(ii)(A) hereof shall be adjusted upward by 7%.)


                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF ENB

         ENB hereby represents and warrants to NPB as follows:

         2.01 Organization.

         (a) ENB is a national banking association duly organized and validly existing under the laws of the United States of America. ENB has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. ENB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) ENB has no Subsidiaries other than those identified in ENB Disclosure Schedule 2.01(b). Except as set forth on ENB Disclosure Schedule 2.01(b), ENB's Subsidiaries primarily hold real estate.

         (c) The minute book of ENB accurately records, in all material respects, all material corporate actions of its shareholders and board of directors, including committees, in each case in accordance with normal business practice of ENB.

         (d) ENB has delivered to NPB true and correct copies of the articles of association and bylaws of ENB, each as in effect on the date hereof.

         2.02  Capitalization.

         (a) The authorized capital stock of ENB consists of 4,000,000 shares of common stock, par value $1.25 per share ("ENB Common Stock"), of which at the date hereof 2,597,995 shares are validly issued and outstanding, fully paid and nonassessable. ENB has not issued nor is ENB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of ENB Common Stock or any other security of ENB or any securities representing the right to vote, purchase or otherwise receive any shares of ENB Common Stock or any other security of ENB, except for (i) options to acquire 44,424 shares of ENB Common Stock issued and outstanding under the ENB 1996 Stock Incentive Plan, (ii) the terms of ENB's Dividend Reinvestment and Stock Purchase Plan, (iii) the terms of the ENB Employee Stock Ownership Plan, and (iv) the terms of the ENB 401(k) Profit Sharing Plan.

         (b) ENB owns all of the capital stock of the ENB Subsidiaries, free and clear of any lien or encumbrance. Except for ENB's Subsidiaries, ENB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in ENB's investment portfolio, equity interests held by ENB in a fiduciary capacity, and equity interests held in connection with ENB's commercial loan activities.

         2.03  Authority; No Violation.

         (a) ENB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ENB and the consummation by ENB of the Merger have been duly and validly approved by the Board of Directors of ENB by unanimous vote and, except for approval by the shareholders of ENB as required by the National Bank Act, no other corporate proceedings on the part of ENB are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by ENB and, subject to approval by the shareholders of ENB and subject to the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of ENB, enforceable against ENB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (i) The execution and delivery of this Agreement by ENB, (ii) subject to receipt of approvals from the ENB shareholders and the Regulatory Authorities referred to in Section 3.04 hereof and ENB's, Bank's and NPB's compliance with any conditions contained therein, the consummation of the Merger, and (iii) compliance by ENB with any of the terms or provisions hereof, do not and will not: (A) conflict with or result in a breach of any provision of the articles of association or bylaws of ENB; (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to ENB or any of its properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of ENB under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which ENB is a party, or by which it or any of its properties or assets may be bound or affected, excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

         2.04 Consents. No consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement by ENB or, subject to the consents, approvals, filings and registrations from or with the

Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of ENB, the consummation by ENB of the Merger.

         2.05  Financial Statements.

         (a) ENB has delivered to NPB the ENB Financials, except those pertaining to quarterly periods commencing after June 30, 1998, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered ENB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of ENB as of and for the periods ended on the dates thereof, in accordance with generally accepted accounting principles consistently applied, except in each case as noted therein and, in the case of interim period financial statements, subject to normal year-end adjustments and footnotes thereto.

         (b) To the knowledge of ENB, ENB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the ENB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with generally accepted accounting principles consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         2.06 No Material Adverse Change. ENB has not suffered any adverse change in its assets, business, financial condition or results of operations since June 30, 1998 which change has had a Material Adverse Effect, it being understood that the expenses incurred by ENB in connection with this Agreement and the Merger, including, without limitation, the engagement of legal and financial advisors, shall not constitute a Material Adverse Effect.

         2.07  Taxes.

         (a) ENB has filed, and will file, in correct form all federal, state and local tax returns required to be filed by or with respect to ENB on or prior to the Closing Date except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from ENB to any applicable taxing authority, on or prior to the Closing Date other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) To the knowledge of ENB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon ENB, nor has ENB been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (c) Proper and accurate amounts have been withheld by ENB from its employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         2.08  Contracts.

         (a) Except as described in ENB Disclosure Schedule 2.08(a) or 2.12, ENB is not a party to or subject to: (i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person; (iii) any collective bargaining agreement with any labor union relating to employees of ENB; (iv) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which ENB is an obligor to any person, or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date; (v) any contract, other than this Agreement, which restricts or prohibits ENB from engaging in any type of business permissible under applicable law; or (vi) except in the ordinary course of business, any lease for real property.

         (b) All the contracts, plans, arrangements and instruments listed in ENB Disclosure Schedule 2.08(a) are in full force and effect on the date hereof, and neither ENB nor, to the knowledge of ENB, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement, the termination of which will have a Material Adverse Effect. Except as otherwise described in ENB Disclosure
Schedule 2.08(a) or 2.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which ENB is a party or under which ENB may be bound (i) contains provisions which permit an employee or an independent contractor to terminate it without cause and continue to accrue future benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of ENB; or (iii) requires ENB to provide a benefit in the form of ENB Common Stock or determined by reference to the value of ENB Common Stock.

         2.09  Ownership of Property; Insurance Coverage.

         (a) ENB has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by ENB, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the ENB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith, (ii) liens for current taxes not yet due and payable, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. ENB has the right under leases of material properties used by ENB in the conduct of its business to occupy and use all such properties in all material respects as presently occupied and used by it.

         (b) With respect to all agreements pursuant to which ENB has purchased securities subject to an agreement to resell, if any, ENB has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) ENB currently maintains insurance in amounts considered by ENB to be reasonable for its operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. ENB has not received notice from any insurance carrier that
(i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such insurance will be substantially increased except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d) ENB currently maintains such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         2.10 Legal Proceedings. ENB is not a party to any, and there are no pending or, to ENB's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature (i) against ENB, (ii) to which the assets of ENB are subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could materially adversely affect the ability of ENB to perform its obligations under this Agreement, except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect.

         2.11  Compliance with Applicable Law.

         (a) ENB holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect.

         (b) ENB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authority, and has filed all other reports and statements required to be filed by it, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the knowledge of ENB, investigation into the business or operations of ENB, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) ENB has not received any notification or communication from any Regulatory Authority (i) asserting that ENB has not complied with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to ENB; (iii) requiring or threatening to require ENB, or indicating that ENB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of ENB; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of ENB (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"), in each case except as would not have a Material Adverse Effect. ENB has not received, consented to, or entered into any Regulatory Agreement which would have, individually or in the aggregate, a Material Adverse Effect.

         (e) To the knowledge of ENB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to ENB would have a Material Adverse Effect.

         (f) There is no injunction, order, judgment or decree imposed upon ENB or the assets of ENB which has had, or, to the knowledge of ENB, will have, a Material Adverse Effect.

         2.12  ERISA.

         (a) ENB has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in ENB Disclosure Schedule 2.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of ENB (the "ENB Benefit Plans"), together with (i) the most recent actuarial (if any) and financial reports relating to those ENB Benefit Plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent Form 5500 (if any) relating to such ENB Benefit Plans filed by them, respectively, with the Internal Revenue Service, and (iii) the most recent Internal Revenue

Service determination letter which pertain to any such ENB Benefit Plans. Neither ENB nor any pension plan (within the meaning of ERISA Section 3(2)) maintained by ENB has incurred any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan. ENB has not incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. Each ENB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect. As of the date hereof, ENB is not aware of any existing or contemplated audit of its employee benefit plans by the Internal Revenue Service or the U.S. Department of Labor.

         (b) With respect to any services which ENB may provide as a sponsor, fiduciary, trustee or otherwise for any plan, program, or assignment subject to ERISA (other than any ENB Benefit Plan), ENB (i) has correctly computed all contributions, payments or other amounts for which it is responsible, (ii) has not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist), and (iii) has not incurred any liability to any beneficiary or sponsor of any ERISA plan as a result of any negligence in the performance of its duties except where any such action or inaction would not have a Material Adverse Effect.

         2.13 Brokers and Finders. Neither ENB nor any of its officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Berwind Financial, L.P. ("Berwind") whose engagement letter with ENB is included in ENB Disclosure
Schedule 2.13.

         2.14  Environmental Matters.

         (a) Except as set forth on ENB Disclosure Schedule 2.14, to the knowledge of ENB, neither ENB, any ENB Subsidiary, nor any property owned or operated by ENB or any ENB Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in ENB Disclosure Schedule 2.14, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the knowledge of ENB, threatened, or any investigation pending, relating to the liability of ENB or any ENB Subsidiary with respect to any property owned or operated by ENB or any ENB Subsidiary under any Environmental Law, except as to any such actions or other matters which will not result in a Material Adverse Effect.

         (b) Except as set forth on ENB Disclosure Schedule 2.14, no property, now or formerly owned or operated by ENB or any ENB Subsidiary or on which ENB or any ENB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against ENB or any ENB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         2.15 Business of ENB. Since June 30, 1998, ENB has not, in any material respect, (i) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director except as is permitted in Section 4.01(d), (ii) eliminated employee benefits, (iii) deferred routine maintenance of real property or leased premises, (iv) eliminated a reserve where the liability related to such reserve has remained,
(v) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the businesses of ENB, or
(vi) had extraordinary reduction or deferral of ordinary or necessary expenses.

         2.16 CRA Compliance. ENB is in material compliance with the applicable provisions of the CRA, and, as of the date hereof, ENB has received a CRA rating of "satisfactory" or better from the OCC. ENB knows of no fact or circumstance or set of facts or circumstances which would cause ENB to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         2.17 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the ENB Financials have been, and will be, established in accordance with generally accepted accounting principles and all applicable regulatory criteria.

         2.18 Information to be Supplied. The information supplied by ENB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of ENB and NPB and up to and including the dates of the meetings of shareholders of ENB and NPB to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading. The information supplied by ENB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as it may be amended by subsequent filings, be accurate in all material respects.

         2.19 Related Party Transactions. Except as previously disclosed to NPB, disclosed on ENB Disclosure Schedule 2.19, or as is disclosed in the footnotes to the ENB Financials, as of the date hereof, ENB is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of ENB; and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in ENB Disclosure Schedule 2.19, as of the date hereof, no loan or credit accommodation to any Affiliate of ENB is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To ENB's knowledge, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

         2.20 Loans. Each loan reflected as an asset in the ENB Financials (a) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct and (b) to the extent secured, has been secured by valid liens and security interests which have been perfected, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on ENB.

         2.21 Accounting for the Merger; Reorganization. As of the date hereof, ENB does not have any reason to believe that the Merger will fail to qualify (i) for "pooling of interests" accounting treatment under generally accepted accounting principles, or (ii) as a reorganization under Section 368(a) of the IRC.

         2.22 Fairness Opinion. ENB has received a written opinion from Berwind to the effect that, as of the date hereof, the consideration to be received by shareholders of ENB pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

         2.23 Year 2000 Compliance. ENB is in compliance in all material respects with the Year 2000 compliance time-frames established in OCC Advisory Letter 97-6, the safety and soundness and other guidelines for Year 2000 business risk issued from time to time by the Federal Financial Institutions Examination Council, and the guidance contained in OCC Advisory Letters 97-10 (December 17, 1997) and 98-1 (January 20, 1998), except to the extent that the failure so to comply would not have a Material Adverse Effect.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NPB

         NPB hereby represents and warrants to ENB as follows:

         3.01 Organization.

         (a) NPB is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended. NPB has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) Bank is a national banking association duly organized and validly existing under the laws of the United States of America. Bank has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Bank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (c) The respective minute books of NPB and Bank accurately record, in all material respects, all material corporate actions of their respective shareholders and board of directors, including committees, in each case in accordance with their normal business practices.

         (d) NPB has delivered to ENB true and correct copies of the respective articles of incorporation, articles of association and bylaws of NPB and Bank, as in effect on the date hereof.

         3.02  Capitalization.

         (a) The authorized capital stock of NPB consists of (a) 62,500,000 shares of common stock, without par value ("NPB Common Stock"), of which at the date hereof 240,692 shares are validly issued and held by NPB as treasury stock and 10,488,135 shares are validly issued and outstanding, fully paid and nonassessable, and (b) 1,000,000 shares of preferred stock, without par value, of which none are issued. NPB has not issued nor is NPB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NPB Common Stock or any other security of NPB or any securities representing the right to vote, purchase or otherwise receive any shares of NPB Common Stock or any other security of NPB, except (i) for options to acquire shares of NPB Common Stock issued under NPB's various stock option plans, (ii) pursuant to NPB's employee stock purchase plan, dividend reinvestment plan and directors' fee plan, and (iii) pursuant to the Rights Agreement. On June 24, 1998, NPB declared the NPB Stock Split.

         (b) NPB owns all of the capital stock of Bank and the other NPB Subsidiaries, free and clear of any lien or encumbrance. Except for NPB's Subsidiaries, NPB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolio of NPB's Subsidiaries, equity interests held by NPB's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of NPB's Subsidiaries.

         3.03  Authority; No Violation.

         (a) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery of this Agreement by NPB and the consummation by NPB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of NPB by unanimous vote and, except for approval by the shareholders of NPB as required by Nasdaq requirements applicable to it (consisting of the affirmative vote of a majority of the shares of NPB Common Stock voting at the NPB Shareholders Meeting), no other corporate proceedings on the part of NPB are necessary to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Bank and the consummation by Bank of the Merger have been duly and validly approved by the Board of Directors of Bank by unanimous vote and by NPB as sole shareholder of Bank, and no other corporate proceedings on the part of Bank are necessary to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by NPB and, subject to approval by the shareholders of NPB under Nasdaq requirements applicable to it and receipt of the required approvals of Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. This Agreement has been duly and validly executed and delivered by Bank and, subject to receipt of the required approvals of Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of Bank, enforceable against Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (i) The execution and delivery of this Agreement by NPB, (ii) the execution and delivery of this Agreement by Bank, (iii) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and NPB's, Bank's and ENB's compliance with any conditions contained therein, the consummation of the Merger, and (iv) compliance by NPB or Bank with any of the terms or provisions hereof, does not and will not: (A) conflict with or result in a breach of any provision of the respective articles of incorporation, articles of association or bylaws of NPB or Bank; (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NPB or Bank or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB or Bank under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses
(B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

         3.04 Consents. Except for consents and approvals of, or filings with, the SEC, the OCC, the NASD and state securities or "blue sky" authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB or Bank or, except for the approval of this Agreement by the shareholders of NPB, the consummation of the Merger.

         3.05  Financial Statements.

         (a) NPB has delivered to ENB the NPB Financials, except those pertaining to quarterly periods commencing after June 30, 1998, which it will deliver to ENB within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with generally accepted accounting principles consistently applied, except in each case as noted therein and, in the case of interim period financial statements, subject to normal year-end adjustments and footnotes thereto.

         (b) To the knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with generally accepted accounting principles consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         3.06 No Material Adverse Change. NPB has not suffered any adverse change in its assets, business, financial condition or results of operations since June 30, 1998 which change has had a Material Adverse Effect.

         3.07  Taxes.

         (a) NPB has filed, and will file, in correct form all federal, state and local tax returns required to be filed by or with respect to NPB on or prior to the Closing Date except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NPB to any applicable taxing authority, on or prior to the Closing Date other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) To the knowledge of NPB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NPB, nor has NPB been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (c) Proper and accurate amounts have been withheld by NPB from its employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         3.08  Ownership of Property; Insurance Coverage.

         (a) NPB has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NPB, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NPB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in NPB Disclosure
Schedule 3.08(a) or permitted under Article IV hereof, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) liens for current taxes not yet due and payable, (iv) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (v) dispositions and encumbrances for adequate consideration in the ordinary course of business. NPB has the right under leases of material properties used by NPB in the conduct of its business to occupy and use all such properties in all material respects as presently occupied and used by it.

         (b) With respect to all agreements pursuant to which NPB has purchased securities subject to an agreement to resell, if any, NPB has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) NPB currently maintains insurance in amounts considered by NPB to be reasonable for its operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. NPB has not received notice from any insurance carrier that
(i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such insurance will be substantially increased except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d) NPB currently maintains such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         3.09 Legal Proceedings. Neither NPB nor any NPB Subsidiary is a party to any, and there are no pending or, to NPB's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature (i) against NPB or any NPB Subsidiary, (ii) to which the assets of NPB or any NPB Subsidiary are subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could materially adversely affect the ability of NPB or Bank to perform its obligations under this Agreement, except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect.

         3.10  Compliance with Applicable Law.

         (a) NPB and its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

         (b) NPB and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that NPB or any NPB Subsidiary has not complied with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary; (iii) requiring or threatening to require NPB or any NPB Subsidiary or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement") in each case except as would not have a Material Adverse Effect. Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement which would have, individually or in the aggregate, a Material Adverse Effect.

         (e) To the knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB would have a Material Adverse Effect.

         (f) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the knowledge of NPB, will have, a Material Adverse Effect.

         3.11  ERISA.

         (a) NPB has delivered to ENB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NPB Disclosure Schedule 3.11, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NPB (the "NPB Benefit Plans"), together with (i) the most recent actuarial (if any) and financial reports relating to those NPB Benefit Plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent Form 5500 (if any) relating to such NPB Benefit Plans filed by them, respectively, with the Internal Revenue Service, and (iii) the most recent Internal Revenue Service determination letters which pertain to any such NPB Benefit Plans. Neither NPB nor any pension plan (within the meaning of ERISA Section 3(2)) maintained by NPB has incurred any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan. NPB has not incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. Each NPB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect. As of the date hereof, NPB is not aware of any existing or contemplated audit of its employee benefit plans by the Internal Revenue Service or the U.S. Department of Labor.

         (b) With respect to any services which NPB or any NPB Subsidiary may provide as a sponsor, fiduciary, trustee or otherwise for any plan, program, or assignment subject to ERISA (other than any NPB Benefit Plan), NPB and each NPB Subsidiary (i) has correctly computed all contributions, payments or other amounts for which it is responsible, (ii) has not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist), and (iii) has not incurred any liability to any beneficiary or sponsor of any ERISA plan as a result of any negligence in the performance of its duties, except where any such action or inaction would not have a Material Adverse Effect.

         3.12 Brokers and Finders. Neither NPB nor any of its officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for LSC Financial Services, Inc. ("LSC") whose engagement letter with NPB is included in NPB Disclosure
Schedule 3.12.

         3.13  Environmental Matters.

         (a) Except as set forth on NPB Disclosure Schedule 3.13, to the knowledge of NPB, neither NPB, any NPB Subsidiary, nor any property owned or operated by NPB or any NPB Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in NPB Disclosure Schedule 3.13, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the knowledge of NPB, threatened, or any investigation pending, relating to the liability of NPB or any NPB Subsidiary with respect to any property owned or operated by NPB or any NPB Subsidiary under any Environmental Law, except as to any such actions or other matters which will not result in a Material Adverse Effect.

         (b) Except as set forth on NPB Disclosure Schedule 3.13, no property, now or formerly owned or operated by NPB or any NPB Subsidiary or on which NPB or any NPB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, on the

Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NPB or any NPB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         3.14 Business of NPB. Since June 30, 1998, NPB has not, in any material respect, (i) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, (ii) eliminated employee benefits, (iii) deferred routine maintenance of real property or leased premises, (iv) eliminated a reserve where the liability related to such reserve has remained, (v) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the businesses of NPB, or (vi) had extraordinary reduction or deferral of ordinary or necessary expenses.

         3.15 CRA Compliance. Bank is in material compliance with the applicable provisions of the CRA, and, as of the date hereof, Bank has received a CRA rating of "satisfactory" or better from the OCC. Neither NPB nor Bank know of any fact or circumstance or set of facts or circumstances which would cause Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         3.16 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the NPB Financials have been, and will be, established in accordance with generally accepted accounting principles and all applicable regulatory criteria.

         3.17 Information to be Supplied. The information supplied by NPB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of ENB and NPB and up to and including the dates of the meetings of shareholders of ENB and NPB to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading. The information supplied by NPB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as it may be amended by subsequent filings, be accurate in all material respects.

         3.18 Related Party Transactions.  Except as disclosed in NPB Disclosure
Schedule 3.18 or in the footnotes to the NPB Financials, as of the date hereof, NPB is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NPB; and all such transactions (i) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in NPB Disclosure
Schedule 3.18, as of the date hereof, no loan or credit accommodation to any Affiliate of NPB is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To NPB's knowledge, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

         3.19 Loans. Each loan reflected as an asset in the NPB Financials (a) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct and (b) to the extent secured, has been secured by valid liens and security interests which have been perfected, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on NPB.

         3.20 Accounting for the Merger; Reorganization. As of the date hereof, NPB does not have any reason to believe that the Merger will fail to qualify (i) for "pooling of interests" accounting treatment under generally accepted accounting principles, or (ii) as a reorganization under Section 368(a) of the IRC. NPB shall not take any action which would preclude the Merger from qualifying for "pooling of interests" accounting treatment under generally accepted accounting principles or as a reorganization within the meaning of
Section 368 of the IRC.

         3.21 Fairness Opinion. NPB has received a written opinion from LSC to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of NPB.

         3.22 Year 2000 Compliance. NPB and its Subsidiaries are in compliance in all material respects with the Year 2000 compliance time-frames established in OCC Advisory Letter 97-6, the safety and soundness and other guidelines for Year 2000 business risk issued from time to time by the Federal Financial Institutions Examination Council, and the guidance contained in OCC Advisory Letters 97-10 (December 17, 1997) and 98-1 (January 20, 1998), except to the extent that the failure so to comply would not have a Material Adverse Effect.

         3.23 NPB Common Stock. The shares of NPB Common Stock to be issued and delivered to ENB shareholders in accordance with this Agreement, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of NPB shall have any pre-emptive right with respect thereto.

         3.24 Securities Documents. NPB has delivered to ENB copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1997 and 1996,
(ii) quarterly report on SEC Form 10-Q for the quarter ended March 31, 1998 and all other reports, registration statements and filings filed with the SEC since January 1, 1998, and (iii) proxy materials used in connection with its meetings of shareholders held in 1998 and 1997. Such reports and proxy materials complied, in all material respects,and any future SEC reports , filings, and proxy materials will comply, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the time of such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         3.25 Eligible  Bank.  Bank is an eligible bank, as defined in 12 C.F.R.
Section 5.3(g), and NPB and Bank will take all reasonable steps necessary to use a streamlined merger application (the "Merger Application") and obtain an expedited review of the Merger from the OCC, as contemplated by 12 C.F.R. Sections 5.33(i) and (j).


                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.01 Conduct of ENB's Business. Through the Closing Date, ENB shall in all material respects conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required by this Agreement or with the written consent of NPB. ENB shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of ENB and others with whom business relationships exist, provided that job vacancies that occur prior to the Effective Date through attrition shall not be filled unless the integration team referred to in Section 4.07(b)(vi) hereof deems it essential. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, ENB shall not:

         (a) change any provision of its articles of association or bylaws;

         (b) change the number of authorized or issued shares of its capital stock, repurchase any shares of capital stock, or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of ENB capital stock, except that (i) ENB may issue up to an aggregate of 44,424 shares of ENB Common Stock upon the valid exercise of any ENB options issued and outstanding on the date hereof, and (ii) ENB may pay its regular quarterly cash dividend of $.06 per share of ENB Common Stock;

         (c) grant any severance or termination pay, other than pursuant to policies or agreements of ENB in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with ENB;

         (d) except for routine periodic pay increases, merit pay increases and pay-raises in connection with promotions, all in accordance with past practice, and except for retention bonuses on account of the Merger granted in good faith reasonable amounts, increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with ENB; or grant job promotions other than in accordance with past practice; provided, however, that ENB may adjust pay and bonuses for extraordinary efforts in the management of special projects, development of new products, outstanding departmental leadership and the like, in amounts in excess of that provided for in the salary administration program if such costs are fully accrued on the Closing Date;

         (e) merge or consolidate ENB with any other corporation; sell or lease all or any substantial portion of the assets or businesses of ENB; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing branch office; or file an application for a certificate of authority to establish a new branch office;

         (f) except for the sale of the excess property located at the Blue Rock Center in the Borough of Elverson, Chester County, sell or otherwise dispose of any material asset of ENB, other than in the ordinary course of business, consistent with past practice; subject any asset of ENB to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which ENB has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

         (g) take any action which would result in any of the conditions set forth in Article V hereof not being satisfied;

         (h) change any method, practice or principle of accounting, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

         (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing agreement to which ENB is a party, other than in the ordinary course of business, consistent with past practice;

         (j) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law or to the extent such amendments do not result in a material increase in cost;

         (k) amend or otherwise modify the underwriting and other lending guidelines and policies of ENB in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

         (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations, except as to any transaction disclosed on ENB Disclosure
Schedule 2.19;

         (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

         (n) take any action that would give rise to a right of payment to any individual under any employment agreement except in the ordinary course of business consistent with past practice;

         (o) purchase any security for its investment portfolio (i) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (ii) with a remaining maturity more than five (5) years;

         (p) except for good faith reasonable renovation or repair expenses to ENB's physical facilities, make any capital expenditure of $250,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted expenditure by ENB of more than $250,000, or extending beyond twelve (12) months from the date hereof;

         (q) take any action that would preclude the Merger from qualifying (A) for "pooling of interests" accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368 of the IRC; or

         (r) agree to do any of the foregoing.

         4.02  Access; Confidentiality.

         (a) Through the Closing Date, each party hereto shall afford to the other, including its authorized agents and representatives, reasonable access to its properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each party shall furnish the other party making such investigation, including its authorized agents and representatives, with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

         (b) Each party hereto agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither ENB nor NPB, nor any of their respective Subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

         (c) All information furnished to NPB or ENB by the other in connection with the transactions contemplated by this Agreement, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the two confidentiality agreements dated June 15, 1998 between NPB and ENB (collectively, the "Confidentiality Agreements").

         4.03  Regulatory Matters.  Through the Closing Date:

         (a) NPB and ENB shall cooperate with one another in the preparation of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and in particular, NPB shall use its reasonable efforts to file the Merger Application within one month of the date hereof. Each of NPB and ENB shall give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult one another with respect to the substance and status of such filings. It is the intent of the parties hereto to cause the Registration Statement (including the Prospectus/Proxy Statement) to be declared effective by the SEC with financial information included therein as of June 30, 1998, subject to the terms of this Agreement (including the right of ENB to designate the date of the ENB Shareholders Meeting pursuant to Section 4.07(a)(i)) and provided further NPB acknowledges that ENB is not a registrant under the Exchange Act and accordingly preparation of additional information may be required.

         (b) ENB and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the transactions contemplated hereby.

         (c) ENB and NPB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including the Registration Statement and any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the transactions contemplated by this Agreement, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, ENB and NPB shall use their reasonable good faith efforts to provide each other certificates, "comfort" letters and other documents reasonably requested by the other.

         4.04 Taking of Necessary Actions. Through the Closing Date, in addition to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or in the case of NPB cause to be taken by each of its Subsidiaries, all actions, and to do, or in the case of NPB cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, if necessary, appealing any adverse ruling in respect of any Application.

         4.05 No Solicitation. ENB shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and ENB shall (unless it believes such notification could violate the ENB Board of Directors' fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, (i) ENB may furnish or cause to be furnished confidential and non-public information concerning ENB and its businesses, properties or assets to a third party, (ii) ENB may engage in discussions or negotiations with a third party, (iii) following receipt of an Acquisition Proposal, ENB may take and disclose to its shareholders a position with respect to such Acquisition Proposal, and/or (iv) following receipt of an Acquisition Proposal, the ENB Board of Directors may withdraw or modify its recommendation of the Merger or terminate this Agreement, but in respect of the foregoing clause (iv) only to the extent that the ENB Board of Directors shall conclude in good faith after consultation with its legal and financial advisors that such Acquisition Proposal, if consummated pursuant to its terms, would result in an alternative transaction that is more favorable to ENB shareholders than the Merger. As used herein, the term "Acquisition Proposal" means: (x) any acquisition or purchase of a significant amount of the assets of ENB, or any equity interest in ENB or any take-over bid or tender offer (including an issuer bid or self tender offer) or exchange offer, consolidation, plan or arrangement, reorganization, consolidation, business combination, sale of substantially all of the assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving ENB (other than the transactions contemplated by this Agreement) or (y) any proposal, plan or intention to do any of the foregoing either publicly announced or communicated to ENB or any agreement to engage in any of the foregoing.

         4.06 Update of Disclosure Schedules. Through the Closing Date, ENB shall update the ENB Disclosure Schedule, and NPB shall update the NPB Disclosure Schedule, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

         4.07  Other Undertakings by NPB and ENB.

         (a)  Undertakings of ENB.

                  (i) Shareholder Approval. ENB shall submit this Agreement to its shareholders for approval at a meeting (the "ENB Shareholders Meeting") which may, in ENB's sole discretion, be held after all consents of any Regulatory Authorities have been obtained. In the event that any such consent has not been obtained prior to the date established in the Prospectus/Proxy Statement for such meeting, such meeting may be postponed or adjourned at the sole discretion of ENB. The ENB Shareholders Meeting shall be held not later than 45 days after all consents of Regulatory Authorities have been received and all other conditions have been satisfied or waived (other than those conditions which are to be fulfilled at the Closing).

                  (ii) Phase I Environmental Audit. ENB shall permit NPB, if NPB elects to do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by ENB or any ENB Subsidiary.

                  (iii) Delivery of Financial Statements. ENB shall deliver to NPB, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended July 31, 1998, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, ENB's consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles, except as noted therein and subject to year-end audit adjustments and footnotes.

                  (iv) Reserves and Merger-Related Costs. On or before the Effective Date, establish such additional accruals and reserves as may be necessary to conform ENB's accounting reserve practices and methods (including credit loss practices and methods) to those of NPB and otherwise to reflect Merger-related expenses and costs incurred by ENB (including professional fees and expenses), in each case on a mutually satisfactory basis and in accordance with generally accepted accounting principles and any applicable regulatory requirements, provided, however, that ENB shall not be required to take such actions until such time as NPB shall acknowledge in writing that all conditions to NPB's and ENB's respective obligations to consummate the Merger (and NPB's and ENB's respective rights to terminate this Agreement for any reason) have been waived or satisfied, and that in all circumstances ENB shall take such actions at such time as shall be mutually agreed to by NPB and ENB but not later than immediately prior to the time the Merger becomes effective. No action taken by ENB in accordance with this Section 4.07(a)(iv) shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement, and NPB agrees to indemnify ENB's officers, directors and agents with respect to such adjustments.

                  (v) Dividend Reinvestment Plan. Within ten days after the date of this Agreement, suspend through the earlier of the termination of this Agreement or the Closing Date the operation of the ENB Dividend Reinvestment and Stock Purchase Plan.

         (b) Understandings of NPB and ENB.

                  (i) Filings and Approvals. NPB and ENB shall cooperate with each other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Registration Statement (including the Prospectus/Proxy Statement) and related filings, if any, under state securities laws relating to the Merger, (C) all other documents necessary to obtain any other approvals and consents required to effect consummation of the transactions contemplated by this Agreement.

                  (ii) Public Announcements. NPB and ENB shall agree upon the form and substance of any press release related to this Agreement and the transactions contemplated hereby, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

                  (iii) Maintenance of Insurance. NPB and ENB shall maintain insurance in such amounts as NPB or ENB, as the insured, believes are reasonable to cover such risks as are customary in relation to the character and location of their respective properties and the nature of their respective businesses.

                  (iv) Maintenance of Books and Records. NPB and ENB shall maintain books of account and records on a basis consistent with past practice.

                  (v) Taxes. NPB and ENB shall each file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

                  (vi) Integration Team. NPB and ENB shall cooperate with each other in the selection of an integration team, made up of an equal number of persons from NPB's senior staff and from ENB's senior staff, which team shall plan and implement an orderly, cost-effective consolidation of ENB's operations into Bank's operations in Boyertown, Pennsylvania.

                  (vii) Outside Service Bureau Contracts. NPB and ENB shall cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any contract or arrangement ENB may have with an outside service bureau or other vendor of services and substitute a contract or arrangement between NPB or Bank (as NPB shall elect) and ENB for the provision of similar services to ENB on terms and conditions mutually acceptable to ENB and NPB.

                  (viii) In-House Operations. NPB and ENB shall, subject to applicable legal requirements, cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any in-house back office, support, processing or other operational activities of ENB, and substitute a contract or arrangement between NPB or Bank (as NPB shall select) and ENB for the provision of similar services to ENB on terms and conditions mutually acceptable to ENB and NPB.

                  (ix) Dividends. NPB and ENB shall coordinate with each other the payment of dividends with respect to NPB Common Stock and ENB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that the holders of NPB Common Stock and ENB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of NPB Common Stock and ENB Common Stock or any shares of NPB Common Stock received in exchange for such shares of ENB Common Stock in the Merger.

         (c) Undertakings of NPB.

                  (i) Shareholders' Meeting. NPB shall submit this Agreement to its shareholders for approval at the NPB Shareholders Meeting to be held as soon as practicable, or, in the discretion of NPB, at any time prior to the ENB Shareholders Meeting, with the recommendation of its Board of Directors to such shareholders to approve this Agreement and the issuance of the NPB Common Stock for purposes of the Nasdaq requirements.

                  (ii) Delivery of SEC Documents. NPB shall deliver to ENB copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

                  (iii) Delivery of Financial Statements. NPB shall deliver to ENB, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended July 31, 1998, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, NPB's consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles, except as noted therein and subject to year-end audit adjustments and footnotes.

                  (iv) Employees, Severance Policy. Upon consummation of the Merger, NPB shall offer, or cause Bank or another NPB Subsidiary to offer, employment to each person who is then an ENB employee, in accordance with the employment and severance policies set forth herein and on NPB Disclosure
Schedule 4.07(c)(iv) (the "Merger Employment Policies"). The provisions herein shall control any inconsistent provision of the Merger Employment Policies. Notwithstanding any provision of this Agreement to the contrary, unless involuntarily terminated without "cause" prior to such time, no ENB employee shall be entitled to severance benefits unless such employee continues in employment for 30 days following the actual consolidation and conversion of the ENB operating system with and into the Bank's operating system (the "Conversion Date"). As provided in the Merger Employment Policies, NPB shall provide severance benefits to each ENB employee who is not offered employment with NPB, who does not accept employment with NPB (except as provided in clause (A) (B) or (C) below), or whose employment with NPB is terminated by NPB without "cause" within one year after the Effective Date, excluding, however, any ENB employee who is a party to an employment, "change-in-control", or similar agreement. Severance benefits shall consist of one week's pay (at current levels) for each year of service (to be paid as salary continuation), a lump sum payment of all unused vacation time (to be paid as soon as practicable following termination) and the continuation of all applicable welfare plan benefits until the last day of the month during which the last week of severance is paid. All eligible employees shall be entitled to a minimum of eight weeks of severance benefits and shall be given full credit for each year of service with ENB. Any partial year of service shall be treated as a full year for purposes of severance benefit calculations. Except as provided below, severance benefits shall not be payable to: (A) any ENB employee whose current employment position is maintained as it was immediately prior to the Effective Date; (B) any non-exempt ENB employee who receives and turns down two job offers of equal or higher salary grade at a location within a 15 mile radius of the employee's home; and (C) any exempt ENB employee who receives and turns down a job offer of equal or higher salary grade at a location within a 25 mile radius of the employee's home. NPB shall also make severance benefits available to ENB personnel whose employment with NPB is terminated by NPB without "cause" within one year after the Effective Date, in accordance with the Merger Employment Policies. Notwithstanding the foregoing, each full-time ENB non-community office and non-lending staff employee (i.e., all employees other than community office staff, lending staff and lending office support personnel) whose employment position has not been maintained as it was immediately prior to the Effective Date and who has received the offer(s) of employment specified in clause (B) or (C) above and who elects not to accept an offer of employment with NPB (or who elects to terminate employment with NPB within 365 days of the Effective Date) shall be entitled to four weeks of severance benefits. Any person whose employment with NPB is terminated by NPB without "cause" after one year from the Effective Date shall receive such severance benefit from NPB as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with ENB). For purposes of this
Section 4.07(c)(iv), "cause" shall mean the employer's good faith reasonable belief that the employee committed fraud, theft, embezzlement, falsified corporate records, disseminated confidential information concerning customers, NPB, Bank or its employees, had documented unsatisfactory job performance under Bank's dismissal policy, or violated Bank's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by Bank in the ordinary course of its business.

                  (v) Employee Benefits. As of the Effective Date, ENB employees who become employees of NPB or of any NPB Subsidiary shall be entitled to full credit for each year of service with ENB for purposes of determining eligibility for participation and vesting, but not benefit accrual, in NPB's employee benefit plans, programs and policies. The employee benefits provided to former employees of ENB after the Effective Date shall be substantially similar to the employee benefits, in the aggregate, provided by NPB or its Subsidiaries to their similarly situated employees. The NPB medical, dental and life insurance plans, programs or policies, if any, that become applicable to former ENB employees shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents. Subject to the foregoing, after the Effective Date, NPB may discontinue, amend or convert to an NPB plan any particular benefit or welfare plan of ENB, subject to such plan's provisions and applicable law.

                  (vi) Qualified Plans. As of the Effective Date, the account balances of ENB employees under the ENB 401(k) Profit Sharing Plan and under the ENB Employee Stock Ownership Plan shall become 100 percent vested, provided, however, such vesting shall not take place if such vesting would cause the Merger to fail to qualify for "pooling of interests" accounting treatment.

                  (vii) Management Incentive Plan. If the Merger occurs prior to December 31, 1998, the annual portion of the ENB Management Incentive Plan (the "MIP") shall be continued through December 31, 1998. If the Merger occurs after December 31, 1998, the MIP may be continued or discontinued as determined by the NPB Board of Directors. In any event, the ENB Board of Directors shall determine in good faith, with the consent of NPB (which consent shall not be unreasonably withheld), the appropriate level of payouts to be made under the MIP for 1998. In making its determination, the ENB Board of Directors shall disregard any extraordinary expenses or charges related to the Merger that would otherwise cause a reduction in payouts under the MIP.

                  (viii) Calculations of ESOP, MIP and Profit Sharing. The calculations determining the amounts to be included in the ESOP, MIP and profit sharing plans for 1998 shall be done prior to making any deductions for reserves to be created or expenses incurred in connection with the Merger.

                  (ix) Deferred Compensation Arrangement. On the Effective Date or on January 1, 1999 if the Effective Date shall precede January 1, 1999, the ENB Deferred Compensation Arrangement shall be terminated, and subject to any applicable income tax withholding requirements, all deferred compensation account balances shall be paid out in cash to plan participants.

                  (x) Election of NPB Directors. Upon consummation of the Merger and subject to compliance with all applicable legal requirements, NPB shall elect two persons selected by ENB's Board of Directors and approved by NPB (which approval will not be unreasonably withheld) as directors of NPB, effective the Effective Date, one to serve as a Class I director with a term through April 2000 and the other to serve as a Class II director with a term through April 2001, and each to be re-nominated for at least one full three-year term thereafter (each, an "ENB NPB Nominee"). In the event that any ENB NPB Nominee, or any successor, resigns, dies or is otherwise removed from NPB's Board of Directors prior to the end of such person's full three-year term, the Elverson Continuing Directors, by a plurality vote, shall have the right to select such person's successor, subject to NPB's approval (which approval will not be unreasonably withheld), and NPB shall take all reasonable steps necessary to elect such successor to the NPB Board of Directors.

                  (xi)  Elverson Division, Elverson Board.

                           (A) Upon  consummation  of the Merger and  subject to
compliance with all applicable legal requirements, NPB shall cause Bank to establish and operate a separate banking division called "Elverson National Bank, a Division of National Penn Bank" (the "Elverson Division"). The Elverson Division will consist of all ENB's present branch offices with the following additions and deletion: (1) Bank's Lionville office would become an Elverson Division office; (2) Bank's Gay Street, West Chester office would be combined into ENB's office at High Street, West Chester; and (3) ENB's Sinking Spring office would become a Bank office. It is NPB's intent to utilize the Elverson Division in the expansion of NPB's branch banking system in Chester County, Pennsylvania, either by the opening of de novo branches or by the acquisition of deposits and assets, such branches to be operated under the "Elverson Division" banner. Subject to NPB's approval of the planned capital expenditures and operating budget for the proposed branches, the Elverson Division may open two branches in Chester County in the three years following the Effective Date; provided, however, that approval of the second branch will be subject to the first branch having achieved $10 million in deposits. NPB anticipates that the Elverson Division will have the same lending authority limits as ENB has at the date hereof, in accordance with NPB's credit quality standards.

                           (B) Upon consummation of the Merger,  NPB shall cause
Bank to establish the "Elverson Division Board of Directors" (the "Elverson Board"). The Elverson Board shall consist of the members of ENB's Board of Directors at the Effective Date, an NPB executive officer selected by NPB, and such other persons as the Elverson Board shall select from time to time. NPB anticipates that the Elverson Board will emphasize sales, marketing and expansion. ENB's current non-employee directors who become members of the Elverson Board shall receive annual director compensation equal to the annual director compensation received by them at the date hereof. Other persons who may be selected for service on the Elverson Board shall be compensated in accordance with NPB's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. ENB's current non-employee directors who become members of the Elverson Board shall have the option of electing to receive such NPB standard compensation. The
Elverson Board shall have indemnification and insurance coverage no less favorable than members of the Board of Directors of Bank.

                           (C) NPB shall  operate  the  Elverson  Division,  and
maintain the Elverson Board at the foregoing compensation level, for a period of at least five years after the Effective Date, except that this covenant shall expire if and when NPB shall be acquired or otherwise sold and thereafter the members of NPB's Board of Directors do not constitute at least 50% of the members of the surviving corporation's board of directors.

                  (xii)  Indemnification, Insurance.

                           (A) NPB shall  indemnify,  defend,  and hold harmless
the directors, officers, employees and agents of ENB (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the fullest extent permitted under the Pennsylvania Business Corporation Law ("PBCL"), including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by the PBCL upon receipt of any undertaking required by the PBCL. Without limiting the foregoing, in a case (if any) in which a determination by NPB is required to effectuate any indemnification, NPB shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between NPB and the Indemnified Party.

                           (B) NPB shall cause Bank to keep in effect provisions
in its Articles of Incorporation and Bylaws of Bank providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the PBCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

                           (C) NPB shall use its  reasonable  best  efforts (and
ENB shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, (i) to maintain (x) directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, and (y) fiduciary liability insurance ("Fiduciary Insurance") for the present and former fiduciaries of ENB's profit-sharing plan and employee stock ownership plan (the "Fiduciary Insurance"), each issued by a carrier or carriers assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher, or
(ii) to obtain coverage for Prior Acts for the Indemnified Parties under the fiduciary and directors' and officers' liability insurance policies currently maintained by NPB, in either case, providing at least the same coverage as the D&O Insurance and Fiduciary Insurance, respectively, currently maintained by ENB and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six (6) years from the Effective Date; provided, that NPB shall not be obligated to make premium payments for such six-year period in respect of the D&O Insurance and the Fiduciary Insurance which exceed, for the portion related to ENB's directors and officers, 150 percent of the annual premium payments ($18,083.00 at the date hereof) of ENB's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                           (D) In the event any claim is made against present or
former directors, officers or employees of ENB or any of the Fiduciaries who is covered or potentially covered by insurance, neither Bank nor NPB shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

                           (E) If NPB or any of its  successors or assigns shall
consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 4.07(c)(xi).

                           (F) The  provisions of this Section  4.07(c)(xi)  are
intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                           (G) NPB shall pay all expenses,  including reasonable
attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 4.07(c)(xi).

                  (xiii) Publication of Post-Merger Results of Operations. NPB shall use its reasonable best efforts to publish (if necessary, on Form 8-K) no more than twenty days after the end of the first month after the Effective Date in which there are at least thirty days of post-Merger combined operations (which month may be the month in which the Effective Date occurs), the financial information contemplated by and in accordance with the terms of SEC Accounting Series Releases No. 130 and 135 and Section 201.01 of the SEC's Codification of Financial Reporting Policies and other applicable accounting rules.

                  (xiv) Repurchases of NPB Common Stock. Through the Closing Date, except as otherwise consented to in writing by ENB (which consent shall not be unreasonably withheld), NPB shall not repurchase, redeem or otherwise acquire any shares of NPB Common Stock.

                  (xv) Conduct of NPB's Business.  Through the Closing Date, NPB
shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NPB and others with whom business relationships exist, and in all material respects conduct its businesses and engage in transactions in the ordinary course without radical change.

                  (xvi) Other Transactions. Through the Closing Date, except as otherwise consented to in writing by ENB (which consent shall not be unreasonably withheld), NPB shall not enter into any agreement with a third party concerning any acquisition of such third party by, or merger or consolidation of such third party with, NPB if (A) under applicable regulations, NPB would be required to present pro forma financial information reflecting that transaction in the Registration Statement, or (B) NPB would propose to issue shares of NPB Common Stock in such transaction in an amount exceeding twenty percent of the outstanding shares of NPB Common Stock on the date hereof.

                                    ARTICLE V

                                   CONDITIONS

         5.01 Conditions to ENB's Obligations under this Agreement. The obligations of ENB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by ENB pursuant to Section 7.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, NPB and Bank to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger, shall have been duly and validly taken by NPB and Bank; and ENB shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of NPB and Bank required by this Agreement to be performed by NPB or Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities. Procurement by ENB and NPB of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Merger; provided, however, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to ENB or NPB of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

         (e) Officer's Certificate. NPB shall have delivered to ENB a certificate, dated the Closing Date and signed, without personal liability, by its President or a Vice President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.01 have been satisfied.

         (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration
Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

         (g) Tax Opinion or Letter. ENB shall have received an opinion of Dechert Price & Rhoads, special counsel to ENB, or a letter from Beard & Company, Inc., ENB's independent certified public accountants, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under
Section 368(a) of the IRC, and (b) no gain or loss will be recognized by shareholders of ENB who receive shares of NPB Common Stock in exchange for their shares of ENB Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and agreements, including those contained in certificates of officers of ENB, NPB and others.

         (h) Approval by ENB's Shareholders. This Agreement shall have been approved by the shareholders of ENB by such vote as is required under the National Bank Act and by the articles of association and bylaws of ENB.

         (i) Approval by NPB's Shareholders. This Agreement shall have been approved by the shareholders of NPB by such vote as is required by the articles of incorporation and bylaws of NPB and by Nasdaq requirements applicable to it.

         (j) Nasdaq Listing. The NPB Common Stock shall continue to be authorized for quotation on the National Market tier of The Nasdaq Stock Market.

         (k) Accountants' Comfort Letters. ENB shall have received "comfort" letters from ENB's and NPB's respective independent certified public accountants, dated the date of mailing of the Prospectus/Proxy Statement and dated shortly prior to the Effective Date, covering such matters as are usual and customary for transactions of the type contemplated by this Agreement, which letters shall be satisfactory in form and content to ENB.

         (l) Pooling of Interests. ENB shall have received a letter from Beard & Company, Inc., ENB's independent certified public accountants, and Grant Thornton, LLP, NPB's independent certified public accountants, dated the Closing Date, to the effect that the Merger shall be accounted for on a "pooling of interests" basis under generally accepted accounting principles.

         (m) Other Documents. ENB shall have received such other certificates, documents or instruments from NPB or its officers or others as ENB shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance.

         (n) Rights Agreement. No event shall have occurred which shall result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered, and no other event shall have occurred under the Rights Agreement which would materially adversely affect any current or future right or interest of any holders of ENB Common Stock.

         5.02 Conditions to NPB's Obligations under this Agreement. The obligations of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to Section 7.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, ENB to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger, shall have been duly and validly taken by ENB; and NPB shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of ENB required by this Agreement to be performed by ENB at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of ENB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities. Procurement by NPB and ENB of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Merger; provided, however, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or ENB of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

         (e) Officer's Certificate. ENB shall have delivered to NPB a certificate, dated the Closing Date and signed, without personal liability, by its President or a Vice President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.02 have been satisfied.

         (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration
Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

         (g) Tax Opinion or Letter. NPB shall have received an opinion of Ellsworth, Wiles, Carlton & Waldman, P.C., special counsel to NPB, or a letter from Grant Thornton LLP, NPB's independent certified public accountants, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) no gain or loss will be recognized by shareholders of ENB who receive shares of NPB Common Stock in exchange for their shares of ENB Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and agreements, including those contained in certificates of officers of ENB, NPB and others.

         (h) Approval by NPB's Shareholders. This Agreement shall have been approved by the shareholders of NPB by such vote as is required by the articles of incorporation and bylaws of NPB and by Nasdaq requirements applicable to it.

         (i) Approval by ENB's Shareholders. This Agreement shall have been approved by the shareholders of ENB by such vote as is required under the National Bank Act and by the articles of association and bylaws of ENB.

         (j) Accountants' Comfort Letters. NPB shall have received "comfort" letters from NPB's and ENB's respective independent certified public accountants, dated the date of mailing of the Prospectus/Proxy Statement and dated shortly prior to the Effective Date, covering such matters as are usual and customary for transactions of the type contemplated by this Agreement, which letters shall be satisfactory in form and content to NPB.

         (k) Pooling of Interests. NPB shall have received a letter from Grant Thornton, LLP, NPB's independent certified public accountants, and Beard & Company, Inc., ENB's independent certified public accountants, dated the Closing Date, to the effect that the Merger shall be accounted for on a "pooling of interests" basis under generally accepted accounting principles.

         (l) Other Documents. NPB shall have received such other certificates, documents or instruments from ENB or its officers or others as NPB shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance.

         (m) Phase I Environmental Audit Results. The results of any Phase I environmental audit conducted pursuant to Section 4.07(a)(ii) hereof shall not result in a Material Adverse Effect on ENB.


                                   ARTICLE VI

                        TERMINATION, WAIVER AND AMENDMENT

         6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

         (a)  By the mutual written consent of the parties hereto;

         (b) By NPB or ENB:

                  (i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 5.01(b) or 5.02(b), as the case may be) and such breach can not be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied;

                  (ii) If the Closing Date shall not have occurred prior to February 28, 1999 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party (or Bank in NPB's case) shall not be entitled to terminate this Agreement in accordance with this provision);

                  (iii) If any Regulatory Authority whose approval or consent is required for consummation of the Merger shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

                  (iv) If any shareholder vote contemplated by this Agreement is not obtained at the ENB Shareholders Meeting or the NPB Shareholders Meeting.

         (c) By ENB,  at any  time  during  the  ten-day  period  following  the
Determination   Date,  if  both  of  the  following   conditions  occur  on  the
Determination Date:

                  (1) the NPB Market Value shall be less than $27.00 per share [the dollar amount $27.00 shall be adjusted to $21.60 upon completion of the NPB Stock Split]; and

                  (2)(i) the quotient obtained by dividing the NPB Market Value by $33.75 per share [the dollar amount $33.75 shall be adjusted to $27.00 upon completion of the NPB Stock Split] shall be less than (ii) the quotient obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting 0.05 from the quotient in this clause (2)(ii);

subject, however, to the following: If ENB shall elect to terminate this Agreement pursuant to this Section 6.01(c), it shall give written notice thereof to NPB (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the five-day period commencing with its receipt of such notice, NPB shall have the option to elect to increase the exchange ratio set forth in Section 1.02(f)(ii)(A), as adjusted pursuant to Section 1.02(f)(ii)(E), to 1.25 shares of NPB Common Stock [the number 1.25 shall be adjusted to 1.5625 upon completion of the NPB Stock Split] in exchange for each share of ENB Common Stock and the Closing Date shall be postponed by the minimum amount of time necessary, if any, to accommodate NPB's election of such option (i.e., up to a five-day period). If NPB so elects within such five-day period, it shall give prompt written notice to ENB of such election, whereupon no termination shall have occurred pursuant to this Section 6.01(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

         For purposes of this Section 6.01(c), the following terms have the meanings indicated.

         "Index Group" means the bank or thrift holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. The bank or thrift holding companies are as follows: (1) Wilmington Trust Company; (2) WSFS Financial Corporation; (3) PNC Financial Corp.; (4) Sovereign Bancorp, Inc.; (5) Commerce Bancorp, Inc.; (6) Fulton Financial Corp.; (7) Keystone Financial, Inc.; and (8) JeffBanks, Inc.

         "Index Price" on a given date means the average of the closing sale prices of the companies comprising the Index Group.

         "Average Index Price" means the average of the Index Prices for the twenty trading days ending on the Determination Date.

         "Starting Date" means July 20, 1998.

         If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.01(c).

         (d) By ENB, at any time during the ten-day period following the Determination Date, if the NPB Market Value shall be less than $25.31 per share [the dollar amount $25.31 shall be adjusted to $20.25 upon completion of the NPB Stock Split];

         (e) By ENB pursuant to Section 4.05 hereof; or

         (f) By ENB if NPB or any of its Subsidiaries shall enter into any agreement with a third party concerning any merger or consolidation of NPB with or into such third party or the acquisition of all or substantially all the assets of NPB, or any person or entity shall have acquired at least 19.9% of the outstanding shares of NPB Common Stock.

         6.02 Effect of Termination. If this Agreement is terminated pursuant to
Section 6.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 4.02(c) and 7.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or ENB to the other, except for any liability of NPB or ENB under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01  Expenses and Other Fees.

         (a) Except for the cost of printing and mailing the Prospectus/Proxy Statement which shall be shared equally and except as set forth in Section 7.01(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

         (b) If ENB fails to complete the transactions contemplated herein after the occurrence of one of the following two events and NPB shall not be in material breach of this Agreement, ENB shall immediately pay NPB a fee of five million dollars ($5,000,000.00):

                  (i) ENB exercises its termination rights pursuant to Section 6.01(e) of this Agreement; or

                  (ii) the failure of ENB shareholders to approve the Merger at a meeting called for such purpose if at the time of such meeting there has been an announcement by a person or group of persons (other than NPB) of an offer or proposal to acquire 19.9% or more of the ENB Common Stock then outstanding, or to acquire, merge, or consolidate with ENB, or to purchase all or substantially all of ENB's assets.

         (c) If NPB fails to complete the transactions contemplated herein after the failure of NPB shareholders to approve the Merger at a meeting called for such purpose and ENB shall not be in material breach of this Agreement, NPB shall immediately pay ENB a fee of one million dollars ($1,000,000.00).

         7.02 Non-Survival of Representations and Warranties; Disclosure Schedules. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date.

         7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Closing Date, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise. This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.04 Entire Agreement. This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreements. This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that the Elverson Continuing Directors may enforce the provisions of Sections 1.02(e), 4.07(c)(ix) and (x) and any Indemnified Party may enforce Section 4.07(c)(xii).

         7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

         (a)  If to NPB or Bank, to:

                  National Penn Bancshares, Inc.
                  National Penn Bank
                  Philadelphia and Reading Avenues
                  P.O. Box 547
                  Boyertown, Pennsylvania  19512-0547

                  Attention:  Wayne R. Weidner, President
                  Telecopy No.:  610-369-6349

                  with a copy to:

                  H. Anderson Ellsworth
                  Jay W. Waldman
                  Ellsworth, Wiles, Carlton & Waldman, P.C.
                  1105 Berkshire Boulevard
                  Suite 320
                  Wyomissing, Pennsylvania 19610
                  Telecopy No.:  610-371-9510

         (b) If to ENB, to:

                  Elverson National Bank
                  83 West Main Street
                  Elverson, Pennsylvania 19520-9403

                  Attention:  Glenn E. Moyer

                  Telecopy No.:  610-286-8226

                  with a copy to:

                  William G. Lawlor
                  Dechert Price & Rhoads
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, Pennsylvania  19103-2793

                  Telecopy No.:  215-994-2222

         7.07 Disclosure Schedules. Information contained on either the ENB Disclosure Schedule or the NPB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

         7.08 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         7.09 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, except to the extent the National Bank Act is applicable by its terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                             NATIONAL PENN BANCSHARES, INC.


(Corporate Seal)                             By: ____________________________
                                                              Wayne R. Weidner
                                                              President


                                         Attest: ____________________________
                                                              Sandra L. Spayd
                                                              Secretary

                                             NATIONAL PENN BANK


(Corporate Seal)                             By: ____________________________
                                                              Wayne R. Weidner
                                                              President


                                         Attest: ____________________________
                                                              Sandra L. Spayd
                                                              Secretary


                                             ELVERSON NATIONAL BANK


(Corporate Seal)                             By: ____________________________
                                                              Joseph A. Rigg
                                                              Chairman


                                         Attest: ____________________________
                                                              John A. Koury, Jr.
                                                              Secretary

COMMONWEALTH OF PENNSYLVANIA        :
                                    :ss.
COUNTY OF BERKS                     :

         On this _____ day of September, 1998, before me, a notary public for this state and county, personally came WAYNE R. WEIDNER, as president, and SANDRA L. SPAYD, as secretary, of NATIONAL PENN BANCSHARES, INC., and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.


                                    ---------------------------------------
(Seal of Notary)                    Notary Public
                                    My commission expires__________________


COMMONWEALTH OF PENNSYLVANIA        :
                                    :ss.
COUNTY OF BERKS                     :

         On this _____ day of September, 1998, before me, a notary public for this state and county, personally came WAYNE R. WEIDNER, as president, and SANDRA L. SPAYD, as secretary, of NATIONAL PENN BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.


                                    ---------------------------------------
(Seal of Notary)                    Notary Public
                                    My commission expires__________________


COMMONWEALTH OF PENNSYLVANIA        :
                                    :ss.
COUNTY OF                           :

         On this _____ day of September, 1998, before me, a notary public for this state and county, personally came JOSEPH A. RIGG, as chairman, and JOHN A. KOURY, JR., as secretary, of ELVERSON NATIONAL BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.

                                    ---------------------------------------
(Seal of Notary)                    Notary Public
                                    My commission expires__________________

                                                                         ANNEX B

                       OPINION OF BERWIND FINANCIAL, L.P.


__________, 1998


Board of Directors
Elverson National Bank
83 West Main Street
Elverson, PA  19520

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Elverson National Bank ("Elverson") of the financial terms of the proposed merger by and between Elverson and National Penn Bancshares, Inc. ("NPBC"). The terms of the proposed merger (the "Proposed Merger") by and between Elverson and NPBC are set forth in the Agreement and Plan of Merger dated July 21, 1998 (the "Merger Agreement") and provide that each outstanding share of Elverson common stock will be converted into the right to receive 1.46875 shares of NPBC common stock subject to adjustment as defined in the Merger Agreement.

         Berwind Financial, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

         In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Elverson and NPBC, (ii) reviewed the Merger Agreement, (iii) reviewed the Joint Proxy Statement/Prospectus, (iv) reviewed and analyzed the stock market performance of Elverson and NPBC, (v) studied and analyzed the consolidated financial and operating data of Elverson and NPBC, (vi) considered the terms and conditions of the Proposed Merger between Elverson and NPBC as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions, (vii) met and/or communicated with certain members of Elverson's and NPBC's senior management to discuss their respective operations, historical financial statements and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

         Our opinion is given in reliance on information and representations made or given by Elverson and NPBC, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Elverson and NPBC including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Elverson and NPBC nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

         With regard to financial and other information relating to the general prospects of Elverson, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgment of the management of Elverson as to its most likely future performance. For Elverson and NPBC, we have assumed the allowance for loan losses indicated on the balance sheets of each entity is adequate to cover such losses; we have not reviewed credit files of either Elverson or NPBC. Also, in rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Elverson.

         Our opinion is based upon information provided to us by the managements of Elverson and NPBC, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of Elverson and does not constitute a recommendation to Elverson shareholders as to how such shareholders should vote on the Proposed Merger.

         Based on the foregoing, it is our opinion that, as of the date hereof, the financial terms of the Proposed Merger by and between Elverson and NPBC are fair, from a financial point of view, to the shareholders of Elverson.

                                         Sincerely,




                                         BERWIND FINANCIAL, L.P.

                                                                         ANNEX C

                     OPINION OF LSC FINANCIAL SERVICES, INC.


                                                              __________, 1998

The Board of Directors
National Penn Bancshares, Inc.
Philadelphia & Reading Avenues/Box 547
Boyertown, PA 19512

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of National Penn Bancshares, Inc. ("NPB") of the Amended Agreement and Plan of Merger ("Agreement") between NPB, National Penn Bank ("Bank") and Elverson National Bank and its subsidiaries ("ENB") dated as of July 21, 1998.

         Under the terms of the Agreement, each outstanding share of ENB common stock will be converted into the right to receive 1.46875 shares of NPB common stock, subject to possible adjustment as set forth in the Agreement. In addition, each of the outstanding options to purchase one or more shares of ENB common stock shall be converted into an option to purchase the number of full shares of NPB common stock which the optionholder would have been entitled to receive in the merger had such option been exercised in full prior to the effective date of the merger, at such exercise price as determined by the Agreement.

         For purposes of this opinion, we reviewed and analyzed information pertaining to the financial and operating condition of NPB and ENB. This review included, but was not limited to: (i) the Agreement and Plan of Merger; (ii) financial and other information which was otherwise publicly available or provided to us by NPB and ENB; (iii) certain financial information relating to the banking industry in general; (iv) our evaluation of future prospects for the merged institution; and (v) such other financial reviews, analyses, and investigations as we deemed appropriate.

         LSC also reviewed with NPB's management, the results of NPB's due diligence examination of ENB ; the expected cost savings and revenue enhancements related to the Merger, and the strategic benefits expected to be derived from the Merger.

         We have assumed that the allowances for loan losses indicated on the balance sheets of NPB and ENB as of June 30, 1998 are adequate to cover such losses. We have not reviewed the loan files of NPB or ENB.

         We assumed that in the course of obtaining the necessary regulatory approvals for the Agreement, no restrictions will be imposed on NPB that would have a material adverse effect on the contemplated benefits of the Agreement to NPB. We further assumed that no change would occur in applicable law or regulation that would cause a material adverse change in the prospects or operations of NPB after the merger. LSC also assumed, with NPB's consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

         LSC did not independently verify the information used in arriving at its opinion, but assumed the accuracy and completeness of all such information. In that regard, LSC assumed with NPB's consent that the financial forecasts, including, without limitation, projected cost savings, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of NPB and ENB and that such forecasts will be realized in the amounts and at the times contemplated thereby. Also, LSC did not make or obtain any independent appraisal of the assets or liabilities of NPB or ENB.

         Based upon and subject to the foregoing, it is our opinion as of the date hereof, that the exchange is fair, from a financial point of view, to the shareholders of National Penn Bancshares.

                                        Sincerely,

                                        /s/ LSC Financial Services, Inc.

                                        LSC FINANCIAL SERVICES, INC.

                                                                         ANNEX D


                      DISSENTING SHAREHOLDERS' RIGHTS UNDER

                    12 UNITED STATES CODE SECTION 215a(b)-(d)



(B)  DISSENTING SHAREHOLDERS

     If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(C)  VALUATION OF SHARES

     The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(D)  APPLICATION  TO   SHAREHOLDERS  OF  MERGING   ASSOCIATIONS:   APPRAISAL  BY
     COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

     If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of the subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                                                         ANNEX E

                OCC BANKING CIRCULAR ON STOCK APPRAISAL (BC-259)


                                  March 5, 1992


                                BANKING ISSUANCE

                           COMPTROLLER OF THE CURRENCY

                         ADMINISTRATOR OF NATIONAL BANKS

Type: Banking Circular
Subject: Stock Appraisals

To: Chief Executive Officers of National Banks, Deputy Comptrollers (District), Department and Division Heads, and Examining Personnel

PURPOSE

     This Banking Circular informs all national banks of the valuation methods used by the Office of the Comptroller of the Currency (OCC) to estimate the value of a bank's shares when requested to do so by a shareholder dissenting to the conversion, merger, or consolidation of its bank. The results of appraisals performed by the OCC between January 1, 1985, and September 30, 1991 are summarized.

     References:  12 U.S.C. 214a, 215 and 215a; 12 CFR 11.590 (Item 2)

BACKGROUND

     Under 12 U.S.C. Section 214a, a shareholder dissenting from a conversion, consolidation, or merger involving a national bank is entitled to receive the value of his or her shares from the resulting bank. A valuation of the shares shall be made by a committee of three appraisers (a representative of the dissenting shareholder, a representative of the resulting bank, and a third appraiser selected by the other two). If the committee is formed and renders an appraisal that is acceptable to the dissenting shareholder, the process is complete and the appraised value of the shares is paid to the dissenting shareholder by the resulting bank. If, for any reason, the committee is not formed or if it renders an appraisal that is not acceptable to the dissenting shareholder, an interested party may request an appraisal by the OCC. 12 U.S.C.
Section 215 provides these appraisal rights to any shareholder dissenting to a consolidation. Any dissenting shareholder of a target bank in a merger is also entitled to these appraisal rights pursuant to 12 U.S.C. Section 215a. The above provides only a general overview of the appraisal process. The specific requirements of the process are set forth in the statutes themselves.

METHODS OF VALUATION USED

     Through its appraisal process, the OCC attempts to arrive at a fair estimate of the value of a bank's shares. After reviewing the particular facts in each case and the available information on a bank's shares, the OCC selects an appropriate valuation method, or combination of methods, to determine a reasonable estimate of the shares' value.

MARKET VALUE

     The OCC uses various methods to establish the market value of shares being appraised. If sufficient trading in the shares exists and the prices are available from direct quotes from the Wall Street Journal or a market-maker, those quotes are considered in determining the market value. If no market value is readily available, or if the market value available is not well established, the OCC may use other methods of estimating market value, such as the investment value and adjusted book value methods.

INVESTMENT VALUE

     Investment value requires an assessment of the value to investors of a share in the future earnings of the target bank. Investment value is estimated by applying an average price/earnings ratio of banks with similar earnings potential to the earnings capacity of the target bank.

     The peer group selection is based on location, size, and earnings patterns. If the state in which the subject bank is located provides a sufficient number of comparable banks using location, size and earnings patterns as the criteria for selection, the price/earnings ratios assigned to the banks are applied to the earnings per share estimated for the subject bank. In order to select a reasonable peer group when there are too few comparable independent banks in a location that is comparable to that of the subject bank, the pool of banks from which a peer group is selected is broadened by including one-bank holding company banks in a comparable location, and/or by selecting banks in less comparable locations, including adjacent states, that have earnings patterns similar to the subject bank.

ADJUSTED BOOK VALUE

     The OCC also uses an "adjusted book value" method for estimating value. Historically, the OCC has not placed any weight on the bank's "unadjusted book value", since that value is based on historical acquisition costs of the bank's assets, and does not reflect investors' perceptions of the value of the bank as an ongoing concern. Adjusted book value is calculated by multiplying the book value of the target bank's assets per share times the average market price to book value ratio of comparable banking organizations. The average market price to book value ratio measures the premium or discount to book value, which investors attribute to shares of similarly situated banking organizations.

     Both the investment value method and the adjusted book value method present appraised values which are based on the target bank's value as a going concern. These techniques provide estimates of the market value of the shares of the subject bank.

OVERALL VALUATION

     The OCC may use more than one of the above-described methods in deriving the value of shares of stock. If more than one method is used, varying weights may be applied in reaching an overall valuation. The weight given to the value by a particular valuation method is based on how accurately the given method is believed to represent market value. For example, the OCC may give more weight to a market value representing infrequent trading by shareholders than to the value derived from the investment value method when the subject bank's earnings trend is so irregular that it is considered to be a poor predictor of future earnings.

PURCHASE PREMIUMS

     For mergers and consolidations, the OCC recognizes that purchase premiums do exist and may, in some instances, be paid in the purchase of small blocks of shares. However, the payment of purchase premiums depends entirely on the acquisition or control plans of the purchasers, and such payments are not regular or predictable elements of market value. Consequently, the OCC's valuation methods do not include consideration of purchase premiums in arriving at the value of shares.

STATISTICAL DATA

     The chart below lists the results of appraisals the OCC performed between January 1, 1985 and September 30, 1991. The OCC provides statistical data on book value and price/earnings ratios for comparative purposes, but does not necessarily rely on such data in determining the value of the banks' shares. Dissenting shareholders should not view these statistics as determinative for future appraisals.

     In connection with disclosures given to shareholders under 12 CFR 11.590 (Item 2), banks may provide shareholders a copy of this Banking Circular or disclose the information in the Banking Circular, including the past results of OCC appraisals. If the bank discloses the past results of the OCC appraisals, it should advise shareholders that: (1) the OCC did not rely on all the information set forth in the chart in performing each appraisal; and (2) the OCC's past appraisals are not necessarily determinative of its future appraisals of a particular bank's shares.

APPRAISAL RESULTS
                                                                               Average
                     OCC                                                       Price/Earning
Appraisal            Appraisal          Price               Book               Ratio of
Date*                Value              Offered             Value              Peer Group
-------------------- ------------------ ------------------- ------------------ ------------------
1/1/85               107.05             110.00              178.29             5.3
1/2/85               73.16              NA                  66.35              6.8
1/15/85              53.41              60.00               83.95              4.8
1/31/85              22.72              20.00               38.49              5.4
2/1/85               30.63              24.00               34.08              5.7
2/25/85              27.74              27.55               41.62              5.9
4/30/85              25.98              35.00               42.21              4.5
7/30/85              3,153.10           2,640.00            6,063.66           NC
9/1/85               17.23              21.00               21.84              4.7
11/22/85             316.74             338.75              519.89             5.0
11/22/85             30.28              NA                  34.42              5.9
12/16/85             66.29              77.00               89.64              5.6
12/27/85             60.85              57.00               119.36             5.3
12/31/85             61.77              NA                  73.56              5.9
12/31/85             75.79              40.00               58.74              12.1
1/12/86              19.93              NA                  26.37              7.0
3/14/86              59.02              200.00              132.20             3.1
4/21/86              40.44              35.00               43.54              6.4
5/2/86               15.50              16.50               23.69              5.0
7/3/86               405.74             NA                  612.82             3.9
7/31/86              297.34             600.00              650.63             4.4
8/22/86              103.53             106.67              136.23             NC
12/26/86             16.66              NA                  43.57              4.0
12/31/86             53.39              95.58               69.66              7.1
5/1/87               186.42             NA                  360.05             5.1
6/11/87              50.46              70.00               92.35              4.5
6/11/87              38.53              55.00               77.75              4.5
7/31/87              13.10              NA                  20.04              6.7
8/26/87              55.92              57.52               70.88              NC
8/31/87              19.55              23.75               30.64              5.0
8/31/87              10.98              NA                  17.01              4.2
10/6/87              56.48              60.00               73.11              5.6
3/15/88              297.63             NA                  414.95             6.1
6/2/88               27.26              NA                  28.45              5.4
6/30/88              137.78             NA                  215.36             6.0
8/30/88              768.62             677.00              1,090.55           10.7
3/31/89              773.62             NA                  557.30             7.9
5/26/89              136.47             180.00              250.42             4.5
5/29/90              9.87               NA                  11.04              9.9

     * - The "Appraisal Date" is the consummation date for the conversion, consolidation, or merger.
     NA - Not  Available                NC - Not Computed
     For more information regarding the OCC's stock appraisal process, contact the Office of the Comptroller of the Currency, Bank Organization and Structure.

                                        /s/ Frank Maguire
                                        Frank Maguire
                                        Acting Senior Deputy Comptroller
                                        Corporate Policy and Economic Analysis

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

                  Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless
(1) the director has breached or failed to perform the duties of his office and
(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

                  The bylaws of the Registrant provide for (1) indemnification of directors, officers, employees and agents of the Registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

                  Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 21.          Exhibits and Financial Statement Schedules.

                  (a)      Exhibits.

                  2.1 Amended Agreement and Plan of Merger dated as of July 21, 1998, among National Penn Bancshares, Inc., National Penn Bank and Elverson National Bank (included as Annex A to the Joint Proxy Statement/Prospectus). Schedules are omitted; National Penn Bancshares, Inc. agrees to furnish copies of such schedules to the Commission upon request.

                  5.1 Opinion of Ellsworth, Wiles, Carlton & Waldman, P.C. re: Validity of securities being registered (including consent).

                  8.1               Opinion of Dechert Price & Rhoads re:
                                    Federal income tax matters (including
                                    consent).

                  23.1              Consent of Grant Thornton, LLP.

                  23.2              Consent of Beard & Company, Inc.

                  23.3 Consent of Ellsworth, Wiles, Carlton & Waldman, P.C. (included in Exhibit 5.1).

                  23.4 Consent of Dechert Price & Rhoads (included in Exhibit 8.1).

                  23.5              Consent of Berwind Financial, L.P.

                  23.6              Consent of LSC Financial Services, Inc.

                  24.1              Powers of Attorney.

                  99.1 Opinion of Berwind Financial, L.P. (included as Annex B to the Joint Proxy
                                    Statement/Prospectus).

                  99.2              Opinion of LSC Financial Services, Inc.
                                    (included as Annex C to the Joint Proxy
                                    Statement/Prospectus).

                  99.3 Form of Proxy for Shareholders of National Penn Bancshares, Inc.

                  99.4 Form of Voting Instruction Card for Participants in National Penn Bancshares, Inc. Capital Accumulation Plan.

                  99.5              Form of Proxy for Shareholders of Elverson
                                    National Bank.

                  99.6 Form of Voting Instruction Card for Participants in Elverson National Bank Employee Stock Ownership Plan.


         (b)      Financial Statement Schedules.

                  Not applicable.

Item 22.          Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                      (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on October 16, 1998.


                                             NATIONAL PENN BANCSHARES, INC.
                                             (Registrant)



                                             By: /s/ Lawrence T. Jilk, Jr.
                                                Lawrence T. Jilk, Jr.,
                                                Chairman and Chief Executive
                                                Officer


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                      Title


/s/ Gary L. Rhoads                  Treasurer                  October 16, 1998
----------------------------        (Principal Financial and
Gary L. Rhoads                      Accounting Officer


/s/ John H. Body                    Director                   October 16, 1998
----------------------------
John H. Body


/s/ J. Ralph Borneman, Jr.          Director                   October 16, 1998
----------------------------
J. Ralph Borneman, Jr.


/s/ Frederick H. Gaige              Director                   October 16, 1998
----------------------------
Frederick H. Gaige


/s/ Lawrence T. Jilk, Jr.           Director, Chairman         October 16, 1998
----------------------------        and Chief Executive
Lawrence T. Jilk, Jr.               Officer (Principal
                                    Executive Officer)


/s/ Patricia L. Langiotti           Director                   October 16, 1998
----------------------------
Patricia L. Langiotti

/s/ Kenneth A. Longacre             Director                   October 16, 1998
----------------------------
Kenneth A. Longacre


/s/ C. Robert Roth                  Director                   October 16, 1998
----------------------------
C. Robert Roth


/s/ Wayne R. Weidner                Director                   October 16, 1998
----------------------------
Wayne R. Weidner


/s/ Harold C. Wegman, D.D.S.        Director                   October 16, 1998
----------------------------
Harold C. Wegman, D.D.S.

                                  EXHIBIT INDEX

                 2.1 Amended Agreement and Plan of Merger dated as of July 21, 1998, among National Penn Bancshares, Inc., National Penn Bank and Elverson National Bank (included as Annex A to the Joint Proxy Statement/Prospectus). Schedules are omitted; National Penn Bancshares, Inc. agrees to furnish copies of such schedules to the Commission upon request.

                  5.1 Opinion of Ellsworth, Wiles, Carlton & Waldman, P.C. re: Validity of securities being registered (including consent).

                  8.1               Opinion of Dechert Price & Rhoads re:
                                    Federal income tax matters (including
                                    consent).

                  23.1              Consent of Grant Thornton, LLP.

                  23.2              Consent of Beard & Company, Inc.

                  23.3 Consent of Ellsworth, Wiles, Carlton & Waldman, P.C. (included in Exhibit 5.1).

                  23.4 Consent of Dechert Price & Rhoads (included in Exhibit 8.1).

                  23.5              Consent of Berwind Financial, L.P.

                  23.6              Consent of LSC Financial Services, Inc.

                  24.1              Powers of Attorney.

                  99.1 Opinion of Berwind Financial, L.P. (included as Annex B to the Joint Proxy
                                    Statement/Prospectus).

                  99.2              Opinion of LSC Financial Services, Inc.
                                    (included as Annex C to the Joint Proxy
                                    Statement/Prospectus).

                  99.3 Form of Proxy for Shareholders of National Penn Bancshares, Inc.

                  99.4 Form of Voting Instruction Card for Participants in National Penn Bancshares, Inc. Capital Accumulation Plan.

                  99.5              Form of Proxy for Shareholders of Elverson
                                    National Bank.

                  99.6 Form of Voting Instruction Card for Participants in Elverson National Bank Employee Stock Ownership Plan.